Exhibit 4.1

                     NEW CENTURY MORTGAGE SECURITIES, INC.,
                                    Depositor



                        NEW CENTURY MORTGAGE CORPORATION,
                                 Master Servicer




                               FIRSTAR BANK, N.A.,
                                     Trustee


                                       and


                         U.S. BANK NATIONAL ASSOCIATION,
                               Trust Administrator


                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 2000


                        ---------------------------------

                       NEW CENTURY HOME EQUITY LOAN TRUST,
                                 SERIES 2000-NCA

                                                 TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----

                                                     ARTICLE I

                                                    DEFINITIONS
Section 1.01.              Defined Terms..........................................................................2
Section 1.02.              Accounting............................................................................37
Section 1.03.              Allocation of Certain Interest Shortfalls.............................................37

                                                    ARTICLE II

                                            ESTABLISHMENT OF THE TRUST;
                                       PURCHASE AND SALE OF MORTGAGE LOANS;
                                         ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.              Establishment of the Trust............................................................38
Section 2.02.              Purchase and Sale of Mortgage Loans...................................................38
Section 2.03.              Grant of Security Interest............................................................38
Section 2.04.              Document Delivery Requirements........................................................39
Section 2.05.              Acceptance by the Trustee.............................................................43
Section 2.06.              Repurchase or Substitution of Mortgage Loans by the Seller, the
                           Depositor or the Master Servicer......................................................45
Section 2.07.              Representations, Warranties and Covenants of the Master Servicer......................50
Section 2.08.              Representations and Warranties of the Depositor.......................................52
Section 2.09.              Issuance of Certificates..............................................................56

                                                    ARTICLE III

                                           ADMINISTRATION AND SERVICING
                                                   OF THE TRUST

Section 3.01.              Administration of the Trust; Servicing of the Mortgage Loans..........................57
Section 3.02.              Subservicing Agreements Between Master Servicer and Subservicers......................59
Section 3.03.              Successor Subservicers, Termination of Subservicing Agreement.........................61
Section 3.04.              Liability of the Master Servicer......................................................61
Section 3.05.              No Contractual Relationship Between Subservicers and Trust
                           Administrator, Trustee or Certificateholders..........................................62
Section 3.06.              Assumption or Termination of Sub-Servicing Agreements by
                           Trust Administrator...................................................................62
Section 3.07.              Collection of Certain Mortgage Loan Payments..........................................63
Section 3.08.              Subservicing Accounts.................................................................63
Section 3.09.              Collection of Taxes, Assessments and Similar Items; Servicing


                                                         i




                           Accounts..............................................................................64
Section 3.10.              Collection Account and Certificate Account............................................64
Section 3.11.              Withdrawals from the Collection Account and Certificate Account.......................67
Section 3.12.              Investment of Funds in the Accounts...................................................69
Section 3.13.              Maintenance of Hazard Insurance and Errors and Omissions and
                           Fidelity Coverage.....................................................................70
Section 3.14.              Enforcement of Due-on-Sale Clauses; Assumption Agreements.............................72
Section 3.15.              Realization upon Defaulted Mortgage Loans.............................................73
Section 3.16.              Trustee and Trust Administrator to Cooperate; Release of Mortgage
                           Files.................................................................................75
Section 3.17.              Servicing Compensation................................................................76
Section 3.18.              Reports to the Trust Administrator and the Trustee; Collection
                           Account Statements....................................................................77
Section 3.19.              Statement as to Compliance and Financial Statements...................................78
Section 3.20.              Independent Public Accountants' Servicing Report......................................78
Section 3.21.              Access to Certain Documentation.......................................................79
Section 3.22.              Title, Management and Disposition of REO Property.....................................79
Section 3.23.              Prepayment Interest Shortfalls........................................................82
Section 3.24.              [Reserved]............................................................................83
Section 3.25.              [Reserved]............................................................................83
Section 3.26.              Certain Procedures Relating to Successor Subservicers and Successor
                           Master Servicers......................................................................83
Section 3.27.              Reports to the Securities and Exchange Commission.....................................83
Section 3.28.              Servicing Termination.................................................................83
Section 3.29.              Advance Facility......................................................................84
Section 3.30.              PMI Policy; Claims Under the PMI Policy...............................................85

                                                    ARTICLE IV

                                                   FLOW OF FUNDS

Section 4.01.              Establishment of Accounts.............................................................86
Section 4.02.              The Certificate Insurance Policy......................................................86
Section 4.03.              Deposits into, and Transfers Among, the Accounts......................................88
Section 4.04.              Flow of Funds and Distributions.......................................................89
Section 4.05.              [Reserved]............................................................................93
Section 4.06.              Statements to Certificateholders......................................................93
Section 4.07.              Remittance Reports; Delinquency Advances by the Master Servicer
                           and Insurance Claims..................................................................97
Section 4.08.              Compliance with Withholding Requirements..............................................99

                                                     ARTICLE V

                                                 THE CERTIFICATES


                                                        ii




Section 5.01.              The Certificates.....................................................................101
Section 5.02.              Registration of Transfer and Exchange of Certificates................................101
Section 5.03.              Mutilated, Destroyed, Lost or Stolen Certificates....................................106
Section 5.04.              Persons Deemed Certificateholders....................................................107
Section 5.05.              Book-Entry Certificates..............................................................107
Section 5.06.              Notices to Depository................................................................108
Section 5.07.              Definitive Certificates..............................................................108

                                                    ARTICLE VI

                                       THE DEPOSITOR AND THE MASTER SERVICER

Section 6.01.              Liability of the Depositor and the Master Servicer...................................110
Section 6.02.              Merger or Consolidation of the Depositor or the Master Servicer......................110
Section 6.03.              Limitation on Liability of the Depositor, the Master Servicer,
                           any Subservicer and Others...........................................................110
Section 6.04.              Limitation on Resignation of the Master Servicer; No Assignment
                           or Delegation of Duties by Master Servicer...........................................111
Section 6.05.              Rights of the Depositor, the Certificateholders and Others in Respect
                           of the Master Servicer...............................................................112
Section 6.06.              Eligibility Requirements for Master Servicer.........................................113

                                                    ARTICLE VII
                                                      DEFAULT

Section 7.01.              Master Servicer Defaults; Certain Matters Affecting the
                           Master Servicer......................................................................114
Section 7.02.              Trust Administrator or Trustee to Act; Appointment of Successor......................117
Section 7.03.              Notification to Mortgagors and Certificateholders....................................118
Section 7.04.              Additional Remedies of Trustee upon Master Servicer Defaults.........................119
Section 7.05.              Waiver of Master Servicer Defaults...................................................119
Section 7.06.              Survivability of Master Servicer Liabilities.........................................119

                                                   ARTICLE VIII

                                CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01.              Duties of Trustee and the Trust Administrator........................................121
Section 8.02.              Certain Matters Affecting the Trustee and the Trust Administrator....................122
Section 8.03.              Neither Trustee nor Trust Administrator Liable for Certificates
                           or Mortgage Loans....................................................................124
Section 8.04.              Trustee and Trust Administrator May Own Certificates.................................124
Section 8.05.              Expenses of Trustee, Trust Administrator and Master Servicer.........................124
Section 8.06.              Trustee and Trust Administrator Eligibility Requirements.............................125


                                                        iii




Section 8.07.              Resignation and Removal of the Trustee and the Trust Administrator...................125
Section 8.08.              Successor Trustee and Trust Administrator............................................127
Section 8.09.              Merger or Consolidation of Trustee or Trust Administrator............................128
Section 8.10.              Appointment of Co-Trustee or Separate Trustee........................................128
Section 8.11.              Trust Administrator Records..........................................................129
Section 8.12.              Appointment of Office or Agency......................................................129
Section 8.13.              Exercise of Trustee Powers by Certificateholders.....................................130
Section 8.14.              Representations and Warranties.......................................................130

                                                    ARTICLE IX
                                 CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

Section 9.01.              Certain Rights of the Certificate Insurer............................................132
Section 9.02.              Trustee To Act Solely with Consent of the Certificate Insurer........................132
Section 9.03.              REMIC I and Accounts Held for Benefit of the Certificate Insurer
                           and the Certificateholders...........................................................133
Section 9.04.              Effect of Payments by the Certificate Insurer; Subrogation...........................133
Section 9.05.              Notices to the Certificate Insurer...................................................134
Section 9.06.              Third-Party Beneficiary..............................................................134
Section 9.07.              Trust Administrator to Hold the Policy...............................................134
Section 9.08.              Certificate Insurer Right to Waive Overcollateralization
                           Requirements.........................................................................134

                                                     ARTICLE X

                                                    TERMINATION

Section 10.01.             Termination..........................................................................136
Section 10.02              Additional Termination Requirements..................................................138

                                                    ARTICLE XI

                                                 REMIC PROVISIONS


11.01.            REMIC Administration..........................................................................139
11.02.            Prohibited Transactions and Activities........................................................142
11.03.            Master Servicer, Trust Administrator and Trustee Indemnification..............................142

                                                    ARTICLE XII

                                             MISCELLANEOUS PROVISIONS

Section 12.01.             Amendment............................................................................143


                                                        iv




Section 12.02.             Recordation of Agreement; Counterparts...............................................144
Section 12.03.             Limitation on Rights of Certificateholders...........................................144
Section 12.04.             Governing Law; Jurisdiction..........................................................145
Section 12.05.             Notices..............................................................................145
Section 12.06.             Severability of Provisions...........................................................146
Section 12.07.             Article and Section References.......................................................146
Section 12.08.             Notice to the Rating Agencies........................................................147
Section 12.09.             Further Assurances...................................................................148
Section 12.10              Benefits of Agreement................................................................148
Section 12.11.             Acts of Certificateholders...........................................................148

EXHIBITS:
---------
Exhibit A-1       Form of Class A Certificate
Exhibit A-2       Forms of Class R Certificate
Exhibit B         [Reserved]
Exhibit C         Form of Mortgage Loan Purchase Agreement
Exhibit D-1       Request for Release
Exhibit D-2       Request for Release (Mortgage Loans Paid in Full)
Exhibit E-1       Form of Trust Administrator's Initial Certification
Exhibit E-2       Form of Trust Administrator's Final Certification
Exhibit E-3       Form of Trust Administrator's Quarterly Certification
Exhibit F         Form of Liquidation Report
Exhibit G         Forms of Transfer Certification
Exhibit H         Form of Class R Certificate Transferor Affidavit and Transfer Affidavit and
                  Agreement
Exhibit I         Form of Certificate Insurance Policy
Exhibit J         Mortgage Loan Schedule
Exhibit K         Prepayment Charge Schedule
Schedule 1        PMI Mortgage Loans

                  This Pooling and Servicing Agreement is dated as of June 1, 2000 (the "Agreement"), among NEW CENTURY MORTGAGE SECURITIES, INC. as depositor (the "Depositor"), NEW CENTURY MORTGAGE CORPORATION as servicer (in such capacity, the "Master Servicer" or "New Century"), FIRSTAR BANK, N.A. as trustee (the "Trustee"), and U.S. BANK NATIONAL ASSOCIATION as trust administrator (the "Trust Administrator").

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in REMIC I (as defined herein) created hereunder. The Trust will consist of a segregated pool of assets comprising of the Mortgage Loans and certain other related assets subject to this Agreement.

                                     REMIC I
                                     -------

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R Certificates will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Regular Certificates (as defined herein).


                                                              Initial Aggregate                Latest Possible
       Designation                Pass-Through Rate      Certificate Principal Balance         Maturity Date(1)
       -----------                -----------------      -----------------------------         ----------------
Class A-1                               8.30%                  $ 86,926,000.00                   June 25, 2030
Class A-2                             Variable(2)              $120,008,000.00                   June 25, 2030

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.

(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01.              Defined Terms.

                  Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

                  Many of the defined terms listed below may apply to both Loan Groups or Certificate Groups and are sometimes used in this Agreement to refer to a particular Loan Group or Certificate Group by the adjectival use of the words "Group I" and "Group II".

                  "1933 Act":  The Securities Act of 1933, as amended.

                  "Accepted Servicing Procedures": The servicing procedures set forth in Section 3.01.

                  "Account": Either the Collection Account or the Certificate Account.

                  "Accrual Period": With respect to the Class A-1 Certificates and any Distribution Date after the first Distribution Date, the calendar month preceding the month of such Distribution Date (such calendar month assumed for purposes of this definition to have 30 days). With respect to the Class A-1 Certificates and the first Distribution Date, the period beginning on the Closing Date and ending on June 30, 2000. With respect to the Class A-2 Certificates and any Distribution Date after the first Distribution Date, the period commencing on the immediately preceding Distribution Date and ending on the day immediately preceding such Distribution Date. With respect to the Class A-2 Certificates and the first Distribution Date, the period commencing on the Closing Date and ending on the day immediately preceding such Distribution Date.

                  "Accrual Rate": With respect to the Class A-2 Certificates and any Distribution Date, the per annum rate equal to the lesser of (i) the Pass-Through Rate for the applicable Accrual Period calculated without regard to the Net WAC Cap and (ii) the Maximum Pass-Through Rate for such Accrual Period.

                  "Accrued Certificate Interest": With respect to the Class A Certificates and each Distribution Date, interest accrued during the related Accrual Period at the Pass-Through Rate for such Certificate for such Distribution Date on the Certificate Principal Balance of such Certificate immediately prior to such Distribution Date. All distributions of interest on the Class A-1 Certificates will be based on a 360-day year consisting of twelve 30-day months. All distributions of interest on the Class A-2 Certificates will be calculated on the basis of a 360-day year and the actual number of days in the applicable Accrual Period. Accrued Certificate Interest with respect to each Distribution Date shall be reduced by an amount equal to the portion allocable to such Certificate pursuant to Section 1.03 hereof of the sum of (a) the aggregate Prepayment Interest

Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.23 and (b) the aggregate amount of any Relief Act Interest Shortfall, if any, for such Distribution Date.

                  "Additional Servicing Compensation": As defined in Section
3.17 hereof.

                  "Adjustable Rate Mortgage Loan": Each of the Group II Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

                  "Adjustment Date": With respect to each Group II Mortgage Loan that is an Adjustable Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

                  "Administrative Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal one twelfth of the product of (i) the Administrative Fee Rate, multiplied by (ii) the Aggregate Loan Balance of the Mortgage Loans and any REO Properties as of the second preceding Due Date (or, in the case of the initial Distribution Date, as of the Cut-off Date). The fee payable to the Trust Administrator for all services rendered by it in the exercise and performance of any of the powers and duties of the Trust Administrator hereunder will be paid by the Trustee out of the Administrative Fee.

                  "Administrative Fee Rate":  0.013% per annum.

                  "Advancing Person":  As defined in Section 3.29 hereof.

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Aggregate Loan Balance": With respect to any date of determination, the aggregate of the Loan Balances of the Mortgage Loans, calculated as of such date of determination; provided, however, that the Aggregate Loan Balance with respect to the Distribution Date on which the Termination Price is to be paid will be deemed to have been equal to zero as of the last day of the related Due Period.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Annual Loss Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of all Realized Losses for the twelve months ending on the last day of the preceding month and the denominator of which is the Aggregate Loan Balance of the Mortgage Loans and REO Properties as of the first day of the twelfth preceding calendar month.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to
Section 2.04 hereof or returned by the applicable recorder's office), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage to the assignee thereof (or, if such sale or transfer is to the Trustee, then to the Trustee for the benefit of Certificateholders), which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

                  "Available Funds": With respect to any Distribution Date, the sum of the Group I Available Funds and Group II Available Funds.

                  "Available Funds Shortfall": With respect to any Distribution Date, an amount equal to the sum of (a) the amount, if any, by which the aggregate of the Interest Distribution Amounts for such Distribution Date exceeds the amount available, pursuant to Section 4.04(a) hereof and before giving effect to any Insured Payment, to pay the Interest Distribution Amounts for such Distribution Date and (b) the OC Deficit for such Distribution Date.

                  "Back-Up Servicer": The party appointed by the Master Servicer pursuant to Section 7.07 hereof.

                  "Back-Up Servicing Agreement": The back-up servicing agreement between the Master Servicer and the Back-Up Servicer pursuant to Section 7.07 hereof.

                  "Back-Up Servicing Fee": The back-up servicing fee as set forth in the Back-Up Servicing Agreement.

                  "Bankruptcy Code": The Bankruptcy Code, as amended (Title 11 to the United States Code).

                  "Basis Risk Shortfall": With respect to the Class A-2 Certificates and any Distribution Date on which the Pass-Through Rate thereon calculated pursuant to the definition thereof is limited to the Net WAC Cap, an amount equal to interest accrued during the related Accrual Period on the aggregate Certificate Principal Balance of the Class A-2 Certificates immediately prior to such Distribution Date at a per annum rate equal to the excess of (a) the Accrual Rate for such Distribution Date over (b) the Net WAC Cap for such Distribution Date.

                  "BIF":  The Bank Insurance Fund of the FDIC.

                  "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06 hereof). On the Closing Date, the Offered Certificates shall be Book-Entry Certificates.

                  "Book-Entry Custodian": The custodian appointed pursuant to
Section 5.05.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in The City of New York, California or in the city in which the corporate trust offices of the Trustee or the Trust Administrator is located are authorized or obligated by law or executive order to be closed.

                  "Call Option Date": The first Distribution Date on which the Aggregate Loan Balance as of the end of the immediately preceding Due Period is less than or equal to 10% of the Cut-off Date Pool Balance.

                  "Certificate": Any Regular Certificate or Class R Certificate.

                  "Certificate Account": The trust account or accounts created and maintained by the Trust Administrator pursuant to Section 4.01 hereof which shall be entitled "Certificate Account, U.S. Bank National Association, as Trust Administrator for Firstar Bank, N.A., as Trustee, in trust for the registered Certificateholders of New Century Asset Backed Pass-Through Certificates, Series 2000-NCA", and which must be an Eligible Account.

                  "Certificate Group": Either the Group I Certificates or the Group II Certificates, as the context may require.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Class R Certificate for any purpose hereof.

                  "Certificate Insurer": Financial Security Assurance Inc., a stock insurance company organized and created under the laws of the State of New York, and any successor thereto.

                  "Certificate Insurer Default": The existence and continuance of a failure by the Certificate Insurer to make a payment required under the Policy in accordance with its terms.

                  "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

                  "Certificate Principal Balance": With respect to any Regular Certificate, the product of (i) the Percentage Interest represented by the related Regular Certificate and (ii) the Class Certificate Principal Balance of the related Class as of such date of determination.

                  "Certificate Register": The register maintained pursuant to
Section 5.02 hereof.

                  "Civil Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  "Class": Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in (i) the Initial Certificate Principal Balance and (ii) the Percentage Interest evidenced thereby.

                  "Class A Certificates": Any one of the Class A-1 Certificates or Class A-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed, authenticated and delivered by the Trustee or the Trust Administrator, representing the right to distributions as set forth herein and therein, and evidencing an interest designated as a "regular interest" in REMIC I for purposes of the REMIC Provisions.

                  "Class A-1 Certificate," "Class A-2 Certificate": Any one of the related Classes of Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed, authenticated and delivered by the Trustee or the Trust Administrator, representing the right to distributions as set forth herein and therein, and evidencing an interest designated as a "regular interest" in REMIC I for purposes of the REMIC Provisions.

                  "Class Certificate Principal Balance": With respect to either class of the Class A Certificates and any date of determination, the Original Class Certificate Principal Balance of such Class reduced by the sum of all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates.

                  "Class R Certificate": The Class R Certificates, substantially in the form annexed hereto as Exhibit A-2, executed, authenticated and delivered by the Trustee or the Trust Administrator, representing the right to distributions as set forth herein and therein, and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

                  "Closing Date":  June 29, 2000.

                  "Code": The Internal Revenue Code of 1986 as it may be amended from time to time.

                  "Collection Account": The account or accounts created and maintained pursuant to Section 3.10(a) hereof, which shall be entitled "Collection Account, U.S. Bank National Association, as Trust Administrator for Firstar Bank, N.A., as Trustee, in trust for the registered Certificateholders of New Century Home Equity Loan Certificates, Series 2000-NCA", and which must be an Eligible Account.

                  "Corporate Trust Office": The principal corporate trust office of the Trust Administrator or the Trustee at which at any particular time its corporate trust business with respect to the Certificates shall be administered, which office (a) in the case of the Trust Administrator is located at 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Structured Finance/New Century 2000-NCA, or at such other address as the Trust Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Trustee and the Certificate Insurer and (b) in the case of the Trustee is located at 1555 N. Rivercenter Drive, Milwaukee, Wisconsin 53212, or such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Trust Administrator and the Certificate Insurer.

                  "Cram Down Loss": With respect to a Mortgage Loan, the amount of reduction of such Mortgage Loan's Loan Balance resulting from an order issued by a court of appropriate jurisdiction in an insolvency proceeding. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

                  "Cumulative Loss Percentage": As of any Distribution Date, the fraction, expressed as a percentage, whose numerator is the aggregate of all Realized Losses during the period beginning with the Startup Date and ending on the last day of the calendar month preceding such Distribution Date and whose denominator is the Cut-off Date Pool Balance.

                  "Cut-off Date": With respect to any Mortgage Loan other than a Qualified Substitute Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) the close of business on June 1, 2000. With respect to any Qualified Substitute Mortgage Loan, the date designated as such on the Mortgage Loan Schedule (as amended).

                  "Cut-off Date Loan Balance": As to any Mortgage Loan, the outstanding, unpaid principal balance thereof as of the close of business on the applicable Cut-off Date after giving effect to all scheduled principal payments due, whether or not received, on or prior to the related Cut-off Date.

                  "Cut-off Date Loan Group Balance": With respect to each Loan Group, the aggregate of the Cut-off Date Loan Balances of the Mortgage Loans in such Loan Group.

                  "Cut-off Date Pool Balance": The aggregate of the Cut-off Date Loan Balances of the Mortgage Loans.

                  "Definitive Certificates": As defined in Section 5.05 hereof.

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

                  "Delinquency Advance":  As defined in Section 4.06(b) hereof.

                  "Delinquency Percentage": With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Aggregate Loan Balance of all Mortgage Loans that are 60 or more days Delinquent, in foreclosure or relating to REO Properties as of the close of business on the last day of the preceding calendar month, and the denominator of which is the Aggregate Loan Balance of the Mortgage Loans as of the close of business on the last day of the preceding calendar month.

                  "Delinquency Statistic Date":  May 31, 2000.

                  "Delinquent": A Mortgage Loan is "Delinquent" if any Monthly Payment due thereon is not made by the close of business on the day such Monthly Payment is scheduled to be due. A Mortgage Loan is "30 days Delinquent" if such Monthly Payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such Monthly Payment was due, or, if there is no such corresponding day (E.G., as when a 30- day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month, and similarly for "60 days Delinquent," "90 days Delinquent" and so on.

                  "Depositor": New Century Mortgage Securities, Inc., a Delaware corporation, or any successor in interest.

                  "Depository": The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

                  "Depository Agreement": With respect to any Book-Entry Certificates, the agreement among the Depositor, the Trust Administrator and the initial Depository, to be dated on or about June 29, 2000.

                  "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to any Distribution Date, the close of business on the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the close of business on the Business Day immediately preceding such 15th day.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee or the Trust Administrator based upon an Opinion of Counsel that the holding of an ownership interest in a Class R Certificate by such Person may cause REMIC I or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Class R Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in July 2000.

                  "Due Date": With respect to each Mortgage Loan, the day of the calendar month on which the Monthly Payment for such Mortgage Loan was due, exclusive of any days of grace.

                  "Due Period": With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs, and ending on the first day of the calendar month in which such Distribution Date occurs.

                  "Eligible Account": Either (A) a segregated account or accounts maintained with an institution whose deposits are insured by the BIF or the SAIF of the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated "A" or better by Fitch, "A" or better by S&P and "A2" or better by Moody's or the short-term debt obligations of which shall be rated "F-1+" by Fitch, "P-1" by Moody's and in one of S&P's two highest short-term rating categories by S&P, and which is any of (i) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company and (v) approved in writing by the Certificate Insurer or (B) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $100,000,000, acting in its fiduciary capacity. Any Eligible Account maintained by the Trustee or the Trust Administrator shall comply with the provisions of clause (B) hereof.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Estate in Real Property": A fee simple estate or a leasehold estate in a parcel of real property.

                  "Expense Adjusted Maximum Mortgage Rate": With respect to any Group II Mortgage Loan that is an Adjustable Rate Mortgage Loan or REO Property, the Maximum Mortgage Rate thereon (or, in the case of a Group II Mortgage Loan that is a Fixed Rate Mortgage Loan, the Mortgage Rate) minus the sum of (i) the Servicing Fee Rate, (ii) the Administrative Fee Rate and (iii) the per annum rate at which the premium to the PMI Insurer is calculated multiplied by a fraction the numerator of which is the aggregate Loan Balance of the Group II Mortgage Loans that are covered under the PMI Policy and the denominator of which is the aggregate Loan Balance of the Group II Mortgage Loans as of the Cut-off Date.

                  "Fannie Mae": Federal National Mortgage Association or any successor thereto.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "Final Recovery Determination": A determination by the Master Servicer with respect to any defaulted Mortgage Loan or REO Property (other than a Mortgage Loan purchased or replaced by the Seller or the Master Servicer pursuant to Section 2.06 or 3.15(c) hereof) that all Net Recovery Proceeds and other payments or recoveries that the Master Servicer, in its reasonable judgment, expects to be finally recoverable have been recovered or that the Master Servicer, in its reasonable judgment as evidenced by an Officers' Certificate which accompanies the related Liquidation Report, believes the cost of obtaining any additional recoveries would exceed the amount of such recoveries. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination.

                  "Fitch": Fitch, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other "nationally recognized rating organization," as set forth on the most current list of such organizations released by the Securities and Exchange Commission and designated by the Certificate Insurer, notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer by the Certificate Insurer.

                  "Fixed Rate Mortgage Loan": Each of the Group I Mortgage Loans and Group II Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is fixed.

                  "Freddie Mac": Federal Home Loan Mortgage Corporation or any successor thereto.

                  "Gross Margin": With respect to each Group II Mortgage Loan that is an Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

                  "Group I Available Funds": With respect to any Distribution Date and the Group I Mortgage Loans, an amount equal to (1) the sum of the following amounts with respect to such Mortgage Loans (a) the aggregate of the amounts on deposit in the Collection Account and Certificate Account as of the close of business on the related Determination Date, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Certificate Account for such Distribution Date pursuant to
Section 3.22, (c) the aggregate of any amounts deposited in the Certificate Account by the Master Servicer in respect of Prepayment Interest Shortfalls for such Distribution Date pursuant to Section 3.23, (d) the aggregate of any Delinquency Advances made by the Master Servicer for such Distribution Date pursuant to Section 4.06 and (e) the aggregate of any advances made by the Trust Administrator for such Distribution Date pursuant to Section 7.02(b), reduced (to not less than zero) by (2) the sum of the following amounts with respect to such Mortgage Loans (x) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds and Insurance Proceeds received in respect of the Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable to the Depositor, the Master Servicer, the Trustee, the Seller or any Subservicer pursuant to Section 3.11 or
Section 3.12, (v) Stayed Funds and (vi) amounts deposited in the Collection Account or the Certificate Account in error and (y) amounts reimbursable to the Trust Administrator for an advance made pursuant to Section 7.02(b) which advance the Trust Administrator has determined to be nonrecoverable from the Stayed Funds in respect of which it was made.

                  "Group I Basic Principal Distribution Amount": With respect to the Group I Certificates and any Distribution Date, the excess of (i) the related Principal Remittance Amount for such Distribution Date over (ii) the related OC Release Amount, if any, for such Distribution Date.

                  "Group I Certificates":  The Class A-1 Certificates.

                  "Group I Extra Principal Distribution Amount": With respect to the Group I Certificates and any Distribution Date, the lesser of (x) the Group I General Excess Available Amount for such Distribution Date and (y) the related OC Deficiency Amount for such Distribution Date.

                  "Group I General Excess Available Amount": With respect to the Group I Certificates and each Distribution Date, the amount, if any, by which the related Available Funds for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to subclauses (i) through
(vi) of clause I under Section 4.04(a).

                  "Group I Loan Balance": As of any date, the aggregate of the Loan Balances of all Mortgage Loans in Loan Group I as of such date.

                  "Group I Mortgage Loan": A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

                   "Group I Principal Distribution Amount": With respect to Group I Certificates, and any Distribution Date (other than the final Distribution Date), the sum of (i) the Group I Basic Principal Distribution Amount and (ii) the Group I Extra Principal Distribution Amount.

                  "Group II Available Funds": With respect to any Distribution Date and the Group I Mortgage Loans, an amount equal to (1) the sum of the following amounts with respect to such Mortgage Loans (a) the aggregate of the amounts on deposit in the Collection Account and Certificate Account as of the close of business on the related Determination Date, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Certificate Account for such Distribution Date pursuant to
Section 3.22, (c) the aggregate of any amounts deposited in the Certificate Account by the Master Servicer in respect of Prepayment Interest Shortfalls for such Distribution Date pursuant to Section 3.23, (d) the aggregate of any Delinquency Advances made by the Master Servicer for such Distribution Date pursuant to Section 4.06 and (e) the aggregate of any advances made by the Trust Administrator for such Distribution Date pursuant to Section 7.02(b), reduced (to not less than zero) by (2) the sum of the following amounts with respect to such Mortgage Loans (x) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds and Insurance Proceeds received in respect of the Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable to the Depositor, the Master Servicer, the Trustee, the Seller or any Subservicer pursuant to Section 3.11 or
Section 3.12, (v) Stayed Funds and (vi) amounts deposited in the Collection Account or the Certificate Account in error and (y) amounts reimbursable to the Trust Administrator for an advance made pursuant to Section 7.02(b) which advance the Trust Administrator has determined to be nonrecoverable from the Stayed Funds in respect of which it was made.

                  "Group II Basic Principal Distribution Amount": With respect to the Group II Certificates and any Distribution Date, the excess of (i) the related Principal Remittance Amount for such Distribution Date over (ii) the related OC Release Amount, if any, for such Distribution Date.

                  "Group II Certificates":  The Class A-2 Certificates.

                  "Group II Extra Principal Distribution Amount": With respect to the Group II Certificates and any Distribution Date, the lesser of (x) the Group II General Excess Available Amount for such Distribution Date and (y) the related OC Deficiency Amount for such Distribution Date.

                  "Group II General Excess Available Amount": With respect to the Group II Certificates and each Distribution Date, the amount, if any, by which the related Available Funds for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to subclauses
(i) through (vi) of clause II under Section 4.04(a).

                  "Group II Loan Balance": As of any date, the aggregate of the Loan Balances of all Mortgage Loans in Loan Group II as of such date.

                  "Group II Mortgage Loan": A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

                  "Group II Principal Distribution Amount": With respect to the Group II Certificates and any Distribution Date (other than the final Distribution Date), the sum of (i) the Group II Basic Principal Distribution Amount and (ii) the Group II Extra Principal Distribution Amount.

                  "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Master Servicer, the Subservicer and the Underwriters, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Master Servicer, the Underwriters, the Subservicer or in any affiliate of any of them, and (iii) is not connected with the Depositor, the Master Servicer, the Subservicer or the Underwriters as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

                  "Independent Contractor": Either (i) any Person (other than the Master Servicer and the Depositor) that would be an "independent contractor" with respect to the Trust within the meaning of Section 856(d)(3) of the Code if the Trust were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury Regulation Section 1.856- 4(b)(5), or
(ii) any other Person (including the Master Servicer and the Depositor), if the Trustee, the Trust Administrator and the Certificateholders have each received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Index": With respect to each Group II Mortgage Loan that is an Adjustable Rate Mortgage Loan and each related Adjustment Date, the average of the interbank offered rates for six- month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as most recently available either (i) as of the first business day 45 days prior to such Adjustment Date or (ii) as of the first business day of the month preceding the month of such Adjustment Date, as specified in the related Mortgage Note.

                  "Initial Certificate Principal Balance": With respect to any Regular Certificate, the amount so indicated on the face thereof.

                  "Insurance Agreement": The Insurance and Indemnity Agreement dated as of June 29, 2000 among the Certificate Insurer, the Depositor, the Seller and New Century.

                  "Insurance Premium": With respect to any Distribution Date and each Certificate Group, the product of (x) the aggregate Certificate Principal Balance of the related Class A Certificates, after taking into account all distributions to be made on such Distribution Date, and (y) one-twelfth of the Premium Rate for such Class A Certificates.

                  "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are received by the Master Servicer and are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Procedures, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Insured Distribution Amount": With respect to any Distribution Date, the sum of (i) the aggregate of the Interest Distribution Amounts and (ii) the OC Deficit, if any for such Distribution Date.

                  "Insured Payment": As of any Distribution Date, any Available Funds Shortfall.

                  "Interest Determination Date": With respect to the Class A-2 Certificates and each Accrual Period after the initial Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

                  "Interest Distribution Amount": With respect to any Distribution Date and the Class A Certificates, the interest accrued during the related Accrual Period on the related Class Certificate Principal Balance at the related Pass-Through Rate (less the sum of any Prepayment Interest Shortfalls not covered by the Servicing Fee and any shortfalls in interest resulting from the application of the Civil Relief Act, in each case that are allocable to such Class), plus any Interest Distribution Amount for that Class remaining unpaid from the previous Distribution Date.

                  "Interest Remittance Amount": With respect to a Loan Group and any Distribution Date and related Master Servicer Remittance Date, the aggregate amount of all scheduled interest payments due on the Mortgage Loans in the related Loan Group during the related Due Period, which were either collected or advanced, net of the related Servicing Fee thereon, plus the aggregate amount of the Prepayment Interest Shortfalls resulting from Principal Prepayments during the related Prepayment Period to the extent required to be paid by the Master Servicer pursuant to Section 3.23.

                  "Late Collection": With respect to any Mortgage Loan and the Monthly Payment due thereon during any Due Period, all amounts received subsequent to the Determination Date immediately following such Due Period, whether as a late payment of such Monthly Payment or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent the late payment or collection of such Monthly Payment.

                  "Late Payment Rate": For any date of determination, the lesser of (i) the greater of (a) the highest rate of interest on any outstanding Class of Certificates, and (b) the rate of interest set forth in the Eastern Edition of THE WALL STREET JOURNAL in its "Money Rates" section as the "prime rate" on the first Business Day preceding such date of determination that such rate is so published plus 2% and (ii) the maximum rate permissible under any applicable law limiting interest rates. The Late Payment Rate shall be computed on the basis of a year of 360 days calculating the actual number of days elapsed.

                  "LIBOR Business Day": Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

                  "Liquidation Proceeds": The amount (other than Insurance Proceeds) received by the Master Servicer or Subservicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale, REO Disposition or otherwise.

                  "Liquidation Report": The report in the form of Exhibit F annexed hereto delivered by the Master Servicer pursuant to Section 3.15(e) hereof.

                  "Loan Balance": With respect to each Mortgage Loan and any date of determination, the Cut-off Date Loan Balance of such Mortgage Loan minus all payments of scheduled principal due on or prior to such date of determination, to the extent received or advanced, and all payments of unscheduled principal received prior to the month of such date of determination, minus the aggregate amount of any Cram Down Losses relating to such principal balance and allocated thereto prior to such date; provided, however, that the Loan Balance for any Mortgage Loan for which a Final Recovery Determination has been made shall be zero as of the end of the month in which such Final Recovery Determination was made, and at all times thereafter.

                  "Loan-to-Value Ratio": With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Loan Balance of the related Mortgage Loan on the date of origination of such Mortgage Loan or the Loan Balance of such Mortgage Loan at the time of purchase of such Mortgage Loan by the Depositor, and the denominator of which is the Value of the related Mortgaged Property.

                  "Loan Group": Either Loan Group I or Loan Group II, as the context may require.

                  "Loan Group Balance": Either the Group I Loan Balance or the Group II Loan Balance, as the context may require.

                  "Loan Group I": At any time, the Group I Mortgage Loans in the aggregate.

                  "Loan Group II": At any time, the Group II Mortgage Loans in the aggregate.

                  "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

                  "Master Servicer": New Century Mortgage Corporation, a corporation organized under the laws of the State of California, or its successor in interest, in its capacity as servicer of the Mortgage Loans, which term shall also include any successor servicer appointed hereunder.

                  "Master Servicer Default": One or more of the events described in Section 7.01 hereof.

                  "Master Servicer Information": Any information contained in a Liquidation Report.

                  "Master Servicer Loss Test": With respect to any Distribution Date, a test that is satisfied if the Cumulative Loss Percentage for such Distribution Date does not exceed the percentage below that corresponds to the period (including the beginning and ending dates thereof) in which the last day of the calendar month preceding such Distribution Date falls:


                                                             Cumulative Loss
                      Period                                    Percentage
                      ------                                    ----------
         June 1, 2000    -    May 31, 2001                        1.25%
         June 1, 2001    -    May 31, 2002                        2.25%
         June 1, 2002    -    May 31, 2003                        2.50%
         June 1, 2003    -    May 31, 2004                        2.85%
         June 1, 2004 and thereafter                              3.45%

                  "Master Servicer Remittance Date": With respect to any Distribution Date, the 18th day of the month of such Distribution Date (or, if such day is not a Business Day, the next following Business Day).

                  "Master Servicer Termination Test": With respect to any Distribution Date, a test which is satisfied if (x) the related Rolling Delinquency Percentage is less than 12.00% on or prior to the 18th Distribution Date, and 14.00% thereafter, (y) the Master Servicer Loss Test for such Distribution Date is satisfied and (z) the related Annual Loss Percentage is not greater than 1.50%.

                  "Maximum Mortgage Rate": With respect to each Group II Mortgage Loan that is an Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                  "Minimum Mortgage Rate": With respect to each Group II Mortgage Loan that is an Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                  "Maximum Pass-Through Rate": With respect to the Class A-2 Certificates and any Distribution Date, a rate per annum equal to the weighted average of the Expense Adjusted Maximum Mortgage Rates on the then outstanding Group II Mortgage Loans, weighted based on their Loan Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

                   "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note, determined after giving effect to any reduction in the amount of interest collectible from the related Mortgagor as a result of the application of the Civil Relief Act.

                  "Moody's": Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other "nationally recognized rating organization," as set forth on the most current list of such organizations released by the Securities and Exchange Commission and designated by the Certificate Insurer, notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer by the Certificate Insurer.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on or first priority security interest in a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The mortgage documents listed in Section 2.04 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage Loan": Each mortgage loan sold, transferred and assigned to the Trustee and delivered to the Trust Administrator pursuant to
Section 2.02 and Section 2.06 hereof as from time to time is held as a part of REMIC I, the Mortgage Loans so held being identified in the Mortgage Loan Schedule. Any mortgage loan which, although intended by the parties hereto to have been, and which purportedly was, sold to the Trustee by the Depositor (as indicated by the Mortgage

Loan Schedule), that in fact was not transferred and assigned to the Trustee and delivered to the Trust Administrator for any reason whatsoever, shall nevertheless be considered a "Mortgage Loan" for all purposes of this Agreement. As applicable, "Mortgage Loan" shall be deemed to refer to the related REO Property.

                  "Mortgage Loan Purchase Agreement": The mortgage loan purchase agreement, dated June 27, 2000, among the Seller, the Originator and the Depositor, a form of which is attached hereto as Exhibit C.

                  "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in the Trust on such date, separately identifying the Group I Mortgage Loans and the Group II Mortgage Loans, attached hereto as Exhibit J (as such list may be amended from time to time), which list shall set forth the following information with respect to each Mortgage Loan:

                  (i)      the loan number;

                  (ii)     the Mortgagor's name;

                  (iii) the street address of the Mortgaged Property, including the city, state and five-digit ZIP code;

                  (iv) the type of Residential Dwelling constituting the Mortgaged Property;

                  (v) the Mortgage Rate in effect immediately following the Cut-off Date;

                  (vi)     the occupancy status;

                  (vii)    the original term to stated maturity;

                  (viii) as of the Cut-off Date, the remaining number of months to stated maturity;

                  (ix)     the original principal balance of the Mortgage Loan;

                  (x) as of the Delinquency Statistic Date, the paid through date;

                  (xi)     the amount of the Monthly Payment at origination;

                  (xii)    the Cut-off Date Loan Balance;

                  (xiii)   the Loan-to-Value Ratio at origination;

                  (xiv)    the stated maturity date;

                  (xv) with respect to each Group II Mortgage Loan that is an Adjustable Rate Mortgage Loan, the Adjustment Date;

                  (xvi) with respect to each Group II Mortgage Loan that is an Adjustable Rate Mortgage Loan, the Gross Margin

                  (xvii) with respect to each Group II Mortgage Loan that is an Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate;

                  (xviii) with respect to each Group II Mortgage Loan that is an Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate;

                  (xix) with respect to each Group II Mortgage Loan that is an Adjustable Rate Mortgage Loan, the Periodic Rate Cap and the maximum first Adjustment Date Mortgage Rate adjustment;

                  (xx) with respect to each Group II Mortgage Loan that is an Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date;

                  (xxi) with respect to each Group II Mortgage Loan that is a Fixed Rate Mortgage Loan, the Mortgage Rate

                  (xxii)   the Due Date;

                  (xxiii)  the Value, if available;

                  (xxiv)   the first payment date;

                  (xxv)    the purpose of the Mortgage Loan, if available; and

                  (xxvi)   the Originator's loan grade.

Such schedule shall also set forth the total of the amounts described under
(xii) above for all of the Mortgage Loans as of the specified date. Such schedule may be in the form of more than one list, which list or lists may have one or more attachments, collectively setting forth all of the information required. Such list of information contained in a Mortgage Loan Schedule shall also be provided to the Trustee and the Trust Administrator in a computer-readable format on a tape or disk. The Mortgage Loan Schedule shall be amended from time to time by the Trust Administrator in accordance with Sections
2.06 and 2.12 hereof. With respect to any Qualified Substitute Mortgage Loan, the amounts described in clauses (viii) and (xii), shall also be set forth as of the date of substitution.

                  "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

                  "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan (subject to any reduction in such rate resulting from an order issued by a court of appropriate jurisdiction in an insolvency proceeding), as provided in the related Mortgage Note and as shown or described on the Mortgage Loan Schedule, which rate in the case of the Group II Mortgage Loans that are Adjustable Rate Mortgage Loans (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and
(ii) the related Minimum Mortgage Rate.

                  "Mortgagor":  The obligor or obligors on a Mortgage Note.

                  "Net Mortgage Rate": With respect to each Mortgage Loan, a rate of interest per annum equal to the Mortgage Rate minus the Servicing Fee Rate and, if the Mortgage Loan is covered by the PMI Policy, the per annum rate at which the premium with respect to such Mortgage Loan to the PMI Insurer is calculated.

                  "Net Recovery Proceeds": The amount of any gross Insurance Proceeds or Liquidation Proceeds received with respect to any Mortgage Loan minus the sum of (i) all unreimbursed Servicing Advances and Delinquency Advances, if any, with respect to such Mortgage Loan, (ii) without duplication, all accrued and unpaid Servicing Fees, if any, and (iii) without duplication, liquidation expenses.

                  "Net WAC Cap": With respect to any Distribution Date and Certificate Group, an amount equal to (A) the average of the Mortgage Rates of the Related Loan Group as of the first day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Closing Date), weighted on the basis of the related Loan Balances as of the first day of the related Prepayment Period (after application of scheduled payments due on such day whether or not received), MINUS (B) the sum of (i) the Servicing Fee Rate, (ii) the Administrative Fee Rate, (iii) the product of (x) the Premium Rate and (y) a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Certificates in such Certificate Group immediately prior to such

Distribution Date and the denominator of which is the aggregate outstanding Loan Balance of the Mortgage Loans in the related Loan Group as of the first day of the month preceding the month of such Distribution Date (after application of scheduled payments due on such day whether or not received), (iv) the fraction, expressed as a percentage, the numerator of which is 12 times the amount of the premium due on the PMI Policy in respect of Mortgage Loans in the related Loan Group (including any premium tax payable under Section 4.04) and the denominator of which is the aggregate outstanding Loan Balance of the Mortgage Loans in the related Loan Group as of the first day of the month preceding the month of such Distribution Date (after application of scheduled payments due on such day, whether or not received and (v) in the case of the Group II Certificates, 0.50%.

         Notwithstanding the foregoing, the Net WAC Cap for purposes of calculating the Pass- Through Rate on the Class A-2 Certificates for any Distribution Date is an amount equal to (i) the Net WAC Cap for Certificate Group 2 calculated as provided above, multiplied by (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

                  "New Century": New Century Mortgage Corporation, a corporation organized under the laws of the State of California, or its successor in interest, in its capacity as the Originator of the Mortgage Loans.

                  "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

                  "Nonrecoverable Delinquency Advance": Any Delinquency Advance
(x) previously made and not previously reimbursed to the Master Servicer or (y) proposed to be made in respect of a Mortgage Loan or REO Property that the Master Servicer determines will not, or, in the case of a proposed Delinquency Advance, would not, be recovered from Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property.

                  "Nonrecoverable Servicing Advance": Any Servicing Advance (x) previously made and not previously reimbursed to the Master Servicer or (y) proposed to be made in respect of a Mortgage Loan or REO Property that the Master Servicer determines will not, or, in the case of a proposed Servicing Advance, would not, be recovered from Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property.

                  "Notice":  As defined in Section 4.02.

                  "OC Deficiency Amount": With respect to any Distribution Date and each Certificate Group, the amount, if any, by which the related OC Target Amount exceeds the related Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Group I Basic Principal Distribution Amount or the Group II Basic Principal Distribution Amount, as applicable, on such Distribution Date).

                  "OC Deficit": With respect to any Distribution Date, the amount by which (a) the aggregate Certificate Principal Balance of the Offered Certificates (after giving effect to all distributions to be made thereon on such Distribution Date other than any portion thereof consisting of an Insured Payment in respect of an OC Deficit) exceeds (b) the Aggregate Loan Balance on the last day of the immediately preceding Due Period.

                  "OC Release Amount": With respect to each Certificate Group and any Distribution Date, the lesser of (x) the related Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the related Overcollateralized Amount for such Distribution Date, assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on the related Certificate Group on such Distribution Date over (ii) the related OC Target Amount for such Distribution Date.

                  "OC Stepdown Date":  The Distribution Date in December 2002.

                  "OC Target Amount": With respect to any Distribution Date and either Certificate Group, an amount equal to 3.65% of the related Cut-off Date Loan Group Balance (3.80% of the related Cut-off Date Loan Group Balance after the second Distribution Date if a Back-Up Servicing Agreement with a Back-Up Servicer satisfactory to the Certificate Insurer has not been executed by the Master Servicer), plus, in the case of Certificate Group II, the Spread Squeeze Amount, if any, subject to the following:

                  (A) if the Step Up Trigger has occurred, the OC Target Amount with respect to each Certificate Group for such Distribution Date will be the greater of the amount calculated as set forth above and the aggregate of the Loan Balances of all Mortgage Loans 60 days or more Delinquent in the related Loan Group and

                  (B) if the Step Down Trigger has occurred, the OC Target Amount with respect to each Certificate Group for such Distribution Date will be an amount equal to the product of

                           (I) the greater of (1) the greater of (x) 0.50% of the Cut-off Date Pool Balance and (y) the aggregate Loan Balance, as of such Distribution Date, of the three largest outstanding Mortgage Loans and (2) the lesser of (x) the amount calculated pursuant to clause (i) above and (y) the Stepped Down Required Overcollateralized Amount for such Certificate Group for such Distribution Date.

                  "Offered Certificates": The Class A-1 Certificates and the Class A-2 Certificates.

                  "Officers' Certificate": With respect to the Depositor or the Master Servicer, a certificate signed by the Chairman of the Board, the President or a Vice President (however denominated), and by the Treasurer, the Secretary, an assistant treasurer or an assistant secretary (however denominated) of the Depositor or the Master Servicer, as the case may be.

                  "One-Month LIBOR": With respect to any Distribution Date after the first Distribution Date and the related Accrual Period for the Class A-2 Certificates, will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the related Interest Determination Date.
"Telerate Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trust Administrator after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trust Administrator after consultation with the Master Servicer) as of 11:00 A.M., London time, on the applicable Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-2 Certificates. The Trust Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trust Administrator after consultation with the Master Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-2 Certificates. If no such quotations can be obtained, the rate will be equal to One-Month LIBOR for the prior Distribution Date; provided that if One-Month LIBOR for an Accrual Period would be based on One-Month LIBOR for the previous Accrual Period for three consecutive Accrual Periods, then the Trust Administrator shall select a comparable alternative index (over which the Trust Administrator has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

                  With respect to the first Distribution Date and the related Accrual Period for the Class A-2 Certificates, 6.67375% per annum.

                  "Opinion of Counsel": A written opinion of counsel, who (unless such Opinion of Counsel is required to be an Independent Opinion of Counsel) may be counsel for the Depositor, the Trustee, the Trust Administrator, the Master Servicer or the Certificate Insurer (including, except as otherwise expressly provided in this Agreement, the in-house general counsel for the Master Servicer, the Depositor, the Trustee, the Trust Administrator, any Certificateholder or the Certificate Insurer, as the case may be), and who shall be reasonably acceptable to the parties to which such opinion is addressed; except that any opinion of counsel relating to (a) qualification of REMIC I as a REMIC or compliance with the REMIC Provisions must be an opinion of counsel who is a tax counsel experienced in REMIC matters, and (b) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account or the resignation of the Master Servicer pursuant to 6.04 hereof must be delivered by an Independent counsel who is counsel experienced in federal income tax matters.

                  "Order":  As defined in Section 4.02(e).

                  "Original Class Certificate Principal Balance": With respect to the Class A Certificates, the corresponding amounts set forth opposite such
Class:

                           Class A-1:       $  86,926,000.00
                           Class A-2:       $120,008,000.00

                  "Originator": New Century Mortgage Corporation, in its capacity as Originator under the Mortgage Loan Purchase Agreement.

                  "OTS":  The Office of Thrift Supervision or any successor.

                  "Overcollateralized Amount": For any Distribution Date and each Certificate Group, the amount (which may be negative) by which (i) the Related Loan Group Balance on the last day of the immediately preceding Due Period exceeds (ii) the aggregate of the Class Certificate Principal Balances of such Certificate Group as of such Distribution Date after giving effect to distributions of the Group I Basic Principal Distribution Amount or Group II Basic Principal Distribution Amount, as applicable, to be made thereon on such Distribution Date.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee

                  "Pass-Through Rate": With respect to the Class A-1 Certificates and any Distribution Date on or before the Call Option Date, the lesser of (a) 8.30% per annum and (b) the related Net WAC Cap. With respect to the Class A-1 Certificates and any Distribution Date after the Call Option Date, the lesser of (a) 8.80% per annum and (b) the related Net WAC Cap. With respect to the Class A-2 Certificates and any Distribution Date on or before the Call Option Date, the rate per annum equal to the lesser of (a) One-Month LIBOR plus 0.28% and (b) the related Net WAC Cap. With respect to the Class A-2 Certificates and any Distribution Date after the Call Option Date, the lesser of
(a) One-Month LIBOR plus 0.56% and (b) the related Net WAC Cap.

                  "Percentage Interest": With respect to any Certificate (other than a Class R Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class. With respect to a Class R Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for the Class R Certificates totals 100%.

                  "Periodic Rate Cap": With respect to each Group II Mortgage Loan that is an Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage
Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date

                  "Permitted Investments": As used herein, Permitted Investments shall include the following:

         (i) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, Federal Housing Administration debentures, Freddie Mac senior debt obligations, and Fannie Mae senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

         (ii) federal funds, certificates of deposit, time and demand deposits and banker's acceptances (in each case having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated "F-1+" by Fitch, if rated by Fitch, "A-1+" by S&P and "Prime-1" or better by Moody's;

         (iii) deposits of any bank or savings association which has combined capital, surplus and undivided profits of at least $100,000,000 which deposits are held up to the applicable limits insured by the BIF or the SAIF of the FDIC and a rating, with respect to its long-term, unsecured debt obligations, of "A" or better by Fitch, if rated by Fitch, "A" or better by S&P and "A2" or better by Moody's;

         (iv) commercial paper (having original maturities of not more than 180 days) rated "F-1+" by Fitch, if rated by Fitch, "A-1+" by S&P and "Prime-1" or better by Moody's;

         (v) investments in money market funds rated "AAA" by Fitch, if rated by Fitch, "AAAm" or "AAAm-G" by S&P and "Aaa" by Moody's;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity. Permitted Investments shall mature not later than the Business Day prior to the earliest date on which such monies may be needed to make payments.

                  "Permitted Transferee": Any United States Person other than a Disqualified Organization or an "electing large partnership" as defined in
Section 775 of the Code.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint- stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "PMI Insurer": Mortgage Guaranty Insurance Corporation, a monoline private insurance company organized and created under the laws of the State of Wisconsin, or its successors in interest.

                  "PMI Mortgage Loans": The list of Mortgage Loans insured by the PMI Insurer attached hereto as Schedule 1.

                  "PMI Policy": The Primary Mortgage Insurance Policy No. 04-307-4-2944 with respect to the PMI Mortgage Loans and all endorsements thereto dated the Closing Date, issued by the PMI Insurer.

                  "Policy": The Financial Guaranty Insurance Policy No. 50950-N and all endorsements thereto, dated the Closing Date, issued by the Certificate Insurer to the Trustee for the benefit of the Holders of the Offered Certificates, in the form attached hereto as Exhibit I.

                  "Policy Payments Account": As defined in Section 4.02(b) hereof.

                  "Preference Amount": Any amount previously distributed to the Offered Certificates that is avoided as a preference pursuant to a final, non-appealable order of a court of competent jurisdiction under applicable bankruptcy, insolvency, receivership or similar law and that has been recovered, or is sought to be recovered from the related Certificateholder by the receiver, conservator, debtor-in-possession or trustee in bankruptcy, as the case may be.

                  "Premium Letter": The side letter among the Certificate Insurer, the Depositor and New Century, dated the Closing Date.

                  "Premium Rate": For each class of Class A Certificates, the rate set forth in the Premium Letter, plus the rate at which any Premium Supplement (as defined in the Insurance Agreement) is due.

                  "Prepayment Assumption": As defined in the Prospectus Supplement.

                  "Prepayment Charge": With respect to any Prepayment Period, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

                  "Prepayment Charge Schedule": As of any date, the list of Prepayment Charges on the Mortgage Loans included in REMIC I on such date, attached hereto as Exhibit K (including the Prepayment Charge Summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each related Mortgage Loan:

                (i)        the Mortgage Loan identifying number;

               (ii)        a code indicating the type of Prepayment Charge;

              (iii)        the state of origination of the related Mortgage
                           Loan;

               (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

                (v)        the term of the related Mortgage Loan; and

               (vi) the principal balance of the related Mortgage Loan as of the Cut-off Date.

         The Prepayment Charge Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement.

                  "Prepayment Interest Shortfall": With respect to any Master Servicer Remittance Date, for each Mortgage Loan that was the subject during the preceding calendar month of a Principal Prepayment, an amount equal to the excess, if any, of (i) a full month's interest on the amount of such Principal Prepayment at a rate per annum equal to the Mortgage Rate (or at such lower rate as may be in effect for such Mortgage Loan pursuant to application of the Civil Relief Act) minus the Servicing Fee Rate over (ii) the amount of interest actually remitted by the Mortgagor in connection with such Principal Prepayment less the Servicing Fee for such Mortgage Loan in such month.

                  "Prepayment Period": With respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date subsequent to the prepayment.

                  "Principal Remittance Amount": With respect to each Loan Group and any Distribution Date, the sum of (i) each scheduled payment of principal collected or advanced on the related Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of such Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Recovery Proceeds received during such Prepayment Period, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan in such Loan Group, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Shortfall Amount deposited in the Collection Account during such Prepayment Period, and (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01, that portion of the Termination Price, in respect of principal for such Loan Group.

                  "Prospectus Supplement": That certain Prospectus Supplement dated June 27, 2000 relating to the public offering of the Class A Certificates.

                  "Purchase Price": With respect to any Mortgage Loan required to be purchased pursuant to Section 2.06 hereof or Section 3.15(c) hereof and as confirmed by an Officers' Certificate, an amount equal to the sum, without duplication, of (i) 100% of the Loan Balance as of the end of the previous Due Period (or, if such purchase occurs on the first day of any calendar month, as of the end of such day), (ii) any unreimbursed Servicing Advances or Delinquency Advances (and any previously reimbursed Non-Recoverable Advances) allocable to such Mortgage Loan, (iii) interest from the date interest was last paid by the Mortgagor through the day before the Due Date in the Due Period relating to the Distribution Date in which the Purchase Price will be remitted at a rate per annum equal to the applicable Net Mortgage Rate (or, if New Century is not the Master Servicer at the time of such purchase, at the applicable Mortgage Rate), to the extent such amounts are not already counted in (ii), (iv) in the event the Mortgage Loan is required to be purchased pursuant to Section 2.06 hereof, expenses reasonably incurred or to be incurred by the Master Servicer, the Trust Administrator or the Trustee in respect of the breach or defect giving rise to the purchase obligation, including any reasonable expenses arising out of the enforcement of the purchase obligation and (v) the principal portion of any scheduled monthly payment which was due during any previous Due Period for which a Delinquency Advance was not made.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement or the Mortgage Loan Purchase Agreement which must, on the date of such substitution, (i) have an outstanding Loan Balance (when taken together with any other Qualified Substitute Mortgage Loan substituted for such Deleted Mortgage
Loan), not in excess of and not substantially less than the Loan Balance of the Deleted Mortgage Loan or Loans as of the date of substitution, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) in the case of any Group II Mortgage Loan that is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) in the case of any Group II Mortgage Loan that is an Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) in the case of any Group II Mortgage Loan that is an Adjustable Rate Mortgage Loan, have a Gross Margin equal to the Gross Margin of the Deleted Mortgage Loan, (vi) in the case of any Group II Mortgage Loan that is an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not more than two years greater than nor more than two years less than that of the Deleted Mortgage Loan (and in any event, not later than May 2030),
(viii) have a Loan-to-Value Ratio equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan, (ix) satisfy the criteria set forth from time to time in the definition of "qualified replacement mortgage" at Section 860G(a)(4) of the Code, (x) have the same lien priority as the Deleted Mortgage Loan, (xi) comply as of the date of substitution with each representation and warranty set forth in Section 3.01(ii) of the Mortgage Loan Purchase Agreement (xii) have the same or better property type (determined in accordance with the definition of Residential Dwelling herein) as the Deleted Mortgage Loan, (xiii) have the same or better occupancy status, (xiv) be of the same or of a better credit quality (determined in accordance with the New Century's credit underwriting guidelines) as the Mortgage Loan being replaced,(xv) with respect to any Group I Mortgage Loan, have a fixed Mortgage Rate and (xvi) be covered by the PMI Policy if the Deleted Mortgage Loan was covered by the PMI Policy. In the event that one or more mortgage loans are proposed to be substituted for one or more Deleted Mortgage Loans, the Certificate Insurer may allow the tests set forth in clauses
(i), (ii), (vii) and (viii) above to be met on a weighted average basis or other aggregate basis (based on the mortgage loans substituted in any one Due Period) acceptable to the Certificate Insurer provided that any such substitution shall not adversely affect the status of REMIC I as a REMIC.

                  "Rating Agency":  Each of Fitch, S&P and Moody's.

                  "Realized Loss": As to any Mortgage Loan on which a Final Recovery Determination has been made, the amount, if any, by which the Loan Balance of such Mortgage Loan as of the end of the previous Due Period (or, if such Final Recovery Determination is made on the first day of any calendar month, as of the end of such day) exceeds the Net Recovery Proceeds allocable to such Loan Balance for such Mortgage Loan.

                  "Record Date": With respect to each Distribution Date and the Class A-1 Certificates, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs. With respect to each Distribution Date and the Class A-2 Certificates for so long as they are Book-Entry Certificates, the Business Day immediately preceding such Distribution Date.

                  "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  "Regular Certificate": Any Class A-1 Certificate or Class A-2 Certificate.

                  "Regular Certificateholder": Any Holder of a Regular Certificate.

                  "Reimbursement Amount": As of any Distribution Date, the sum of (x) (i) the aggregate of all Insured Payments previously received by the Trust Administrator and not previously repaid to the Certificate Insurer pursuant to pursuant to Section 4.04(a)(I)(v) or (II)(v) hereof plus (ii) interest accrued on each Insured Payment not previously repaid calculated at a rate equal to the Late Payment Rate from the date the Trust Administrator received such Insured Payment, (y) (i) the amount of any Insurance Premium not paid on the date due and (ii) interest on such amount at the Late Payment Rate from the date such Insurance Premium was due to be paid and (z) (i) the amount of any amounts owing and unpaid under the Insurance Agreement plus (ii) interest on such amount from the date such amount became due at a rate equal to the Late Payment Rate. The Certificate Insurer shall notify the Trustee, the Trust Administrator and the Depositor of the amount of any Reimbursement Amount.

                  "Related Loan Group": With respect to the Group I Certificates, Loan Group I; and with respect to the Group II Certificates, Loan Group II.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans and Prepayment Charges as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof; (ii) any REO Property, together with all collections thereon and proceeds thereof; (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies, including the PMI Policy, required to be maintained pursuant to this Agreement and any proceeds thereof; (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby); (v) the Collection Account, the Certificate Account and any REO Account, and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.
Notwithstanding the foregoing, however, REMIC I specifically excludes (i) all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date and all Prepayment Charges payable in connection with Principal Prepayments made before the Cut-off Date and (ii) the Reserve Fund and any amounts on deposit therein from time to time and any proceeds thereof.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Remittance Report": A report prepared by the Master Servicer pursuant to Section 4.06(a) hereof.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                  "REO Disposition": The receipt by the Master Servicer of all Liquidation Proceeds, Insurance Proceeds and other payments or recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the related REO Property.

                  "REO Property": A Mortgaged Property acquired by the Master Servicer in the name of the Trustee on behalf of the Certificateholders through foreclosure or deed in lieu of foreclosure, as described in Section 3.22 hereof.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit D-1 or Exhibit D-2 attached hereto.

                  "Required Reserve Fund Balance":  $5,000.

                  "Required Reserve Fund Deposit": With respect to any Distribution Date, the amount, if any, by which (i) the Required Reserve Fund Balance exceeds (ii) the amount on deposit in the Reserve Fund immediately prior to such date.

                  "Reserve Fund": A fund created pursuant to Section 4.10 of this Agreement which shall be an asset of the Trust but which shall not be an asset of REMIC I.

                  "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trust Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%) of the one-month United States dollar lending rates which banks in The City of New York selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which such New York banks selected by the Trust Administrator are quoting on such Interest Determination Date to leading European banks.

                  "Residential Dwelling": Any one of the following: (i) a detached or semi-detached single-family dwelling, (ii) a two- to four-unit dwelling, (iii) a townhouse, or (iv) a unit in a condominium or a planned unit development, none of which is a co-operative unit or a mobile home, but which may be a pre-fabricated or manufactured unit affixed to a permanent foundation, all in accordance with the New Century's underwriting guidelines.

                  "Responsible Officer": When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice Chairman of the Board of Directors, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Controller and any assistant controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Rolling Delinquency Percentage": With respect to any Distribution Date, the average of the Delinquency Percentages as of the last day of each of the three (or one or two, in the case of the first and second Distribution Dates, respectively) preceding Due Periods.

                  "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors, and, if such division shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other "nationally recognized rating organization," as set forth on the most current list of such organizations released by the Securities and Exchange Commission and designated by the Certificate Insurer, notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer by the Certificate Insurer.

                  "SAIF":  The Savings Association Insurance Fund of the FDIC.

                  "Seller": NC Capital Corporation, a corporation organized under the laws of the State of California, or its successor in interest, in its capacity as seller of the Mortgage Loans.

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09 hereof.

                  "Servicing Advances": The costs and expenses incurred by or on behalf of the Master Servicer in connection with (i) the preservation, restoration and protection of a Mortgaged Property or REO Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the payment of any taxes, assessments or insurance premiums, and the performance of its obligations under Sections 3.01(b)(ii), 3.09, 3.13, 3.15(a) and 3.22 hereof.

                  "Servicing Fee": With respect to each Mortgage Loan and any Due Period, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the Loan Balance of such Mortgage Loan at the beginning of such Due Period. A portion of such Servicing Fee may be paid to any Subservicer as its servicing compensation.

                  "Servicing Fee Rate": A rate per annum equal to 0.50% minus the Back-Up Servicing Fee, if any.

                  "Servicing Officer": Any officer of the Master Servicer or any Subservicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Trust Administrator by the Master Servicer or such Subservicer, as such list may from time to time be amended. There shall at no time be fewer than two Servicing Officers.

                  "Spread Percentage": For any Distribution Date, the product of

         (a)(x) the amount, if any, by which the Group II Available Funds for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to subclauses (i) through (vi) of clause I under Section 4.04(a), minus (y) any OC Release Amount for Certificate Group I for such Distribution Date and

         (b) twelve, divided by

         (c) the Group II Loan Balance as of the first day of the related Prepayment Period (after application of scheduled payments due on such day whether or not received).

                  "Spread Squeeze Amount": For any Distribution Date, the greater of (a) zero and (b) the product of (i) 1.00%, in the case of the 1st through the 18th Distribution Dates, 2.10%, in the case of the 19th through the 24th Distribution Dates, or 3.00% thereafter minus the Spread Percentage for such Distribution Date, (ii) three and (iii) the Group II Loan Balance as of the first day of the related Prepayment Period (after application of scheduled payments due on such day whether or not received).

                  "Startup Date":  June 29, 2000.

                  "Stayed Funds": If the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of a Remittance (as defined in Section 7.02(b)) is prohibited by Section 362 of the federal Bankruptcy Code, funds that are in the custody of the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition.

                  "Step Down Cumulative Loss Test": The Step Down Cumulative Loss Test will be met with respect to a Distribution Date as follows: (i) for the 31st through the 41st Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is 1.60% or less; (ii) for the 42nd through the 53rd Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is 2.20% or less; (iii) for the 54th through the 65th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is 2.60% or less; and (iv) for any Distribution Date after the 65th Distribution Date, if the Cumulative Loss Percentage for such Distribution Date is 3.00% or less.

                  "Step Down Rolling Delinquency Test": The Step Down Rolling Delinquency Test will be met with respect to a Distribution Date if the Rolling Delinquency Percentage for such Distribution Date is 10.00% or less.

                  "Step Down Rolling Loss Test": The Step Down Rolling Loss Test will be met with respect to a Distribution Date if the Annual Loss Percentage is less than 1.00%.

                  "Step Down Trigger": For any Distribution Date after the OC Stepdown Date, the Step Down Trigger will have occurred if each of the Step Down Cumulative Loss Test, the Step Down Rolling Delinquency Test and the Step Down Rolling Loss Test is met. In no event will the Step Down Trigger be deemed to have occurred prior to the OC Stepdown Date.

                  "Step Up Claims Denial Test": The Step Up Claims Denial Test will be met with respect to any Distribution Date if any of the following events occurs (i) the PMI Insurer's financial strength is rated below "A" or is not rated by S&P or the PMI Insurer's financial strength is rated below "A2"or is not rated by Moody's, (ii) the cumulative losses as a result of claims denials under the PMI Policy for the twelve calendar months preceding the Distribution Date exceed 0.25% of the aggregate of the Loan Balances of the PMI Mortgage Loans, as of the beginning of such twelve month period or (iii) the cumulative losses as a result of claims denials under the PMI Policy exceed $425,000.

                  "Step Up Cumulative Loss Test": The Step Up Cumulative Loss Test will be met with respect to a Distribution Date as follows: (i) for the 1st through the 12th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is more than 1.00%; (ii) for the 13th through the 24th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is more than 1.65%; (iii) for the 25th through the 36th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is more than 2.20%;
(iv) for the 37th through the 48th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is more than 2.75% and (v) for the 49th Distribution Date and any Distribution Date thereafter, if the Cumulative Loss Percentage for such Distribution Date is more than 3.50%.

                  "Step Up Rolling Delinquency Test": The Step Up Rolling Delinquency Test will be met with respect to a Distribution Date if the Rolling Delinquency Percentage for such Distribution Date is 18% or higher for the 1st through the 18th Distribution Dates or 13.5% or higher for any subsequent Distribution Date.

                  "Step Up Rolling Loss Test": The Step Up Rolling Loss Test will be met with respect to a Distribution Date, if the Annual Loss Percentage is equal to or more than 1.25%.

                  "Step Up Trigger": For any Distribution Date, the Step Up Trigger will have occurred if any one of the Step Up Claims Denial Test, the Step Up Cumulative Loss Test, the Step Up Rolling Delinquency Test or the Step Up Rolling Loss Test is met.

                  "Stepped Down Required Overcollateralized Amount": For any Distribution Date for which the Step Down Trigger has occurred in either Certificate Group, the sum of

         (i) the product of

                  (a) the OC Target Amount for such Certificate Group for such Distribution Date determined as if the Step Down Trigger had not occurred, and

                  (b) a fraction, the numerator of which is six minus the number of consecutive Distribution Dates through and including the Distribution Date for which the Stepped Down Required Overcollateralized Amount is being calculated, up to a maximum of six, for which the Step Down Trigger has occurred, and the denominator of which is six,

         (ii) the product of

                  (a) 7.30% of the related Loan Group Balance (7.60% of the related Loan Group Balance if a Back-Up Servicing Agreement with a Back-Up Servicer satisfactory to the Certificate Insurer has not been executed by the Master Servicer) and

                  (b) one minus the fraction set forth in clause (i)(b) and

         (iii) in the case of Certificate Group II, the Spread Squeeze Amount.

                  "Subservicer": Any Person with which the Master Servicer has entered into a Subservicing Agreement and which meets the qualifications of a Subservicer pursuant to Section 3.02 hereof.

                  "Subservicing Account": An account established by a Subservicer which meets the requirements set forth in Section 3.08 hereof and is otherwise acceptable to the Master Servicer.

                  "Subservicing Agreement": The written contract between the Master Servicer and a Subservicer or any successor Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section
3.02 hereof.

                  "Substitution Shortfall Amount": As defined in Section 2.06(d) hereof.

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue

Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Termination Price":  As defined in Section 10.01(b) hereof.

                  "Trust": New Century Home Equity Loan Trust, Series 2000-NCA, the trust created hereunder.

                  "Trust Administrator": U.S. Bank, National Association, a national banking association, or any successor trust administrator appointed as herein provided.

                  "Trustee": Firstar Bank, N.A., a national banking association, or any successor trustee appointed as herein provided.

                  "Underwriters": Greenwich Capital Markets, Inc. and Chase Securities Inc., as underwriters with respect to the Offered Certificates.

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by application of the proceeds of the hazard insurance policies required to be maintained pursuant to Section 3.13 hereof.

                  "United States Person or U.S. Person": A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States Person on August 20, 1996 may elect to continue to be treated as a United States Person notwithstanding the previous sentence.

                  "Unpaid Basis Risk Shortfall": With respect to the Class A-2 Certificates and any Distribution Date, an amount equal to (i) the Basis Risk Shortfall for the previous Distribution Date, plus (ii) the Unpaid Basis Risk Shortfall for the previous Distribution Date, to the extent not paid on the previous Distribution Date, plus (iii) interest accrued on the unpaid amount for the most recently ended Accrual Period at the applicable Accrual Rate

                  "Value": With respect to any Mortgaged Property, the lesser of
(i) the lesser of (a) the value thereof as determined by an appraisal made for the Originator, at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and

Freddie Mac and (b) the value thereof as determined by a review appraisal conducted by the Master Servicer (in its capacity as originator of the Mortgage
Loan) in accordance with the Master Servicer's underwriting guidelines, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, (A) in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the Originator, of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (2) the value thereof as determined by a review appraisal conducted by the Master Servicer (in its capacity as originator of the Mortgage Loan) in accordance with the Master Servicer's underwriting guidelines, and (B) in the case of a Mortgage Loan originated in connection with a "lease-option purchase," such value of the Mortgaged Property is based on the lower of the value determined by an appraisal made for the Originator, at the time of origination or the sale price of such Mortgaged Property if the "lease option purchase price" was set less than 12 months prior to origination, and is based on the value determined by an appraisal made for the Originator, at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

                  "Voting Percentage": With respect to a Regular Certificate, a fraction, expressed as a decimal, the numerator of which is the Certificate Principal Balance represented by such Regular Certificate and the denominator of which is the Class Certificate Principal Balance of the related Class. With respect to a Class R Certificate, the Percentage Interest set forth on such Certificate.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. Except as otherwise expressly provided for herein. At all times, the Class A Certificates shall have 99% of the Voting Rights and the Class R Certificates shall have 1% of the Voting Rights; provided, however, that any Certificate registered in the name of the Master Servicer, the Depositor, the Trust Administrator or the Trustee or any of their respective affiliates shall not be included in the calculation of Voting Rights; when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated to the Holders of the Class R Certificates in accordance with such Holders' respective Percentage Interests in the Certificates of such Class.

         Section 1.02.              Accounting.

                  Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

         Section 1.03.              Allocation of Certain Interest Shortfalls.

                  For purposes of calculating the amount of Accrued Certificate Interest and the amount of the Interest Distribution Amount for the Class A Certificates for any Distribution Date, (1) with respect to the Class A-1 Certificates, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 3.23) and any Relief Act Interest Shortfall incurred in respect of the Group I Mortgage Loans for any Distribution Date shall be allocated to the Class A-1 Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) with respect to the Class A-2 Certificates, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 3.23) and any Relief Act Interest Shortfall incurred in respect of the Group II Mortgage Loans for any Distribution Date shall be allocated to the Class A-2 Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate.

                                   ARTICLE II

                           ESTABLISHMENT OF THE TRUST;
                      PURCHASE AND SALE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01.              Establishment of the Trust.

                  The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as "New Century Home Equity Loan Trust, Series 2000-NCA" and does hereby appoint Firstar Bank, N.A., as Trustee in accordance with the provisions of this Agreement and does hereby appoint U.S. Bank National Association, as Trust Administrator to performance certain duties in accordance with the provisions of this Agreement, in such capacity on behalf of and as custodian or agent for the Trustee.

         Section 2.02.              Purchase and Sale of Mortgage Loans.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Trustee without recourse, but subject to the terms of this Agreement, all right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) the Mortgage Loans identified on the Mortgage Loan Schedule delivered on the Closing Date, including, without limitation, all scheduled principal and interest payments due after the applicable Cut-off Date, (ii) the rights of the Depositor under the Mortgage Loan Purchase Agreement and (iii) the other assets of REMIC I.

                  In consideration of such sale of the Mortgage Loans, the Trustee shall issue to or upon the order of the Depositor, the Certificates.

         Section 2.03.              Grant of Security Interest.

                  In the event that any conveyance pursuant to Section 2.02 hereof is deemed by a court of competent jurisdiction to be a loan, the parties intend that the Depositor shall be deemed to have granted to the Trustee on behalf of the Certificateholders and the Certificate Insurer a security interest in the related Mortgage Loans, including, without limitation, all interest accrued thereon and that this Agreement shall constitute a security agreement under applicable law. The Depositor, the Trust Administrator and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

                  In furtherance of the foregoing, the Depositor hereby delivers or causes to be delivered to the Trust Administrator, as custodian for the Trustee, two Uniform Commercial Code Financing Statements covering REMIC I and executed, in the first case, by the Seller as debtor in favor of the Depositor as secured party and the Trustee as its assignee and, in the second case, by the Depositor as debtor in favor of the Trustee. The Trust Administrator shall file, or cause the Master Servicer to file, such financing statements promptly after the Closing Date. The Trust Administrator, or the Trustee shall, at the expense of the Master Servicer, prepare and file or cause the Master Servicer to file, all filings necessary to maintain the effectiveness of such financing statements, including (i) continuation statements and (ii) such other statements as may be occasioned by any change of name of the Depositor, the Seller or the Trustee or the change of location of the place of business or chief executive office of the Depositor or the Seller.

                  Except as may otherwise expressly be provided herein, none of the Depositor, the Master Servicer, the Trust Administrator or the Trustee shall (and the Master Servicer shall ensure that no Subservicer shall) assign, sell, dispose of or transfer any interest in REMIC I or any portion thereof, or permit REMIC I or any portion thereof to be subject to any lien, claim, mortgage, security interest, pledge or other encumbrance of any other Person.

                  In the event that the parties hereto have failed to transfer the entire legal ownership in and to each Mortgage Loan to the Trustee on behalf of the Certificateholders and the Certificate Insurer, the parties hereto intend that this document operate to transfer the entire equitable ownership interest in and to each Mortgage Loan to the Trustee on behalf of the Certificateholders.

         Section 2.04.              Document Delivery Requirements.

                  (a) In connection with the conveyance pursuant to Section 2.02 hereof, the Depositor does hereby agree to deliver to, and deposit with, the Trust Administrator, as custodian for the Trustee (in which capacity the Trust Administrator will, unless otherwise specified, be acting under this Article
II), no later than two Business Days prior to the Closing Date, the following documents or instruments (with respect to each Mortgage Loan, a "Mortgage File") so transferred and assigned:

                           (i) the original Mortgage Note, endorsed in blank or
in the following form: "Pay to the order of Firstar Bank, N.A., as Trustee under the applicable agreement, without recourse", with all prior and intervening endorsements showing a complete chain of endorsement from the originator of the Mortgage Loan to the Trustee;

                           (ii) the original Mortgage with evidence of recording
thereon (or, if the original Mortgage has not been returned from the applicable public recording office or is not otherwise available, a copy of the Mortgage certified by a Responsible Officer of the Master Servicer, in its capacity as originator of the Mortgage Loan, or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy or commitment therefor to be a true and complete copy of the original Mortgage submitted for recording) and, if the Mortgage was executed pursuant to a power of attorney, the original power of attorney with evidence of recording thereon (or, if the original power of attorney has not been returned from the applicable public recording office or is not otherwise available, a copy of the power of attorney certified by a Responsible Officer of the Master Servicer, in its capacity as originator of the Mortgage Loan, or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy or commitment therefor, to be a true and complete copy of the original power of attorney submitted for recording);

                           (iii) the original executed Assignment, acceptable
for recording except with respect to any currently unavailable recording information, from the Depositor to the Trustee in the following form: "Firstar Bank, N.A., as Trustee under the applicable agreement" or in blank;

                           (iv) the original Assignment and any intervening
Assignments, with evidence of recording thereon, showing a complete chain of assignment from origination of the Mortgage Loan to the Depositor (or, if any such Assignment has not been returned from the applicable public recording office or is not otherwise available, a copy of such Assignment certified by a Responsible Officer of the Master Servicer, in its capacity as originator of the Mortgage Loan, or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy or commitment therefor to be a true and complete copy of the original Assignment submitted for recording);

                           (v) the original, or a copy certified by the
Depositor or the originator of the Mortgage Loan to be a true and complete copy of the original, of each assumption, modification, written assurance or substitution agreement, if any; and

                           (vi) an original, or a copy certified by the
Depositor to be a true and complete copy of the original, of a lender's title insurance policy, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as first lien on the Mortgaged Property represented therein as a fee simple interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

                  (b) With respect to any Mortgage referred to in Section 2.04(a)(ii) above as to which the original Mortgage is not available as of the Closing Date, and with respect to any Assignment referred to in Section 2.04(a)(iii) or 2.04(a)(iv) above as to which the original Assignment is not available as of the Closing Date, the Depositor shall deliver or cause to be delivered, prior to the Closing Date, a copy of such Mortgage or such Assignment, as the case may be, certified by the Master Servicer, in its capacity as Originator, to be a true and complete copy, to the Trust Administrator and shall also deliver the original Mortgage, or where the original Mortgage is unavailable a copy thereof certified by the applicable public recording office, and the original Assignment, or where the original Assignment is unavailable a copy thereof certified by the applicable public recording office, to the Trust Administrator within five (5) Business Days after receipt thereof by or on behalf of the Depositor but in no event later than 360 days (or such longer period, as approved by the Certificate Insurer in writing with respect to specific Mortgage Loans upon request made by or on behalf of the Depositor) following the date of origination of the related Mortgage Loan or the date of such Assignment to the Depositor, as the case may be. The failure of the Depositor to deliver to the Trust Administrator (x) any original Mortgage under
Section 2.04(a)(ii) above (or where the original is unavailable a copy thereof certified by the applicable public recording office) or (y) any original Assignment under Section 2.04(a)(iii) above and (iv) (or where the original is unavailable a copy thereof certified by the applicable public recording office) shall not be deemed a breach of this Agreement for any purpose whatsoever until the expiration of five (5) Business Days after receipt thereof by or on behalf of the Depositor or such 360-day period (or such longer period, as approved by the Certificate Insurer in writing with respect to specific Mortgage Loans upon request made by or on behalf of the Depositor) whichever is shorter.

                  With respect to any lender's title insurance policy referred to in Section 2.04(a)(vi) above, the Depositor agrees to deliver such documents with respect to the Mortgage Loans to the Trust Administrator within 15 days following the Closing Date.

                  The Trust Administrator shall promptly (and in no event later than five (5) Business Days following the Closing Date) submit or cause to be submitted for recording, at the Master Servicer's expense, in the appropriate public office for real property records, each original Assignment referred to in
Section 2.04(a)(iii) above, as well as each original Assignment referred to in
Section 2.04(a)(iv) above that was not previously submitted for recording. With respect to any original Assignment referred to in Section 2.04(a)(iii) above as to which the related recording information is unavailable within five (5) Business Days following the Closing Date, such original Assignment shall be submitted for recording within five (5) Business Days after receipt of such information but in no event later than 90 days (or such longer period, up to an additional 90 days, as approved by the Certificate Insurer in writing with respect to specific Mortgage Loans upon the request of the Depositor) after the Closing Date. The Depositor shall deliver each recorded Assignment referred to in Section 2.04(a)(iii) above or, where the original is unavailable, a copy thereof certified by the applicable public recording office to be a true and complete copy of the original, to the Trust Administrator no later than the earlier of (i) five (5) Business Days after receipt thereof and (ii) within 360 days after the Closing Date (or such longer period, as approved by the Certificate Insurer in writing with respect to specific Mortgage Loans upon the request of the

Depositor). Any failure of the Depositor to deliver to the Trust Administrator, prior to the expiration of five (5) Business Days after receipt thereof by the Depositor or such 360-day period, whichever is shorter (or any such longer period as the Certificate Insurer may have approved in accordance with the terms set forth above), any such recorded Assignment, or such certified copy if such recorded Assignment has not been received by it, shall not be deemed a breach of this Agreement for any purpose. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Master Servicer shall promptly prepare a substitute Assignment or cure such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

                  The Trust Administrator shall promptly upon receipt thereof (and in any event no longer than 30 days following the Closing Date), with respect to each Mortgage Note and Assignment delivered in blank in accordance with Section 2.04(a)(i) and (iii) above, respectively, cause the Trustee to endorse each such Mortgage Note and assign each such Assignment in the form described therein.

                  Notwithstanding anything to the contrary in this Section 2.04, the Trust Administrator need not cause to be recorded any Assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Depositor to the Trustee, the Trust Administrator, the Certificate Insurer and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each Assignment shall be submitted for recording by the Master Servicer in the manner described above, at no expense to REMIC I, the Trust Administrator or Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights or the Certificate Insurer, (ii) the occurrence of a Master Servicer Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Master Servicer, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof, (v) if New Century is not the Master Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (vi) any Mortgage Loan that is 90 days or more delinquent. Notwithstanding the foregoing (and without prejudice to any claim against the Master Servicer for any such failure) if the Master Servicer fails to pay the cost of recording the Assignments, such expense will be paid by the Trust Administrator and the Trust Administrator shall be reimbursed for such expenses by the Trust.

                  The Master Servicer shall promptly upon receipt thereof (and in no event later than the earlier of (i) five (5) Business Days following such receipt and (ii) 360 days after the Closing Date (or such longer period, as approved by the Certificate Insurer in writing with respect to specific Mortgage Loans upon the request of the Depositor)), deliver to the Trust Administrator
(a) the original recorded Mortgage in those instances where a certified copy thereof was delivered to the Trust Administrator; (b) the original recorded Assignment or Assignments showing a complete chain of assignment from the Originator to the Depositor in those instances where certified copies thereof were delivered to the Trust Administrator; (c) the original policy of title insurance or a copy certified by the Depositor to be a true and complete copy in those instances where a commitment (binder)

(including any marked additions thereto or deletions therefrom) to issue such policy was delivered to the Trust Administrator and (d) any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  In the event that the Certificate Insurer approves in writing any extension of time for delivery of any document as provided for in this
Section 2.04(b), a copy of such written approval shall be sent to the Trustee, the Trust Administrator and the Rating Agencies.

                  All original documents relating to the Mortgage Loans that are not delivered to the Trust Administrator are and shall be held by the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section 2.04 to be a part of a Mortgage File, such document shall be delivered promptly to the Trust Administrator. Any original document that is not required pursuant to the terms of this Section to be a part of a Mortgage File delivered to or held by the Trust Administrator shall be delivered promptly to the Master Servicer.

                  In connection with the delivery of documentation provided by this Section 2.04, the Depositor hereby appoints each of the Trustee and the Trust Administrator its attorney with full power and authority to act in its stead for the purpose of executing and certifying assignments and endorsing and certifying promissory notes which make a part of each Mortgage File to cure any deficiencies in such documentation.

                  In addition to the foregoing, the Depositor shall cause the Certificate Insurer to deliver on the Closing Date the Policy to the Trust Administrator for the benefit of the Certificateholders.

                  If the Depositor has not delivered all required documentation with respect to any Mortgage Loan within the time periods, if any, specified in this Agreement (including, without limitation, the extension of time approved in writing by the Certificate Insurer or any Rating Agency), the Depositor shall be required to take action with respect to such Mortgage Loan as and to the extent provided in Section 2.06 hereof.

         Section 2.05.              Acceptance by the Trustee.

                  The Trust Administrator, on behalf of the Trustee, agrees to acknowledge (i) receipt by it on the Closing Date, in good faith without notice of adverse claims, subject to the provisions of Sections 2.02 and 2.04 hereof and to any exceptions noted on the Trust Administrator's certification in the form annexed hereto as Exhibit E-1 to be delivered to the Depositor, the Master Servicer, the Trustee and the Certificate Insurer on the Closing Date, of (x) the documents referred to in Section 2.04(a)(i), (ii), (iii) and (iv) above (except that the documents referred to in Sections 2.04(a)(i) and (iii) may be endorsed or assigned in blank upon receipt) with respect to the Mortgage Loans listed on the Mortgage Loan Schedule to be delivered to the Trust Administrator on the Closing Date and (y) the Certificate Account and the amounts on deposit therein and (ii) the assignment to the Trustee of all the other assets included in the definition of "REMIC I" herein, and the Trust Administrator declares that it will hold such documents and such other documents constituting the Mortgage Files as are delivered to it, and all such assets and such other assets included in the definition of "REMIC I" as are delivered to it, in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

                  Within 10 Business Days after the Closing Date the Trust Administrator shall deliver to the Depositor, the Master Servicer, the Trustee and the Certificate Insurer a Final Certification of delivery of all of the documents referred to in Section 2.04(a) in the form annexed hereto as Exhibit E-2, with any applicable exceptions noted thereon.

                  After the delivery of the final certification, the Trust Administrator shall provide to the Master Servicer, the Depositor, the Trustee and the Certificate Insurer, no less frequently than quarterly, updated certifications, a form of which is attached hereto as Exhibit E-3, indicating the then current status of exceptions until all such exceptions have been eliminated; provided that the delivery of the final certification shall not act as a waiver of any of the rights the Certificate Insurer may have with respect to such exceptions, and all rights are reserved with respect thereto.

                  If, in the process of reviewing the Mortgage Files and making or preparing the certifications referred to above, the Trust Administrator finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect or, at the end of any 360-day period (or any later period approved as provided in Section 2.04(b) hereof, notice of which approval has been provided to the Trust Administrator in writing (if such approval is made by the Certificate Insurer)) referenced above, finds that all recorded Assignments and all original Mortgages or certified copies thereof have not been delivered to it, the Trust Administrator shall promptly so notify the Depositor, the Certificate Insurer, the Trustee and the Master Servicer. In performing any such review, the Trust Administrator may conclusively rely on the Depositor as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trust Administrator's review of the items delivered to the Trust Administrator pursuant to this Section 2.05, unless otherwise expressly stated, shall be limited solely to confirming that the documents listed in this Section 2.05 have been executed and received, relate to the Mortgage Loans listed in the Mortgage Loan Schedule and conform as to the loan number and address and description thereof in the Mortgage Loan Schedule. In addition, upon the discovery by the Depositor, the Master Servicer, the Certificate Insurer, the Trust Administrator or the Trustee of a breach of any of the representations and warranties made by the Master Servicer or the Depositor pursuant to Sections 2.07 and 2.08 hereof in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan, the Person discovering such breach shall give prompt written notice to the other Persons set forth in this sentence.

                  The Trust Administrator shall, upon the written request of the Certificate Insurer and, at the expense of such requesting party, provide a written report to the Certificate Insurer of each Mortgage File released to the Master Servicer for servicing purposes.

                  At such time as any Mortgage Loan becomes 90 days Delinquent, the Master Servicer shall make, or cause to be made, a reasonable investigation to determine whether such Mortgage Loan satisfied the representations and warranties of the Seller set forth in Section 3.01(ii) of the Mortgage Loan Purchase Agreement as of the Closing Date.

                  If the Depositor has not delivered all required documentation with respect to any Mortgage Loan within the time periods specified in this Agreement (as such may have been extended pursuant to Section 2.04(b) hereof), the Depositor shall be required to take action with respect to such Mortgage Loan as and to the extent provided in Section 2.06 hereof.

         Section 2.06. Repurchase or Substitution of Mortgage Loans by the Seller, the Depositor or the Master Servicer.

                  (a) Upon discovery or receipt of notice of any materially defective document in, or that a required document is missing (after expiration of the applicable time period set forth in Section 2.04 hereof) from, a Mortgage File, or of the breach by the Master Servicer, in its capacity as Originator, of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that in either such case materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders and the Certificate Insurer, the Trust Administrator shall promptly notify the Seller, the Depositor, the Certificate Insurer, the Trustee and the Master Servicer of such defect, missing document or breach and request that the Depositor or the Master Servicer, in its capacity as Originator, as the case may be, deliver such missing document or cure such defect within 90 days after the date on which the Depositor or the Master Servicer, in its capacity as Originator, as the case may be, was notified of such missing or defective document or that the Master Servicer, in its capacity as Originator, cure such breach within 60 days after the date on which the Master Servicer, in its capacity as Originator, was notified of such breach (which period may be extended by the Certificate Insurer if in its reasonable judgment it believes that the Depositor or the Master Servicer, in its capacity as Originator, as the case may be, is proceeding diligently to cure any such breach or missing document).

                  In the case of any defect or missing document that is the responsibility of the Depositor as set forth above, the Depositor shall deliver such missing document or cure such defect in all material respects during such period or shall repurchase the related Mortgage Loan from the Trust at the Purchase Price within 90 days after the date on which the Depositor was first notified of such missing document or defect. In the case of any defect, missing document or breach that is the responsibility of the Seller as set forth above, and the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Master Servicer (or the Trust Administrator), in accordance with Section 3.02(b), shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase the related Mortgage Loan from the Trust at the Purchase Price within 90 days after the date on which the Seller was first notified of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. In the case of any breach that is the responsibility of the Master Servicer, in its capacity as Originator, as set forth above, the Master

Servicer shall repurchase the related Mortgage Loan from the Trust at the Purchase Price within 90 days after the date on which the Master Servicer was first notified of such breach, if and to the extent that the Master Servicer is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited by the Master Servicer into the Collection Account and the Trust Administrator, upon (i) receipt of an Officers' Certificate of the Master Servicer as to the making of such deposit and (ii) confirmation that such deposit has been made, shall release or cause to be released to the Master Servicer, the Seller or the Depositor, as the case may be, the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment as are furnished by the Master Servicer, the Seller or the Depositor (as applicable), in each case without recourse, as shall be reasonably necessary to vest in the Master Servicer, the Seller or the Depositor, as applicable, any Mortgage Loan released pursuant hereto, and neither the Trustee nor the Trust Administrator shall have any further responsibility or liability (except as to its own negligence or willful misconduct) with regard to such Mortgage File and such Mortgage Loan.

                  In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller and/or the Master Servicer, in its capacity as Originator, may cause such Mortgage Loan to be removed from the Trust (in which case it shall become a Deleted Mortgage
Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.06(d) hereof. It is understood and agreed that the obligation of the Seller and/or the Master Servicer, in its capacity as Originator, to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee or the Trust Administrator on behalf of the Certificateholders and the Certificate Insurer.

                  In lieu of repurchasing any such Mortgage Loan as provided above, the Depositor may cause such Mortgage Loan to be removed from the Trust (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.06(d) hereof. It is understood and agreed that the obligation of the Depositor to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing or a material defect in a constituent document exists shall constitute the sole remedy respecting such defect or missing document available to the Trustee or the Trust Administrator on behalf of the Certificateholders and the Certificate Insurer.

                  (b) Except as otherwise provided in Section 2.06(e) hereof, within 90 days after the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of the substance of any representation or warranty of the Depositor set forth in Section 2.08 hereof with respect to any Mortgage Loan (without giving effect to any qualification contained in such representation and warranty relating to the Depositor's knowledge) which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Depositor shall (x) cure such breach in all material respects, (y) subject to the restrictions set forth in Section 2.06(d) hereof repurchase the Mortgage Loan from the Trustee at the Purchase Price or

(z) remove such Mortgage Loan from the Trust (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.06(d) hereof. If any such breach is a breach of any of the representations and warranties included in subsections (q) and (t) of Section 2.08 hereof, and the Depositor is unable to cure such breach, the Depositor shall repurchase or substitute the smallest number of Mortgage Loans as shall be required to make such representation or warranty true and correct. The Purchase Price for any repurchased Mortgage Loan shall be deposited into the Collection Account and the Trust Administrator, upon (x) receipt of an Officers' Certificate of the Master Servicer as to the making of such deposit and (y) confirmation that such deposit has been made, shall release or cause to be released to the Depositor the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment as furnished by the Depositor, in each case without recourse, as shall be necessary to vest in the Depositor title to any Mortgage Loan released pursuant hereto, and neither the Trustee nor the Trust Administrator shall have any further responsibility or liability (except as to its own negligence or willful misconduct) with regard to such Mortgage File and such Mortgage Loan.

                  (c) Within 90 days after the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section
2.07 hereof, which breach materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders and the Certificate Insurer therein, the Master Servicer shall (i) cure such breach in all material respects or (ii) subject to the restrictions set forth in Section 2.06(d) hereof, purchase any affected Mortgage Loan from the Trust at the Purchase Price. The Purchase Price for the purchased Mortgage Loan shall be deposited by the Master Servicer into the Collection Account, and the Trust Administrator, upon (i) receipt of an Officers' Certificate of the Master Servicer as to the making of such deposit and (ii) confirmation that such deposit has been made, shall release or cause to be released to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment as furnished by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer title to any Mortgage Loan released pursuant hereto, and neither the Trustee nor the Trust Administrator shall have any further responsibility or liability (except as to its own negligence or willful misconduct) with regard to such Mortgage File and such Mortgage Loan.

                  (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.06(a) or Section 2.06(b) hereof must be effected prior to the date that is two years after the Startup Date or such other period as may be specified therefor in the REMIC Provisions.

                  With respect to any Deleted Mortgage Loan for which the Seller, the Depositor or the Master Servicer substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller, the Depositor or the Master Servicer, as the case may be, by delivering to the Trust Administrator for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the related Assignment, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section
2.04 hereof (or, in the case of a substitution by the

Seller, as are required under the Mortgage Loan Purchase Agreement), together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof herein (or, in the case of a substitution by the Seller, in the Mortgage Loan Purchase Agreement) and specifying the Substitution Shortfall Amount as described below (or, in the case of a substitution by the Seller, as described in the Mortgage Loan Purchase Agreement), if any, in connection with such substitution. The Trust Administrator, on behalf of the Trustee, shall acknowledge receipt of such Qualified Substitute Mortgage Loan or Loans and, within 10 Business Days thereafter, shall review such documents (or shall cause such documents to be reviewed) as specified in Section 2.04 hereof and shall deliver to the Seller, the Depositor, the Master Servicer, the Trustee and the Certificate Insurer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially similar to that made by the Trust Administrator in the second paragraph of Section 2.05 hereof. Within one year after the date of substitution, the Trust Administrator shall deliver to the Seller, the Depositor, the Master Servicer, the Trustee and the Certificate Insurer a certification in the form of Exhibit E-3 hereto with respect to such Qualified Substitute Mortgage Loan or Loans pursuant to Section 2.05 hereof. For the Distribution Date relating to the month in which a substitution occurred, Monthly Payments due with respect to Qualified Substitute Mortgage Loans during the related Due Period are not part of REMIC I and will be retained by the Seller, the Depositor or the Master Servicer, as the case may be. For the Distribution Date relating to the month in which such of substitution occurred, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan during the related Due Period and the Seller, the Depositor or the Master Servicer, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Trust Administrator shall give or cause to be given written notice to the Certificate Insurer that such substitution has taken place, and the Trust Administrator shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the Trust and the substitution of the Qualified Substitute Mortgage Loan or Loans. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject in all respects to the terms of this Agreement, and (i) in the case of a substitution effected by the Depositor or the Master Servicer, in its capacity as Originator, the Depositor or the Master Servicer, in its capacity as Originator, as applicable, shall provide, for the benefit of the Trust and the Certificate Insurer, the remedies set forth in Section 2.04 of the Mortgage Loan Purchase Agreement, if any Qualified Substitute Mortgage Loan delivered by such Person fails to comply with each representation and warranty set forth in Section 3.01(iii) of the Mortgage Loan Purchase Agreement, as if made as of the date of substitution, to the same extent as if such person were the Seller of such Qualified Substitute Mortgage Loan under the Mortgage Loan Purchase Agreement and (ii) in the case of a substitution effected by the Seller, the Master Servicer or the Trust Administrator, in accordance with Section 3.02(b), shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to make the representations and warranties set forth in Section 3.01 of the Mortgage Loan Purchase Agreement as of the date of substitution and (iii) in the case of a substitution effected by the Depositor, the Depositor shall make the representations and warranties set forth in Section 2.08 hereof as of the date of substitution.

                  For any month in which the Seller, the Depositor or the Master Servicer substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Trust Administrator will determine, based upon information supplied by the Master Servicer, and inform the Seller, the Depositor or the Master Servicer, as the case may be, of, the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Loan Balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Loan Balance of all such Deleted Mortgage Loans as of such date plus the aggregate amount of all unreimbursed Servicing Advances and Delinquency Advances relating to such Deleted Mortgage Loans as of such date. On the date of such substitution, the Seller (as required by the Master Servicer in accordance with the Mortgage Loan Purchase Agreement), the Depositor or the Master Servicer, in its capacity as Originator, as the case may be, will deliver or cause to be delivered to the Master Servicer for deposit into the Collection Account pursuant to Section 3.10(a)(vii) hereof an amount equal to the Substitution Shortfall Amount, if any, without any right of reimbursement therefor, and the Trust Administrator, upon (i) receipt of (A) the related Qualified Substitute Mortgage Loan or Loans and (B) an Officers' Certificate of the Master Servicer as to the deposit of such Substitution Shortfall Amount into the Collection Account and (ii) confirmation that such deposit has been made, shall release or cause to be released to the Seller, the Depositor or the Master Servicer, as the case may be, the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment as are furnished by the Seller, the Depositor or the Master Servicer in each case without recourse, as shall be necessary to vest in the Seller, the Depositor or the Master Servicer, as the case may be, title to any Deleted Mortgage Loan released pursuant hereto and neither the Trustee nor the Trust Administrator shall have any further responsibility or liability (except as to its own acts) with regard to such Mortgage Loan.

                  Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan, no substitution pursuant to this Section 2.06 shall be made unless the Seller, the Depositor or the Master Servicer, as the case may be, obtains an Independent Opinion of Counsel, addressed to the Trustee, the Seller, the Depositor, the Master Servicer, the Trust Administrator and the Certificate Insurer, to the effect that such substitution would not (i) result in the imposition of taxes on "prohibited transactions" of the REMIC, as defined in Section 860F of the Code, (ii) result in the imposition of taxes on contributions to the Trust under Section 860G(d) of the Code, or (iii) cause the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  (e) Upon discovery by the Seller, the Depositor the Master Servicer, the Trustee or the Trust Administrator that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall, within two Business Days, give written notice thereof to the other parties. In connection therewith, the Master Servicer, in its capacity as Originator, or the Depositor shall repurchase or, subject to the limitations set forth in Section 2.06(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by (i) the Master Servicer if the affected Mortgage Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Master Servicer, in its capacity as

Originator, under the Mortgage Loan Purchase Agreement, or (ii) the Depositor, if the affected Mortgage Loan's status as a non-qualified mortgage is a breach of any representation or warranty of the Depositor set forth in Section 2.08 hereof, or if its status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.06(a), if made by the Seller, or
Section 2.06(b), if made by the Depositor. The Trustee and the Trust Administrator shall reconvey to the Depositor or the Master Servicer, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

         Section 2.07. Representations, Warranties and Covenants of the Master Servicer.

                  The Master Servicer hereby represents and warrants to and covenants with the Trustee, the Trust Administrator, the Certificateholders, the Depositor, each Subservicer and the Certificate Insurer that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability, or to cause a Subservicer, to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

                  (ii) The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Depositor, constitutes the legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

                  (iii) The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body have jurisdiction over the Master

Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

                  (iv) The Master Servicer is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, that would make the Master Servicer unable to comply with HUD eligibility requirements or that would require notification to HUD;

                  (v) The collection practices used by the Master Servicer with respect to the Mortgage Loans have been, in all material respects, legal, proper, prudent and customary in the non- conforming mortgage servicing business;

                  (vi) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement, it being understood that certain of such covenants may be performed by a Subservicer pursuant to a Subservicing Agreement between the Master Servicer and such Subservicer in accordance with
Section 3.02;

                  (vii) With respect to each Mortgage Loan, the Master Servicer, or Subservicer, is in possession of a complete Mortgage File, except for such documents as have been delivered to the Trust Administrator;

                  (viii) There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement;

                  (ix) As of the date of the Prospectus Supplement, the information under the caption "The Originator and the Master Servicer" in the Prospectus Supplement will contain no untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (x) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

                  (xi) The information set forth in the Prepayment Charge Schedule (including the Prepayment Charge Summary attached thereto) is complete, true and correct in all material respects on the date or dates when such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) under applicable state law; and

                  (xii) The Master Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 3.01.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.07 shall survive delivery of the respective Mortgage Files to the Trust Administrator and shall inure to the benefit of the Depositor, each Subservicer, the Certificateholders, the Trustee, the Trust Administrator and the Certificate Insurer. Upon discovery by any of the Depositor, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Insurer of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders or the Certificate Insurer therein, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties. The obligations of the Master Servicer set forth in (x)
Section 2.06(c) hereof to cure any breach or to purchase or substitute for an affected Mortgage Loan shall constitute the sole remedies available to the Certificateholders, the Depositor, the Trustee, the Trust Administrator or the Certificate Insurer respecting a breach of the representations, warranties and covenants contained in this Section 2.07. Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of the representation or covenant of the Master Servicer set forth in Sections 2.07(xi) or 2.07(xii) above which materially and adversely affects the interests of the Holders of the Certificates or the Certificate Insurer in any Prepayment Charge, the Master Servicer shall remedy such breach as follows: (a) if the representation made by the Master Servicer in Section 2.07(xi) above is breached and a Principal Prepayment has occurred in the applicable Prepayment Period, the Master Servicer must pay the amount of the scheduled Prepayment Charge, for the benefit of the Holders of the Certificates and the Certificate Insurer, by depositing such amount into the Collection Account, net of any amount previously collected by the Master Servicer or paid by the Master Servicer, for the benefit of the Holders of Certificates or the Certificate Insurer, in respect of such Prepayment Charge; and (b) if representation made by the Master Servicer in
Section 2.07(xii) above is breached, the Master Servicer must remedy such breach by paying the amount of the Prepayment Charge as to which such covenant was breached, for the benefit of the Holders of the Certificates and the Certificate Insurer, by depositing such amount into the Collection Account.

         Section 2.08.              Representations and Warranties of the
                                    Depositor.

                  The Depositor hereby represents and warrants to the Master Servicer, each Subservicer, the Trust Administrator, the Trustee, the Certificateholders and the Certificate Insurer, as of the Closing Date or as of such date specifically provided herein, that:

                  (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has, and had at all relevant times, full power to own its property, to carry on its business as currently conducted, to enter into and perform its obligations under this Agreement and to create the Trust pursuant hereto;

                  (b) The execution and delivery of this Agreement by the Depositor and its performance of and compliance with the terms of this Agreement will not violate the Depositor's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets;

                  (c) The Depositor has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Master Servicer, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (d) The Depositor is not in violation of, and the execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or other governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or materially and adversely affect the performance of its duties hereunder;

                  (e) There are no actions or proceedings against, or investigations of, the Depositor pending with regard to which the Depositor has received service of process, or, to the knowledge of the Depositor, pending or threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement or render the Certificates invalid, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Certificates;

                  (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the Certificates, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

                  (g) The Depositor is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder; it will not be rendered insolvent by the execution and delivery of this Agreement or its obligations hereunder; no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Depositor prior to the date hereof;

                  (h) The Depositor did not sell the Mortgage Loans to the Trust with any intent to hinder, delay or defraud any of its creditors; the Depositor will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Trust;

                  (i) As of the Closing Date, the Depositor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any lien other than any such lien released simultaneously with the sale contemplated herein, and, immediately upon each transfer and assignment herein contemplated, the Depositor will have taken all steps necessary so that the Trust will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any lien;

                  (j) The Depositor acquired title to each of the Mortgage Loans in good faith, without notice of any adverse claim;

                  (k) No Officers' Certificate, statement, report or other document prepared by the Depositor and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                  (l) The Depositor is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended;

                  (m) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Depositor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

                  (n) The information set forth in the Mortgage Loan Schedule for the Mortgage Loans is complete, true and correct in all material respects at the date or dates respecting which such information is furnished;

                  (o) Except with respect to approximately 5.97% of the Mortgage Loans in Loan Group I and approximately 4.82% of the Mortgage Loans in Loan Group II, in each case, by Cut-off

Date Loan Group Balance, which were 30 days or more but less than 60 days Delinquent in their Monthly Payment as of May 31, 2000, the Monthly Payment due under each Mortgage Loan is not, as of May 31, 2000, 30 or more days Delinquent in payment and has not, as of May 31, 2000, been 30 or more days Delinquent in payment more than once in the twelve month period prior to May 31, 2000 (assuming that a "rolling" 30 day Delinquency is considered to be Delinquent only once);

                  (p) Each Mortgage Loan had an original term to maturity of not greater than 30 years;

                  (q) (A) No more than approximately 21.49%, approximately 6.73%, approximately 4.63%, approximately 3.38% and approximately 27.31% of the Mortgage Loans in Loan Group I by outstanding principal balance of the Mortgage Loans in Loan Group I as of the Cut- off Date, will be secured by Mortgaged Properties located in California, Florida, Illinois, Michigan and Texas, respectively, and no more than approximately 27.88%, approximately 3.57%, approximately 6.21%, approximately 7.65%, approximately 3.36%, approximately 4.90%, approximately 3.15%, approximately 12.39% and approximately 3.06% of the Mortgage Loans in Loan Group II by outstanding principal balance of the Mortgage Loans in Loan Group II as of the Cut-off Date, will be secured by Mortgaged Properties located in California, Colorado, Florida, Illinois, Massachusetts, Michigan, Nevada, Texas and Washington, respectively, and no more than 3.00% of the Mortgage Loans, by outstanding principal balance of the Mortgage Loans as of the Cut- off Date, will be secured by Mortgaged Properties located in any other state; (B) as of the Cut-off Date, no more than approximately 1.01% of the Mortgage Loans in Loan Group I and no more than approximately 0.95% of the Mortgage Loans in Loan Group II, in each case, by outstanding principal balance of the Mortgage Loans as of the Cut-off Date, are secured by Mortgaged Properties located in any one zip code area, and no more than approximately 13.36% of the Mortgage Loans in Loan Group I and no more than approximately 21.06% of the Mortgage Loans in Loan Group II, in each case, by outstanding principal balance of the Mortgage Loans as of the Cut-off Date, are secured by units in two- to four-family dwellings, condominiums, planned unit developments or manufactured housing and (C) at least approximately 86.64% of the Mortgage Loans in Loan Group I and at least approximately 78.94% of the Mortgage Loans in Loan Group II, in each case, by outstanding principal balance of the Mortgage Loans as of the Cut-off Date, are secured by real property with a single family residence erected thereon;

                  (r) If the Mortgaged Property securing a Mortgage Loan is located in an area identified in the Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards, as of the Closing Date, such Mortgaged Property is covered by a flood insurance policy that met the requirements of FEMA at the time such policy was issued;

                  (s) With respect to each Mortgage Loan in Loan Group I, the Loan-to-Value Ratio was less than or equal to 100.00% at the origination of such Mortgage Loan and with respect to each Mortgage Loan in Loan Group II, the Loan-to-Value Ratio was less than or equal to 90.00% at the origination of such Mortgage Loan; and

                  (t) With respect to at least approximately 92.63% of the Mortgage Loans in Loan Group I and approximately 94.49% of the Mortgage Loans in Loan Group II, in each case, by outstanding principal balance as of the Cut-off Date, at the time that such Mortgage Loan was made, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence. With respect to approximately 7.37% of the Mortgage Loans in Loan Group I and approximately 5.51% of the Mortgage Loans in Loan Group II, in each case, by outstanding principal balance as of the Cut-off Date, at the time that such Mortgage Loan was made, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's secondary residence or that the Mortgaged Property would be an investor property.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.08 shall survive delivery of the respective Mortgage Files to the Trust Administrator and shall inure to the benefit of the Master Servicer, each Subservicer, the Trustee, the Certificateholders and the Certificate Insurer. Upon discovery by any of the Depositor, the Master Servicer, each Subservicer, the Certificate Insurer or a Responsible Officer of the Trustee who must have actual knowledge of a breach of any of the representations and warranties set forth in this Section 2.08(h), (i) and (j) with respect to any Mortgage Loan which materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders or the Certificate Insurer therein, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties.

         Section 2.09.              Issuance of Certificates.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it (or the Trust Administrator on its behalf) of the Mortgage Files, subject to the provisions of Section 2.04, together with the assignment to it of all other assets included in REMIC I, the receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trust Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in REMIC I. The rights of the Certificateholders to receive distributions from the proceeds of REMIC I in respect of the Certificates and all ownership interests evidenced or constituted by the Certificates shall be as set forth in this Agreement.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING

                                  OF THE TRUST

         Section 3.01. Administration of the Trust; Servicing of the Mortgage Loans.

                  (a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and in accordance with the instructions of the Trustee, the Trust Administrator and the Certificate Insurer and, upon receipt of any such instructions from the Trust Administrator, the Trustee and the Certificate Insurer, shall be fully protected against any liability arising from, and shall be allowed to conclusively rely upon, such instructions. Unless otherwise specified herein with respect to specific obligations of the Master Servicer, the Master Servicer shall service and administer the Mortgage Loans in the best interests of and for the benefit of the Holders and the Certificate Insurer in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (A) any relationship that the Master Servicer, any Subservicer or any Affiliate of the Master Servicer or any Subservicer may have with the related Mortgagor;

                  (B) the ownership or non-ownership of any Certificate by the Master Servicer or any affiliate of the Master Servicer;

                  (C) the Master Servicer's obligation to make Delinquency Advances or Servicing Advances; or

                  (D) the Master Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

                  To the extent consistent with the foregoing, the Master Servicer (i) shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes and (ii) shall waive (or permit a subservicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) such waiver would, in the reasonable judgement of the Master Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default. Subject only to the above-described servicing standards and the terms of this Agreement and the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in
Section 3.02 hereof, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. The Master Servicer shall promptly notify the Depositor, the Trustee, the Trust Administrator, the Certificate Insurer and each Rating Agency in writing of (A) any event, circumstance or occurrence which may materially and adversely affect the ability of the Master Servicer to service any Mortgage Loan or otherwise to perform and carry out its duties, responsibilities and obligations under and in accordance with this Agreement and (B) any attempt by a court or by a regulatory authority of which it has actual knowledge to assert jurisdiction over the Trust.

                  Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of a Subservicer, is hereby authorized and empowered, when the Master Servicer believes it appropriate in its best judgment and subject to the requirements of Section 3.07 hereof, to execute and deliver, on behalf of the Certificateholders and the Trust or any of them, and upon notice to the Trustee and the Trust Administrator, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trust and Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.16 hereof, the Trustee shall execute, at the written direction of the Master Servicer, and furnish to the Master Servicer and any Subservicer any limited or special powers of attorney and other documents reasonably acceptable to the Trustee to enable the Master Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, including, without limitation, limited or special powers of attorney with respect to any REO Property, and the Trustee shall not be accountable, or have any liability, for the actions of the Master Servicer or any Subservicers under such powers of attorney.

                  (b) Subject to Section 3.24 hereof and in accordance with the standards of the preceding paragraph, the Master Servicer shall make, or cause to be made, Servicing Advances as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties which Servicing Advances shall be made in a timely fashion so as to not adversely affect the value of the Mortgaged Property or the interests of the Certificateholders and which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09 hereof, and further as provided in Section 3.11 hereof; provided, however, that the Master Servicer shall not be required to make any Nonrecoverable Servicing Advance, as determined by the Master Servicer in its reasonable good faith business judgment. Any cost incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the Loan Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  (c) Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not make any future advances to the Mortgagor with respect to a Mortgage Loan, and the Master Servicer shall not (a) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance or change the maturity date on such Mortgage Loan, unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable or (b) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and cause the Trust to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or contributions after the startup date" under the REMIC Provisions.

                  (d) All accounting and loan servicing records pertaining to each Mortgage Loan shall be maintained in such manner as will permit the Trustee, the Trust Administrator, the Depositor, the Certificateholders, the Certificate Insurer or their duly authorized representatives and designees to examine and audit and make legible reproductions of records during reasonable business hours. All such records shall be maintained until the termination of this Agreement or such longer period as is required under applicable law, including, but not limited to, all transaction registers and loan ledger histories.

                  The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement and no delegation that would result in the delegee being a Subservicer is permitted except pursuant to Section 3.02.

                  (e) The Master Servicer shall not take any action to solicit the refinancing of any Mortgage Loan included in REMIC I, except under the circumstances specifically set forth herein.
It is understood and agreed that promotions undertaken by the Master Servicer which are directed to the general public at large, or designated segments thereof, including without limitation mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements and offers to refinance made following receipt by Master Servicer of notice that the borrower was planning to refinance with another lender shall not constitute solicitation under this Section 3.01(e).

         Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers.

                  (a) The Master Servicer may with the consent of the Certificate Insurer enter into Subservicing Agreements with Subservicers for the servicing and administration of the Mortgage Loans; provided, however, that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates. The Trustee and the Trust Administrator are hereby authorized to acknowledge, at the request of the Master Servicer, any Subservicing Agreement that meets the requirements applicable to Subservicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.

                  Each Subservicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) a Freddie Mac or Fannie Mae approved mortgage servicer and (iii) have equity of at least $5,000,000. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section
3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement and be approved in writing by the Certificate Insurer. The Master Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. The Master Servicer and the Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement and be approved in writing by the Certificate Insurer, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificate Insurer or Certificateholders without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights; provided, further, that the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights shall not be required (i) to cure any ambiguity or defect in a Subservicing Agreement, (ii) to correct, modify or supplement any provisions of a Subservicing Agreement, or (iii) to make any other provisions with respect to matters or questions arising under a Subservicing Agreement, which, in each case, shall not be inconsistent with the provisions of this Agreement. Any variation without the consent of the Certificate Insurer from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Trustee and the Trust Administrator copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

                  (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee, the Depositor, the Trust Administrator, the Certificateholders and the Certificate Insurer, shall enforce the obligations of each Subservicer under the related Subservicing Agreement and of the Originator and the Seller under the Mortgage Loan Purchase Agreement including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section
2.06. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the Person against which such enforcement is directed. Notwithstanding anything to the contrary herein, however, enforcement of the Mortgage Loan Purchase Agreement against the Originator and the Seller shall be effected by the Master Servicer to the extent it is not an affiliate of the Seller, and otherwise by the Trust Administrator in accordance with the foregoing provisions of this paragraph. If such enforcement is conducted by the Trust Administrator, the Trust Administrator shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the Person against which such enforcement is directed; provided, however, if the sources of reimbursement described in clauses (i) and (ii) are insufficient, the Master Servicer shall reimburse the Trust Administrator for any remaining unreimbursed costs of such enforcement.

         Section 3.03. Successor Subservicers, Termination of Subservicing Agreement.

                  Each Subservicing Agreement shall provide that the Subservicer will not resign without the consent of the Certificate Insurer. The Master Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement with the written consent of the Certificate Insurer. In the event of resignation or termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Subservicer or the Master Servicer, and the Master Servicer shall either service directly the related Mortgage Loans or shall enter, with the consent of the Certificate Insurer, into a Subservicing Agreement with a successor Subservicer pursuant to Section 3.02.

                  Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by any successor servicer, the Trustee or the Trust Administrator (if the Trust Administrator is acting as Master Servicer) at the request of the Certificate Insurer, without cost to the Trust, in the event that the Master Servicer shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Default).

         Section 3.04.              Liability of the Master Servicer.

                  Notwithstanding any Subservicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Subservicer, or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee, the Trust Administrator, the Certificateholders and the Certificate Insurer for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Article III without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements, or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Master Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Section 3.05. No Contractual Relationship Between Subservicers and Trust Administrator, Trustee or Certificateholders.

                  Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Master Servicer alone, and the Trust Administrator, the Trustee, the Certificateholders and the Certificate Insurer shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Sections 3.03 and 3.06 The Master Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

         Section 3.06. Assumption or Termination of Sub-Servicing Agreements by Trust Administrator.

                  In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of the occurrence of a Master Servicer Default), the Back-Up Servicer or the Trust Administrator if there is no Back-Up Servicer or any designee consented to by the Certificate Insurer, or if a Certificate Insurer Default has occurred and is continuing, consented to by the Majority Certificateholders, shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that the Master Servicer may have entered into, unless the Back-Up Servicer or Trust Administrator, as applicable, (with the consent of the Certificate Insurer) elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03 or unless the Back-Up Servicer or Trust Administrator, as applicable, is directed by the Certificate Insurer to terminate any Subservicing Agreement, and each Subservicing Agreement shall so provide. Upon such assumption, the Back-Up Servicer or Trust Administrator, as applicable, its designee or the successor servicer for the Trust Administrator appointed pursuant to Section 7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Subservicing Agreement to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be the Master Servicer and (ii) none of the Back-Up Servicer, the Trust Administrator, their designees or any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

                  The Master Servicer at its expense shall, upon request of the Trust Administrator, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

         Section 3.07.              Collection of Certain Mortgage Loan
                                    Payments.

                  The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.06 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the then outstanding Loan Balance in final satisfaction of such Mortgage Loan (such payment, a "Short Pay-off"), or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders or the Certificate Insurer (taking into account any estimated Realized Loss that might result absent such action). The Master Servicer shall give the Certificate Insurer prompt written notice of any such action.

         Section 3.08.              Subservicing Accounts.

                  In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Subservicing Account"). The Sub-Servicing Account shall be in the name of the Trust Administrator on behalf of the Trustee for the benefit of the Certificateholders and the Certificate Insurer, and shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Subservicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer's receipt thereof, all proceeds of Mortgage Loans received by the Subservicer, less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the receipt of such amounts. The Subservicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amount in the Subservicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

         Section 3.09. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

                  The Master Servicer shall establish and maintain, or cause to be established and maintained one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect timely payment of taxes, assessments, hazard insurance premiums and comparable items; (ii) reimburse the Master Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01(b) (with respect to taxes and assessments) and Section 3.13 hereof (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account or (v) clear and terminate the Servicing Account at the termination of the Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Section 10.01 hereof. As part of its servicing duties, the Master Servicer or Subservicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement thereof.

         Section 3.10.              Collection Account and Certificate Account.

                  (a) On behalf of the Trust, the Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the "Collection Account"), held in the name of the Trustee for the benefit of the Certificateholders. On behalf of the Trust, the Master Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the Master Servicer's receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                         (i) all payments on account of principal, including
                  Principal Prepayments, on the Mortgage Loans;

                         (ii) all payments on account of interest (net of the
                  related Servicing Fee) on each Mortgage Loan;

                       (iii) all Insurance Proceeds and Liquidation Proceeds
                  (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01);

                        (iv) any amounts required to be deposited pursuant to
                  Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                         (v) any amounts required to be deposited by the Master
                  Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

                         (vi) all proceeds of any Mortgage Loan repurchased or
                  purchased in accordance with Section 2.06 or Section 10.01;

                         (vii) all amounts required to be deposited in
                  connection with Substitution Shortfall Amounts pursuant to
                  Section 2.06;

                         (viii) all Prepayment Charges collected by the Master
                  Servicer in connection with the Principal Prepayment of any of the Mortgage Loans and

                         (ix) all payments of claims under the PMI Policy.

                  The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, modification or assumption fees, or insufficient funds charges need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer as additional compensation. In the event the Master Servicer shall deposit in the Collection

Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (b) On behalf of the Trust, the Trust Administrator, as agent for the Trustee, shall establish and maintain one or more accounts (such account or accounts, the "Certificate Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust, the Master Servicer shall deliver to the Trust Administrator in immediately available funds for deposit in the Certificate Account on or before 3:00 p.m. New York time on the Master Servicer Remittance Date, that portion of the Available Funds for the related Distribution Date then on deposit in the Collection Account and the amount of all Prepayment Charges collected by the Master Servicer in connection with the Principal Prepayment of any of the Mortgage Loans then on deposit in the Collection Account and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.29.

                  (c) Funds in the Collection Account and the Certificate Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Certificate Insurer, the Trustee and the Trust Administrator of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trust Administrator shall give notice to the Certificate Insurer, the Master Servicer, the Depositor and the Trustee of the location of the Certificate Account when established and prior to any change thereof.

                  (d) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trust Administrator for deposit in an account (which may be the Certificate Account and must satisfy the standards for the Certificate Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee and the Trust Administrator shall have the sole authority to withdraw any funds held pursuant to this subsection
(d). In the event the Master Servicer shall deliver to the Trust Administrator for deposit in the Certificate Account any amount not required to be deposited therein, it may at any time request that the Trust Administrator withdraw such amount from the Certificate Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer shall deliver to the Trust Administrator from time to time for deposit, and the Trust Administrator shall so deposit, in the Certificate Account:

                         (i) any Delinquency Advances, as required pursuant to
                  Section 4.06;

                         (ii) any amounts required to be deposited pursuant to
                  Section 3.22(d) or (f) in connection with any REO Property;

                         (iii) any amounts to be paid in connection with a
                  purchase of Mortgage Loans and REO Properties pursuant to
                  Section 10.01; and

                         (iv) any amounts required to be deposited pursuant to
                  Section 3.23 in connection with any Prepayment Interest Shortfall.

                         (v) any Stayed Funds, as soon as permitted by the
                  federal bankruptcy court having jurisdiction in such matters.

                  (e) Promptly upon receipt of any Stayed Funds, whether from the Master Servicer, a trustee in bankruptcy, federal bankruptcy court or other source, the Trust Administrator shall deposit such funds in the Certificate Account, subject to withdrawal thereof pursuant to Section 7.02(b) or as otherwise permitted hereunder.

                  (f) The Master Servicer shall deposit in the Collection Account or Certificate Account, as the case may be, any amounts required to be deposited pursuant to Section 3.12(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account or Certificate Account, respectively.

         Section 3.11. Withdrawals from the Collection Account and Certificate Account.

                  (a) The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.06:

                         (i) to remit to the Trust Administrator for deposit in
                  the Certificate Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                        (ii) subject to Section 3.15(e), to reimburse the Master
                  Servicer for Delinquency Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such Delinquency Advances were made in accordance with the provisions of Section 4.06;

                       (iii) subject to Section 3.15(e), to pay the Master
                  Servicer or any Subservicer (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan and (c) any Nonrecoverable Servicing Advances with respect to the final liquidation of a Mortgage Loan, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Master Servicer or any Subservicer for Servicing Advances;

                        (iv) to pay to the Master Servicer as servicing
                  compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                         (v) to pay to the Master Servicer, the Depositor, the
                  Originator or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.06 or Section 3.15(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                        (vi) to reimburse the Master Servicer for any
                  Delinquency Advance previously made which the Master Servicer has determined to be a Nonrecoverable Delinquency Advance in accordance with the provisions of Section 4.06;

                       (vii) to reimburse the Master Servicer or the Depositor
                  for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to
                  Section 6.03;

                      (viii) to reimburse the Master Servicer, the Trustee or
                  the Trust Administrator, as the case may be, for expenses reasonably incurred in connection with any breach or defect giving rise to the purchase obligation under Section 2.06, including any expenses arising out of the enforcement of the purchase obligation;

                        (ix) to pay, or to reimburse the Master Servicer for
                  Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.15(b); and

                       (x) to clear and terminate the Collection Account
                  pursuant to Section 10.01.

         The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (viii) and (ix) above. The Master Servicer shall provide written notification to the Trustee and the Trust Administrator, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclauses (vi) and (vii) above; provided that an Officer's Certificate in the form described under Section 4.06(d) shall suffice for such written notification to the Trustee and the Trust Administrator in respect of clause (vi) hereof.

                  (b) The Trust Administrator shall, from time to time, make withdrawals from the Certificate Account, for any of the following purposes, without priority:

                         (i) to make distributions to Certificateholders in
                  accordance with Section 4.04;

                         (ii) to pay to itself and the Trustee amounts to which
                  each is entitled pursuant to Section 8.05;

                       (iii) to pay to the Master Servicer on each Distribution
                  Date as servicing compensation any interest or investment income earned on funds deposited in the Certificate Account pursuant to Section 3.12(b);

                         (iv) to reimburse itself, the Back-Up Servicer or the
                  Trustee pursuant to Section 7.02(b);

                         (v) to pay any amounts in respect of taxes pursuant to
                  Section 3.01(a);

                         (vi) to pay to an Advancing Person reimbursements for
                  Delinquency Advances and/or Servicing Advances pursuant to
                  Section 3.29; and

                         (vii) to clear and terminate the Certificate Account
                  pursuant to Section 10.01.

         Section 3.12.              Investment of Funds in the Accounts.

                  (a) The Master Servicer may direct in writing any depository institution maintaining the Collection Account or the Certificate Account to invest the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) if such Permitted Investments are not obligations of the institution maintaining the account from which the funds are required to be withdrawn, no later than the Business Day immediately preceding the earliest date on which such funds may be required to be withdrawn from such account pursuant to this Agreement but in no event later than the Business Day immediately preceding the next Master Servicer Remittance Date or Distribution Date, as applicable and (ii) if such Permitted Investments are obligations of the institution maintaining the account from which the funds are required to be withdrawn, no later than the earliest date on which such funds may be required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds on deposit in any Account shall be made in the name of the Trust Administrator (in its capacity as such), as agent for the Trustee, or in the name of a nominee of the Trust Administrator, in each case in trust for the benefit of the Certificateholders. With respect to any Account held by the Trust Administrator, the Trust Administrator shall have sole control (except with respect to investment direction) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trust Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trust Administrator or its nominee. In the event amounts from funds on deposit in any Account are at any time invested in a Permitted Investment payable on demand, the Trust Administrator shall:

                  (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of
                           (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (ii) demand payment of all amounts due thereunder promptly by a Responsible Officer of the Trust Administrator having actual knowledge that such Permitted Investment would not constitute a Permitted Investment.

                  If the Master Servicer, with respect to the Collection Account or the Certificate Account, does not provide investment directions to the depository institution with respect to the funds on deposit therein, such funds shall be invested in the Permitted Investments specified in clause (v) of the definition thereof, which may be administered by an affiliate of such depository institution.

                  (b) All net income and net gain realized from investment of funds deposited in the Collection Account and the Certificate Account shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11 hereof. The Master Servicer shall deposit in the Collection Account, the Certificate Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                  (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee or the Trust Administrator shall take such action as it is directed in writing by the Master Servicer, as appropriate, to take in order to enforce such payment or performance, including the initiation and prosecution of appropriate proceedings; provided, however, that the Trustee and the Trust Administrator shall be indemnified and reimbursed for any related costs, expenses, losses or liabilities as provided in Section 8.05 hereof.

         Section 3.13. Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

                  (a) The Master Servicer shall cause to be maintained for each Mortgage Loan hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of the Loan Balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are part of such property and (ii) the Loan Balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies.
Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Mortgagor in accordance with the procedure that the Master Servicer would follow in servicing loans for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11 hereof. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the Loan Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is located at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the Loan Balance of the related Mortgage Loan and,
(ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that the Master Servicer shall obtain and maintain (at its own expense) a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.13, it being understood and agreed that such policy may contain a deductible clause in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit into the Collection Account from its own funds without any right of reimbursement therefor the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (b) The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the

Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if either of them were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall be deemed to have complied with this provision if an affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer.
Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee, the Trust Administrator and the Certificate Insurer.
The Master Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet the requirements set forth above.

         Section 3.14.              Enforcement of Due-on-Sale Clauses;
                                    Assumption Agreements.

                  The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not be required to take such action if in its sole business judgment the Master Servicer believes it is not in the best interests of REMIC I and shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note; provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Master Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee and the Trust Administrator that any such substitution, modification or assumption agreement has been completed by forwarding to the Trust Administrator (with a copy to the Trustee) the executed original copy of such substitution, modification or assumption agreement, which shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Section 3.15.              Realization upon Defaulted Mortgage Loans.

                  (a) The Master Servicer shall use its best efforts, consistent with Accepted Servicing Procedures, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07 hereof. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in
Section 3.11. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

                  (b) Notwithstanding the foregoing provisions of this Section
3.15 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Administrator, REMIC I or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                  (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of REMIC I to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of REMIC I to take such actions with respect to the affected Mortgaged Property.

                  The cost of the environmental audit report contemplated by this Section 3.15 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account to the extent provided in Section 3.11.

                  If the Master Servicer determines, as described above, that it is in the best economic interest of REMIC I to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of REMIC I; provided that any amounts disbursed by the Master Servicer pursuant to this Section 3.15(b) shall constitute Servicing Advances, (to the extent such amounts do not constitute Nonrecoverable Servicing Advances). The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account to the extent provided in Section 3.11.

                  (c) The Master Servicer may at its option purchase from REMIC I any Mortgage Loan that is 90 days or more delinquent, subject to the limitations set forth in this paragraph, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee and the Trust Administrator prior to purchase), at a price equal to the Purchase Price; provided, however, that if the Master Servicer purchases any such Mortgage Loans on the basis of delinquency, the Master Servicer must purchase the most delinquent Mortgage Loans first, unless the Certificate Insurer otherwise agrees. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account, and the Trust Administrator, upon receipt of written certification from the Master Servicer of such deposit, shall release or cause to be released to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in the Master Servicer title to any Mortgage Loan released pursuant hereto. The total amount of Mortgage Loans that may be purchased by the Master Servicer pursuant to this Section 3.15(c) (not including Mortgage Loans repurchased due to a breach of a representation or warranty) may not exceed 5% of the Cut-off Date Pool Balance, unless the Certificate Insurer otherwise agrees in writing. Upon ultimate disposition of any such Mortgage Loans, the Master Servicer shall provide to the Certificate Insurer a report of such disposition, which report shall contain the information that would have been included in the Liquidation Report had the Mortgage Loan remained in REMIC I.

                  (d) The Master Servicer may also, with the consent of the Certificate Insurer, sell to a third party any Mortgage Loan that is 90 days or more delinquent which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee and the Trust Administrator prior to purchase). Each such Mortgage Loan shall be sold at a market price as determined by the Master Servicer.

                  (e) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Master Servicer for any related unreimbursed Servicing Advances and Delinquency Advances, pursuant to Section 3.11(b); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Subservicer pursuant to Section 3.11(a)(iii).

         Section 3.16. Trustee and Trust Administrator to Cooperate; Release of Mortgage Files.

                  Upon the payment in full of any Mortgage Loan or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify or cause to be notified the Trustee, the Trust Administrator and the Certificate Insurer by a certification in the form of Exhibit D-2 (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to
Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trust Administrator shall promptly release the related Mortgage File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to any Account or shall be otherwise chargeable to the Trust, the Trustee, the Trust Administrator , the Certificateholders or the Certificate Insurer.

                  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trust Administrator shall, upon request of the Master Servicer and delivery to the Trust Administrator of a Request for Release in the form of Exhibit D-1, release the related Mortgage File to the Master Servicer, and the Trustee shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trust Administrator when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds or Insurance Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee and the Trust Administrator a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account have been so deposited, a copy of the Request for Release shall be released by the Trust Administrator to the Master Servicer.

                  Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         Section 3.17.              Servicing Compensation.

                  As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to retain the Servicing Fee with respect to each Mortgage Loan, payable solely from payments of interest on the related Mortgage Loan, in respect of such Mortgage Loan. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section
3.22. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement, as applicable, although any portion thereof may be paid to a Subservicer as provided in the related Subservicing Agreement.

                  Additional servicing compensation in the form of Net Recovery Proceeds in excess of the Loan Balance of the related Mortgage Loan plus any accrued and unpaid interest thereon that was not advanced as part of a Delinquency Advance (if permitted by applicable law), penalty interest, assumption fees, modification fees, insufficient-funds charges, late payment charges or otherwise shall be retained by the Master Servicer only to the extent such fees or charges are received by the Master Servicer (such amounts, "Additional Servicing Compensation"). The Master Servicer shall also be entitled pursuant to Section 3.11(a)(ii) hereof to interest or other investment income earned from the investment of funds on deposit in the Collection Account and the Certificate Account, respectively, as additional servicing compensation. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, (x) payment of premiums for the insurance required by Section 3.13 hereof, to the extent such premiums are not paid by the related Mortgagors or by a Subservicer and (y) servicing compensation of each Subservicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  As compensation for the activities of the Back-Up Servicer hereunder, the Back-Up Servicer shall be entitled to the Back-Up Servicing Fee.

         Section 3.18. Reports to the Trust Administrator and the Trustee; Collection Account Statements.

                  (a) Not later than twenty days after each Distribution Date, the Master Servicer shall forward to the Trustee, the Trust Administrator, the Certificate Insurer and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trust Administrator.

                  (b) If funds in the Collection Account during a Due Period have been invested in investments other than bank deposits of the depository institution maintaining the Collection Account or money market funds (as described in the definition of Permitted Investments), then, on or before the related Distribution Date, the Master Servicer shall forward to the Trustee, the Trust Administrator, the Certificate Insurer and the Depositor a statement setting forth the activity in the Collection Account during the preceding calendar month.

         Section 3.19.              Statement as to Compliance and Financial
                                    Statements.

                  The Master Servicer will deliver to the Trustee, the Trust Administrator, the Depositor and the Certificate Insurer not later than 90 days following the end of each fiscal year (beginning with the 2000 fiscal year) of the Master Servicer, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding year and of performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  Contemporaneously with the submission of the Officers' Certificate required by the preceding paragraph, the Master Servicer shall deliver to the Trustee, the Trust Administrator and the Certificate Insurer a copy of its annual audited financial statements prepared in the ordinary course of business. The Master Servicer shall, upon the request of the Depositor, deliver to such party any unaudited quarterly financial statements of the Master Servicer.

                  The Master Servicer shall forward to the Certificate Insurer a copy of any audited annual financial statements, as well as any unaudited quarterly financial statements, of any Sub- Servicer received by the Master Servicer, both at the Master Servicer's expense.

                  Copies of any such Officers' Certificate and financial statements shall be provided by the Trust Administrator to the Certificate Insurer, any Certificateholder and to any Person identified to the Trust Administrator as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trust Administrator.

         Section 3.20.              Independent Public Accountants' Servicing
                                    Report.

                  Not later than 90 days following the end of each fiscal year (beginning with the 2000 fiscal year) of the Master Servicer, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report, such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Subservicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Certificate Insurer, the Trustee, the Trust Administrator, the Depositor and each Rating Agency. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trust Administrator.

         Section 3.21.              Access to Certain Documentation.

                  The Master Servicer shall provide to the OTS, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or the Certificate Insurer, access to the documentation regarding the Mortgage Loans required by applicable state and federal laws and regulations. The Master Servicer shall similarly provide to the Trustee, the Trust Administrator, the Depositor and the Certificate Insurer such access to the documentation regarding the Mortgage Loans as such Persons may reasonably require. Such access shall in each case be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer or of a Subservicer, as applicable, designated by it. The Master Servicer shall also, upon request of the Trustee, the Trust Administrator, the Depositor or the Certificate Insurer, provide such Person with any information concerning the Mortgage Loans or the Prepayment Charges as is requested by such person and reasonably available to the Master Servicer.

         Section 3.22.              Title, Management and Disposition of REO
                                    Property.

                  (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trust on behalf of the Certificateholders. The Master Servicer, on behalf of the Trust, shall sell any REO Property within three years after the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Master Servicer has delivered to the Trust Administrator, the Trustee, the Depositor and the Certificate Insurer an Independent Opinion of Counsel, addressed to the Trust Administrator, the Trustee, the Depositor, the Master Servicer and the Certificate Insurer, to the effect that holding such REO Property for more than three years after its acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC under federal law at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Certificate Insurer solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by REMIC I of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders and the Certificate Insurer (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

                  (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders and the Certificate Insurer. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the Master Servicer's receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                           (i) all insurance premiums due and payable in respect
of such REO Property;

                           (ii) all real estate taxes and assessments in respect
of such REO Property that may result in the imposition of a lien thereon; and

                           (iii) all costs and expenses necessary to maintain
such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through
(iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

                  Notwithstanding the foregoing, the Master Servicer shall not:

                           (i) permit the Trust to enter into, renew or extend
any new lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                           (ii) permit any amount to be received or accrued
under any New Lease other than amounts that will constitute Rents from Real Property;

                           (iii) authorize or permit any construction on any REO
Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                           (iv) allow any Person to Directly Operate any REO
Property on any date more than 90 days after its date of acquisition by the Trust;

unless, in any such case, the Master Servicer has obtained an Independent Opinion of Counsel, addressed to itself, the Trustee, the Trust Administrator and the Certificate Insurer, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code at any time that it is held by the Trust, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

                  The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                           (i) the terms and conditions of any such contract
shall not be inconsistent herewith;

                           (ii) any such contract shall require, or shall be
administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                           (iii) none of the provisions of this Section 3.22(c)
relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                           (iv) the Master Servicer shall be obligated with
respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Master Servicer, such amounts shall be reimbursable as Servicing Advances made by the Master Servicer.

                  (d) In addition to the withdrawals permitted under Section 3.22(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Subservicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Subservicer for unreimbursed Servicing Advances and Delinquency Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Collection Account, for distribution on the related Distribution Date in accordance with Section 4.04, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.22(c) or this Section 3.22(d).

                  (e) Subject to the time constraints set forth in Section 3.22(a), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its Accepted Servicing Procedures.

                  (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Subservicer as provided above, shall be deposited in the Collection Account in no event more than two Business Days after the Master Servicer's receipt thereof for distribution on the related Distribution Date in accordance with Section
4.04. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  (g) The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

         Section 3.23.              Prepayment Interest Shortfalls.

                  The Master Servicer shall deposit into the Collection Account on or before 12:00 noon, New York time, on each Master Servicer Remittance Date an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls resulting from Principal Prepayments during the related Prepayment Period and (ii) its aggregate Servicing Fee received with respect to the related Due Period.

         Section 3.24.              [Reserved].

         Section 3.25.              [Reserved].

         Section 3.26. Certain Procedures Relating to Successor Subservicers and Successor Master Servicers.

                  (a) In the event that any Subservicer is to be terminated, the Certificate Insurer and the Master Servicer shall consult among themselves with respect to the appointment of a successor Sub-Servicer (it being acknowledged that the Master Servicer is obligated to service the Mortgage Loan directly pursuant to Section 3.03 hereof if no successor Subservicer is appointed pursuant to this Section 3.26(a)). In the event that such parties cannot, with reasonable promptness (but in no event later than 30 days), agree on the identity of the successor Sub-Servicer (or whether the Master Servicer shall be required to service directly the Mortgage Loans) the decision of the Certificate Insurer shall control.

                  (b) In connection with any change in the Master Servicer's servicing software, the Master Servicer shall promptly deliver to the Trustee, the Trust Administrator and the Certificate Insurer an Officers' Certificate detailing the substance of such change and the Master Servicer shall cooperate fully with the Trustee and the Trust Administrator in any manner that the Trustee or the Trust Administrator reasonably deems necessary with respect to such change, to the extent such change affects the ability of the Trustee or the Trust Administrator to perform its obligations hereunder.

         Section 3.27.              Reports to the Securities and Exchange
                                    Commission.

                  The Trust Administrator shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Upon the request of the Trust Administrator, each of the Master Servicer, the Depositor, the Trustee and the Certificate Insurer shall cooperate with the Trust Administrator in the preparation of any such report and shall provide to the Trust Administrator in a timely manner all such information or documentation as the Trust Administrator may reasonably request in connection with the performance of its duties and obligations under this Section.

         Section 3.28.              Servicing Termination.

                  The Master Servicer hereby covenants and agrees to act as the Master Servicer under this Agreement for an initial term, commencing on the Closing Date and ending on September 30, 2000, which term shall be extendable by the Certificate Insurer for successive terms of three calendar months thereafter, until the termination of REMIC I pursuant to Article
X. Each such notice of extension ("a Master Servicer Extension Notice") shall be delivered by the Certificate Insurer to the Trustee, the Trust Administrator and the Master Servicer. The Master Servicer hereby agrees that, upon its receipt of any such Master Servicer Extension Notice, the Master Servicer shall become bound for the duration of the term covered by such Master Servicer Extension Notice to continue as the Master Servicer subject to and in accordance with the other provisions of this Agreement. The Trust Administrator agrees that if as of the fifteenth (15th) day prior to the last day of any term of the Master Servicer the Trust Administrator shall not have received any Master Servicer Extension Notice from the Certificate Insurer, the Trust Administrator will within five (5) days thereafter, give written notice of such non-receipt to the Certificate Insurer and the Master Servicer. The failure of the Certificate Insurer to deliver a Master Servicer Extension Notice by the end of a calendar term shall result in the termination of the Master Servicer. If the term of the Master Servicer shall expire without the Certificate Insurer having delivered to the Master Servicer a Master Servicer Extension Notice, but the Master Servicer shall continue without objection from the Trustee, the Trust Administrator or the Certificate Insurer to perform the functions of servicer hereunder (and in the absence of ground for termination under the Insurance Agreement), the Master Servicer shall be entitled to receive a prorated portion of the Servicing Fee specified hereunder for the time during which it shall so act; provided, that it is understood and agreed that the foregoing provision for payment of the prorated Servicing Fee is intended solely to avoid unjust enrichment of REMIC I and does not contemplate or give rise to any implicit renewal of the Master Servicer's term. The foregoing provisions of this paragraph shall not apply to the Trustee or Trust Administrator in the event the Trustee or Trust Administrator succeeds to the rights and obligations of the Master Servicer and the Trustee or Trust Administrator shall continue in such capacity until the earlier of the termination of this Agreement pursuant to Article X or the appointment of a successor servicer.

         Section 3.29.              Advance Facility.

                  (a) The Trustee or the Trust Administrator on behalf of the Trust, is hereby authorized, with the consent of the Master Servicer and the Certificate Insurer, to enter into a facility with any Person which provides that such Person (an "Advancing Person") may fund Delinquency Advances and/or Servicing Advances under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Delinquency Advances and/or Servicing Advances. To the extent that an Advancing Person funds any Delinquency Advance or any Servicing Advance and provides the Trust Administrator and the Certificate Insurer with notice acknowledged by the Master Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.29(b). Such notice from the Advancing Person must specify the amount of the reimbursement and must specify which Section of this Agreement permits the applicable Delinquency Advance or Servicing Advance to be reimbursed. The Trust Administrator shall have no duty or liability to the Master Servicer with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section 3.29.

An Advancing Person whose obligations hereunder are limited to the funding of Delinquency Advances and/or Servicing Advances shall not be required to meet the qualifications of a Subservicer pursuant to Section 3.02 hereof.

                  (b) If an Advancing Person is entitled to reimbursement for any particular Delinquency Advance or Servicing Advance, then the Master Servicer shall not be permitted to reimburse itself therefor under Section 3.11(a)(ii), Section 3.11(a)(iii), Section 3.11(a)(vi) or Section 3.11(a)(ix), but instead the Master Servicer shall deposit such amount in the Collection Account as collected and include such amounts in the applicable remittance to the Trust Administrator made pursuant to Section 3.10(b) to the extent of amounts on deposit in the Collection Account on the related Master Servicer Remittance Date. The Trust Administrator is hereby authorized to pay to an Advancing Person, reimbursements for Delinquency Advances and Servicing Advances from the Certificate Account to the same extent the Master Servicer would have been permitted to reimburse itself for such Delinquency Advances and/or Servicing Advances in accordance with Section 3.11(a)(ii), Section 3.11(a)(iii),
Section 3.11(a)(vi) or Section 3.11(a)(ix), as the case may be, had the Master Servicer made such Delinquency Advance or Servicing Advance.

         Section 3.30.              PMI Policy; Claims Under the PMI Policy.

                  Notwithstanding anything to the contrary elsewhere in this
Article III, the Master Servicer shall not agree to any modification or assumption of a PMI Mortgage Loan or take any other action with respect to a PMI Mortgage Loan that could result in denial of coverage under the PMI Policy. The Master Servicer shall notify the PMI Insurer that the Trustee, on behalf of the Certificateholders, is the Owner, as that term is defined in the PMI Policy, of each PMI Mortgage Loan. The Master Servicer shall, on behalf of the Trust Administrator and the Trustee, prepare and file on a timely basis with the PMI Insurer, with a copy to the Trust Administrator, the Trustee and the Certificate Insurer, all claims which may be made under the PMI Policy with respect to the PMI Mortgage Loans. Consistent with all rights and obligations hereunder, the Master Servicer shall take all actions required under the PMI Policy as a condition to the payment of any such claim. Any amount received from the PMI Insurer with respect to any such PMI Mortgage Loan shall be deposited by the Master Servicer, no later than two Business Days following receipt thereof, into the Collection Account.

                                   ARTICLE IV

                                  FLOW OF FUNDS

         Section 4.01.              Establishment of Accounts.

                  The Trust Administrator, on behalf of the Trust and as agent for the Trustee, shall establish on the Closing Date, and thereafter maintain, the Certificate Account and the Policy Payments Account, each of which shall conform to the definition of Eligible Account and shall be held by the Trust Administrator for the benefit of the Certificateholders and the Certificate Insurer, as their interests may appear.

         Section 4.02.              The Certificate Insurance Policy.

                  (a) Not later than 3:00 p.m., New York time, on the third Business Day immediately preceding each Distribution Date, the Trust Administrator shall determine the Available Funds for such Distribution Date.

                       To the extent any Available Funds Shortfall will exist for any Distribution Date after giving effect to the distributions specified in
Section 4.04(a) hereof (calculating such distributions without giving effect to any Insured Payment to be made on such Distribution Date), the Trust Administrator shall complete a notice in the form attached to the Policy (the "Notice") and shall submit such Notice to the Certificate Insurer no later than 10:00 a.m., New York time, on the second Business Day preceding such Distribution Date. Such Notice may be delivered by electronic facsimile (in which case the original shall be sent by overnight courier). The Notice shall constitute a claim for an Insured Payment pursuant to the Policy for an amount equal to the Available Funds Shortfall. Upon receipt of Insured Payments on behalf of the Certificateholders, the Trust Administrator shall deposit such Insured Payments in the Policy Payments Account, and shall thereafter transfer such Insured Payments to the Certificate Account for distribution solely to the related Certificateholders in accordance with Section 4.04(a).

                  (b) The Trust Administrator, on behalf of the Trust and as agent for the Trustee, shall establish a separate special purpose trust account for the benefit of the Holders of the Offered Certificates and the Certificate Insurer (the "Policy Payments Account") over which the Trust Administrator shall have exclusive control and sole right of withdrawal. The Trust Administrator shall deposit any amount paid under the Policy into the Policy Payments Account and distribute such amount only for purposes of payment to the Holders of Offered Certificates of the Insured Payment for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee, the Trust Administrator or the Trust. Amounts paid under the Policy shall be transferred to the Certificate Account in accordance with the next succeeding paragraph and thereafter disbursed by the Trust Administrator to the Holders of the Offered Certificates in accordance with
Section 4.04(a). It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay any other amounts distributed pursuant to Section 4.04(a). However, the amount of any payment of principal of or interest on the Offered Certificates to be paid from funds transferred from the Policy Payments Account shall be noted in the statement to be furnished to related Holders of the Offered Certificates pursuant to Section 4.06. Funds held in the Policy Payments Account shall not be invested by the Trust Administrator.

                       On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trust Administrator as a result of such claim, to the extent required to pay amounts owed to Certificateholders on such Distribution Date, shall be withdrawn from the Policy Payments Account and deposited in the Certificate Account and applied by the Trust Administrator, together with the other funds to be deposited in the Certificate Account, directly to the amounts owed to Certificateholders on the related Certificates. Funds received by the Trust Administrator as a result of any claim under the Policy shall be deposited by the Trust Administrator in the Policy Payments Account and then transferred to the Certificate Account and used solely for payment to the related Holders of the related Certificates and may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee, the Trust Administrator or the Trust. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant to the instructions of the Certificate Insurer, by the end of such Business Day.

                  (c) The Trust Administrator shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Certificate from moneys received under the Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

                  (d) The Trust Administrator shall receive, as attorney-in-fact of each Holder of a Class A Certificate, any Insured Payment from the Certificate Insurer and disburse the same to each Holder of a Class A Certificate in accordance with the provisions of this Article IV. Insured Payments disbursed by the Trust Administrator from proceeds of the Policy shall not be considered payment by the Trust nor shall such payments discharge the obligation of the Trust with respect to such Offered Certificates, and the Certificate Insurer shall be subrogated to the rights of the Certificateholders to the extent of the payment and shall be entitled to receive the Reimbursement Amount pursuant to Section 4.04(a)(I)(vi) or (II)(vi). By acceptance of a Certificate, each Holder of a Certificate agrees and recognizes that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Class A Certificateholders, the Certificate Insurer will be entitled to receive the Reimbursement Amount pursuant to Section 4.04(a)(I)(vi) and (II)(vi).

                  (e) If the Trust Administrator receives a certified copy of an order of the appropriate court (an "Order") that any prior distribution made on the Offered Certificates of principal or current interest has been voided in whole or in part as a Preference Payment under applicable bankruptcy, insolvency, receivership or similar law, the Trust Administrator shall so notify the Certificate Insurer, shall comply with the provisions of the Policy to obtain payment by the Certificate Insurer of such voided distribution and shall, at the time it provides notice to the Certificate Insurer, notify each Holder of the affected Certificates by mail (i) that, subject to the terms of the Policy, the Certificate Insurer will disburse the voided distribution directly to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order following such Certificateholder's making timely delivery to the Trust Administrator of (a) a certificate of such Certificateholder that such Order has been entered and is not subject to any stay and (b) an assignment duly executed and delivered by such Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to such Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of such Certificateholder relating to or arising under the affected Certificates against the debtor that made such Preference Payment, or otherwise with respect to such preference payment, and (ii) that, if any such voided distribution payment is recovered from such Certificateholder pursuant to such Order, such Certificateholder will be entitled to payment pursuant to the Policy. A copy of the Policy shall be made available to each affected Certificateholder through the Trust Administrator, and the Trust Administrator shall furnish to the Certificate Insurer or its fiscal agent, if any, its records evidencing the payments that have been made by the Trust Administrator and subsequently recovered from Certificateholders and the dates on which such payments were made.

                  (f) The Trust Administrator shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trust Administrator has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Offered Certificates. Each Holder of a Class A Certificate, by its purchase of such Certificate, the Master Servicer, the Trust Administrator and the Trustee agree that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersede as or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to, and each Holder, the Master Servicer, the Trust Administrator and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Master Servicer, the Trustee, the Trust Administrator and each Holder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

                  (g) It is understood and agreed that the intention of the parties is that the Certificate Insurer shall not be entitled to reimbursement on any Distribution Date for amounts previously paid by it unless on such Distribution Date the Class A Certificateholders shall also have received the full amount of the Insured Distribution Amount for such Distribution Date.

         Section 4.03.              Deposits into, and Transfers Among, the
                                    Accounts.

                  (a) The Trust Administrator shall deposit into the Certificate Account, upon receipt, the amounts referred to in Section 3.10(b) and (d) and the Termination Price received by the Trust Administrator in connection with a termination of the Trust pursuant to Article X hereof.

                  (b) Prior to 1:00 p.m. New York time on any Distribution Date, the Trust Administrator shall make all transfers required in order to make the payments required pursuant to Section 4.04 hereof.

         Section 4.04.              Flow of Funds and Distributions.

                  (a) I. On each Distribution Date, the Trust Administrator shall withdraw (a) from the Certificate Account, the Group I Available Funds and
(b) from the Policy Payments Account, the amount of any Insured Payment allocable to the Group I Certificates and shall distribute the same in the following order of priority:

                       (i) the portion of the following amounts, attributable to the Group I Mortgage Loans and the Group I Certificates, in the following order: first, to pay the PMI Insurer the premium attributable to the eligible Group I Mortgage Loans, second, to pay the Trust Administrator the Administrative Fee attributable to the Group I Mortgage Loans and third, to pay the Back-Up Servicer, if any, the Back-Up Servicing Fee attributable to the Group I Mortgage Loans;

                       (ii) to the Certificate Insurer, the Premium Amount for the Group I Certificates for such Distribution Date (to the extent such payment will not cause an Insured Payment to be required);

                       (iii) to the holders of the Group I Certificates, the related Interest Distribution Amount for such Distribution Date;

                       (iv) to the holders of the Classes of Group I Certificates, an amount equal to the Group I Basic Principal Distribution Amount;

                       (v) to the holders of the Group II Certificates, an amount equal to the excess, if any, of (x) the Interest Distribution Amount for the Group II Certificates for such Distribution Date over (y) the amount actually distributed to the holders of the Group II Certificates on such Distribution Date pursuant to Section 4.04(a)(II)(iii) below;

                       (vi) to the Certificate Insurer, FIRST, the Reimbursement Amount for the Group I Certificates for such Distribution Date (to the extent such payment will not cause an Insured Payment to be required), and SECOND, the Reimbursement Amount for the Group II Certificates for such Distribution Date (to the extent not paid under Section 4.04(a)(II)(vi) from the Group II Available Funds and to the extent such payment will not cause an Insured Payment to be required);

                       (vii) to holders of the Classes of Group I Certificates, an amount equal to the Group I Extra Principal Distribution Amount; and

                       (viii) to the holders of the Group II Certificates, an amount equal to the sum of (A) the excess, if any, of (x) the Group II Principal Distribution Amount for such Distribution Date over (y) the amount actually distributed to the holders of the Group II Certificates on such Distribution Date pursuant to Section 4.04(a)(II)(iv) and (II)(vii) from the Group II Available Funds and (B) any OC Deficiency Amount for such Distribution Date for the Group II Certificates, to the extent remaining unpaid after taking into account the distribution made pursuant to Section 4.04(a)(I)(viii)(A).

                  II. On each Distribution Date, the Trust Administrator shall withdraw (a) from the Certificate Account all Group II Available Funds and (b) from the Policy Payments Account, the amount of any Insured Payment allocable to the Group II Certificates and shall distribute the same in the following order of priority:

                       (i) the portion of the following amounts, attributable to the Group II Mortgage Loans and the Group II Certificates, in the following order: first, to pay the PMI Insurer the premium attributable to the eligible Group II Mortgage Loans, second, to pay the Trust Administrator the Administrative Fee attributable to the Group II Mortgage Loans and third, to pay the Back-Up Servicer, if any, the Back-Up Servicing Fee attributable to the Group I Mortgage Loans;

                       (ii) to the Certificate Insurer, the Premium Amount for the Group II Certificates for such Distribution Date (to the extent such payment will not cause an Insured Payment to be required);

                       (iii) to the holders of the Group II Certificates, the related Interest Distribution Amount for such Distribution Date;

                       (iv) to the holders of the Group II Certificates, an amount equal to the Group II Basic Principal Distribution Amount;

                       (v) to the holders of the Group I Certificates, an amount equal to the excess, if any, of (x) the Interest Distribution Amount for the Group I Certificates for such Distribution Date over (y) the amount actually distributed to the holders of the Group I Certificates on such Distribution Date pursuant to Section 4.04(a)(I)(iii) above;

                       (vi) to the Certificate Insurer, FIRST, the Reimbursement Amount for the Group II Certificates for such Distribution Date (to the extent such payment will not cause an Insured Payment to be required), and SECOND, the Reimbursement Amount for the Group I Certificates for such Distribution Date (to the extent not paid under Section 4.04(a)(I)(vi) from the Group I Available Funds and to the extent such payment will not cause an Insured Payment to be required);

                       (vii) to the holders of the Group II Certificates, an amount equal to the Group II Extra Principal Distribution Amount;

                       (viii) to the holders of the Group I Certificates, an amount equal to the sum of (A) the excess, if any, of (x) the Group I Principal Distribution Amount for such Distribution Date over (y) the amount actually distributed to the holders of the Group I Certificates on such Distribution Date pursuant to Section 4.04(a)(I)(iv) and (I)(vii) from the Group I Available Funds and (B) any OC Deficiency Amount for such Distribution Date for the Group I Certificates, to the extent remaining unpaid after taking into account the distribution made pursuant to Section 4.04(a)(II)(viii)(A);

                       (ix) to the Reserve Fund and then from the Reserve Fund, to the holders of the Group II Certificates, any Basis Risk Shortfall and any Unpaid Basis Risk Shortfall; and

                       (x) to the Reserve Fund, an amount equal to the Required Reserve Fund Deposit.

                  On each Distribution Date, any remaining amounts after giving effect to the distributions specified in clauses I and II above will be paid to the Back-Up Servicer to the extent provided in the Back-Up Servicing Agreement as additional compensation and then to the Holders of the Class R Certificates (net of amounts deposited into the Reserve Fund pursuant to II(x) above).

                  If on a Distribution Date one Certificate Group has an Overcollateralized Amount less than zero and the other Certificate Group does not, after giving effect to all payments on that Distribution Date other than any Insured Payment, then any principal portion of any Insured Payment for that Distribution Date will be included in the Available Funds of the Certificate Group having the Overcollateralized Amount less than zero. If on a Distribution Date both Certificate Groups have an Overcollateralized Amount less than zero, after giving effect to all payments on that Distribution Date other than any Insured Payment, then any principal portion of any Insured Payment for that Distribution Date will be included in the Available Funds of each Certificate Group to the extent of and in proportion to the amount necessary to eliminate that Certificate Group's negative Overcollateralized Amount.

                  (b) Whenever in the administration of the Trust the Trust Administrator comes into possession of money or other property not otherwise required to be paid to the Holders of the Regular Certificates, the Certificate Insurer, the Master Servicer or any other Person, or not required to be otherwise applied at any time pursuant to the provisions of this Agreement, the Trust Administrator shall promptly distribute such money or other property to the Class R Certificateholders.

                  (c) Payments to the Certificateholders of each Class on each Distribution Date will be made to the Certificateholders of the respective Class of record on the related Record Date (other than as provided in Section 4.04(f) or Section 10.01 hereof respecting the final distribution on such

Class), and shall be made to each such Certificateholder (x) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder is the registered owner of a Class R Certificate or the registered owner of a Class of Regular Certificates evidencing a Percentage Interest aggregating at least 10% hereof, and shall have so notified the Trust Administrator in writing in the case of the first Distribution Date, by the Closing Date, and, in the case of all subsequent Distribution Dates, at least five Business Days prior to the Record Date immediately prior to such Distribution Date; or (y) otherwise by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. Payments to the Certificate Insurer on any Distribution Date will be made by wire transfer of immediately available funds to the account designated by the Certificate Insurer (initially, in the Premium Letter).

                  (d) The rights of the Certificateholders to receive distributions from the proceeds of the Trust in respect of the Certificates, and all interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. In no event shall the Holders of any Class of Certificates, the Trustee, the Trust Administrator, the Depositor, the Master Servicer or the Certificate Insurer in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                  (e) Except as otherwise provided in Section 10.01 hereof, whenever the Trust Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trust Administrator shall, no later than four days prior to the related Distribution Date, send, by overnight delivery or by registered mail, to each Holder on such date of such Class of Certificates and to the Certificate Insurer a notice to the effect that:

                       (i) the Trust Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date and requests that such Holder send its Certificates to the Trust Administrator immediately following such final Distribution Date,

                       (ii) no interest shall accrue on such Certificates from and after the end of the related Due Period, and upon the Trust Administrator's making of such final distribution with respect to such Class of Certificates, such Certificates will be absolutely null and void and of no further effect thereafter, and

                       (iii) such final distribution will only be made upon presentment of the Certificates to the Trust Administrator at its Corporate Trust Office or at such other address set forth in such notice.

                  (f) Within one Business Day of the Trust Administrator's receipt of any payment disbursed to it by the Certificate Insurer in respect of any Preference Amount recovered from Class A Certificateholders, the Trust Administrator shall distribute such payment to such Certificateholders. If any such distribution is to be made on a Distribution Date, it shall be so made before giving effect to any distribution to be made on such date pursuant to
Section 4.04(a). The

Trust Administrator shall distribute to the respective Class A Certificateholder any payment disbursed to it by the Certificate Insurer in respect of any previous distribution to a Class A Certificateholder that was avoided as a preference pursuant to a final, non-appealable order of a court of competent jurisdiction under applicable bankruptcy, insolvency, receivership or similar law, and that such Certificateholder has repaid to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, as the case may be.

                  (g) With respect to each Account, the Master Servicer shall deliver to the Trust Administrator without any right of reimbursement therefor for deposit into such Account the amount of any losses incurred in connection with the investment of funds in such Account within one Business Day after receipt from the Trust Administrator of notice of any such losses. The Trust Administrator shall not be responsible for and shall be indemnified by the Master Servicer against any expenses or liability incurred with respect to such investment losses.

         Section 4.05.              [Reserved].

         Section 4.06.              Statements to Certificateholders.

                  On each Distribution Date the Trust Administrator shall forward by mail to each Holder of a Regular Certificate and the Certificate Insurer a statement, parts of which shall be based upon Master Servicer Information and upon which the Trust Administrator shall conclusively rely, without independent verification, as to the distributions made on such Distribution Date, setting forth the following information:

                  (a) the amount of the distributions, separately identified, with respect to the Regular Certificates;

                  (b) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and monthly scheduled payments of principal or other recoveries of principal included therein;

                  (c) the amount of such distributions allocable to interest and the calculation thereof;

                  (d) the Aggregate Loan Balance as of the end of the related Due Period;

                  (e) the Class Certificate Principal Balance of each Class of Regular Certificates after giving effect to any payment of principal on such Distribution Date;

                  (f) the amount of any Insured Payment included in the amounts distributed to the Holders of Offered Certificates on such Distribution Date;

                  (g) the Insured Distribution Amount for such Distribution Date, separately identifying the portions thereof allocable to principal and interest;

                  (h) the principal amount of each Class A Certificate (based on a Certificate in the original principal amount of $1,000) which will be outstanding and the Class Certificate Principal Balance of each Class of Regular Certificates, in each case after giving effect to any payment of principal on such Distribution Date;

                  (i) the amount of any OC Release Amount;

                  (j) the amount of any Available Funds Shortfall;

                  (k) the Net WAC Cap for each Certificate Group;

                  (l) the amount, if any, of Realized Losses for the previous calendar month;

                  (m) the related Overcollateralized Amount after giving effect to all distributions on such Distribution Date;

                  (n) the total of any Substitution Shortfall Amounts or Purchase Price amounts paid or received by the Master Servicer with respect to the preceding month;

                  (o) the weighted average Mortgage Rate of the Mortgage Loans as of the last day of the related Due Period;

                  (p) the current weighted average of the remaining terms of the Mortgage Loans;

                  (q) the amount of Servicing Fee paid to or retained by the Master Servicer;

                  (r) the amount of Administrative Fee paid to the Trustee and the Trust Administrator;

                  (s) the amount of any Delinquency Advances and Servicing Advances for the related Due Period, the aggregate amount of Delinquency Advances outstanding after giving effect to such Delinquency Advances and the aggregate amount of Nonrecoverable Delinquency Advances with respect to such Distribution Date;

                  (t) the number of Mortgage Loans outstanding;

                  (u) the cumulative number and Loan Balances of liquidated Mortgage Loans;

                  (v) the amount of cumulative Realized Losses and its percentage of the Cut-off Date Pool Balance;

                  (w) the Cut-off Date Loan Balance of each Mortgage Loan which was modified or extended pursuant to Section 2.11 or 3.07 hereof;

                  (x) the aggregate amount of payments in respect of Prepayment Interest Shortfalls deposited in the Collection Account by the Master Servicer on the related Master Servicer Remittance Date pursuant to Section 3.23 hereof;

                  (y) the Remittance Report (as defined in Section 4.06 hereof);

                  (z) the Interest Distribution Amount and the Principal Distribution Amount for such Distribution Date;

                  (aa) the Reimbursement Amount, if any and the amount, if any, allocable to principal, the amount allocable to interest and the amount allocable to other amounts due under the Insurance Agreement;

                  (bb) whether the Stepdown Requirement has been satisfied and whether the Master Servicer Termination Test has been violated;

                  (cc) the amount of payments received under the PMI Policy and the number of Mortgage Loans to which such payments related;

                  (dd) the dollar amount of claims made under the PMI Policy that were denied during the Due Period and the dollar amount of the cumulative claims made under the PMI Policy denied since the Closing Date;

                  (ee) the Pass-Through Rate for the Class A-2 Certificates for such Distribution Date;

                  (ff) the Basis Risk Shortfall, if any, for such Distribution Date and the Unpaid Basis Risk Shortfalls, if any, outstanding after reimbursements therefor on such Distribution Date;

                  (gg) the balance of the Reserve Fund prior to the deposit or withdrawal of any amounts on such Distribution Date, the amount of any withdrawal from the Reserve Fund pursuant to Section 4.04(a)(II)(ix) and the balance of the Reserve Fund after all deposits and withdrawals on such Distribution Date; and

                  (gg) the amount distributed to the Class R Certificateholders.

         Items (a), (b), (c) and (e) above shall also be presented on the basis of a certificate having a $1,000 denomination.

         In addition, on each Distribution Date the Trust Administrator shall distribute to each Holder, together with the information described above, the following information based solely upon Master Servicer Information provided to the Trust Administrator pursuant to Section 4.06 hereof upon which the Trust Administrator may conclusively rely without independent verification:

                  (A) the number of, and aggregate Loan Balances (including the percent of the aggregate Loan Balances of such Mortgage Loans to the aggregate Loan Balances of all Mortgage Loans) of, Mortgage Loans (i) 30-59 days Delinquent, (ii) 60-89 days Delinquent and (iii) 90 days or more Delinquent (which statistics shall, in each case, include Mortgage Loans in foreclosure and bankruptcy but which shall exclude REO Properties and shall, in each case, show Mortgage Loans in bankruptcy separately as well as aggregated with other Mortgage Loans in that category), as of the close of business on the last day of the calendar month next preceding such Distribution Date and the aggregate Loan Balances of all Mortgage Loans as of such date;

                  (B) the number of, and aggregate Loan Balances of, all Mortgage Loans in foreclosure proceedings (other than any Mortgage Loans described in clause (C) below) and the percent of the aggregate Loan Balances of such Mortgage Loans to the aggregate Loan Balances of all Mortgage Loans, all as of the close of business on the last day of the calendar month next preceding such Distribution Date;

                  (C) the number of, and the Aggregate Loan Balance of, the Mortgage Loans in bankruptcy proceedings and the percent of the Aggregate Loan Balance of such Mortgage Loans to the Aggregate Loan Balance of all Mortgage Loans, all as of the close of business on the last day of the calendar month next preceding such Distribution Date;

                  (D) the number of REO Properties, the Aggregate Loan Balance of the related Mortgage Loans, and the percent of the Aggregate Loan Balance of such Mortgage Loans to the Aggregate Loan Balance of all Mortgage Loans, all as of the close of business on the last day of the calendar month next preceding such Distribution Date;

                  (E) for each Mortgage Loan which is an REO Property, the Loan Balance of such Mortgage Loan, the loan number of such Mortgage Loan, the Value of the Mortgaged Property, the value established by any new appraisal, the estimated cost of disposing of the Mortgage Loan and the amount of any unreimbursed Delinquency Advances and Servicing Advances;

                  (F) for each Mortgage Loan which is in foreclosure, the Loan Balance of such Mortgage Loan, the Value of the Mortgaged Property, the Loan-to-Value Ratio and the loan-to-value ratio on the original Value as of the close of business on the last day of the calendar month next preceding such Distribution Date and the last paid-to- date, based; and

                  (G) the principal balance of each Mortgage Loan that was modified or extended pursuant to Section 2.10 or 3.01 hereof.

                  Within a reasonable period of time (which shall not be more than 45 days) after the end of each calendar year, the Trust Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (a) through (c) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as are from time to time in force.

                  On each Distribution Date the Trust Administrator shall forward to the Certificate Insurer, the Depositor, the Trustee, each Holder of a Class R Certificate, the Master Servicer and Bloomberg (at 499 Park Avenue, New York, New York 10022, Attention: Sam Chawla, (212) 940- 1843) a copy of the reports forwarded to the Regular Certificateholders on such Distribution Date, and a report of the amounts, if any, actually distributed with respect to the Class R Certificates on such Distribution Date.

                  Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall furnish to any Person who at any time during the calendar year was a Holder of a Class R Certificate a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

                  The Trust Administrator shall, upon written request, forward to any Certificateholder within five Business Days after the furnishing or receipt thereof by the Trustee, as the case may be, copies of any (i) directions, notices, certificates, opinions or reports furnished hereunder by the Trust Administrator to the Certificate Insurer, the Master Servicer, the Trustee, the Depositor or the Rating Agencies, (ii) directions, notices, certificates, reports, opinions or any other information or document furnished to the Trust Administrator by the Certificate Insurer, the Trustee, the Master Servicer, the Depositor or the Rating Agencies and (iii) anything requested in writing by any Certificateholder which the Trust Administrator otherwise sends to some other Person pursuant to this Agreement (excluding, however, routine items sent to Mortgagors, taxing or local property records authorities and similar items) which, in the case of clause (iii), such Certificateholder is not otherwise receiving; provided, however, that any such documents or information requested under clause (iii) shall be at the expense of the requesting Certificateholder; and provided, further, that the Trust Administrator shall not be required to provide any document or information which it is otherwise legally prohibited from providing.

                  The Trustee hereby agrees to disclose the Premium Rate to any Person upon request.

         Section 4.07. Remittance Reports; Delinquency Advances by the Master Servicer and Insurance Claims.

                  (a) On the Business Day following each Determination Date, the Master Servicer shall deliver to the Trustee, the Trust Administrator and the Certificate Insurer by telecopy (or by such other means as the Master Servicer, the Trust Administrator and the Trustee (or the Certificate Insurer) may agree from time to time) a servicing report (the "Remittance Report") with respect to the related Distribution Date. In addition, the Master Servicer shall deliver to Bloomberg, by electronic medium, a copy of the Remittance Report. On the same date, the Master Servicer shall forward to the Trustee, the Trust Administrator and the Certificate Insurer by overnight mail a computer readable magnetic tape containing the information set forth in such report with respect to the related Distribution Date. Such report will include (i) the amount of Delinquency Advances to be made by the Master Servicer in respect of the related Distribution Date, the aggregate amount of Delinquency Advances outstanding after giving effect to such Delinquency Advances, and the aggregate amount of Nonrecoverable Delinquency Advances in respect of such Distribution Date and
(ii) such other information with respect to the Mortgage Loans as the Trust Administrator may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.04 and to prepare the statements to Certificateholders contemplated by Section 4.06. The Trust Administrator shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

                  (b) On or before 3:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trust Administrator for deposit in the Certificate Account an amount equal to the aggregate amount of Delinquency Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.06, used by the Master Servicer in discharge of any such Delinquency Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Delinquency Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before the next Master Servicer Remittance Date. The Trust Administrator will provide notice to the Trustee, the Certificate Insurer and the Master Servicer by telecopy by the close of business on the third Business Day prior to the Distribution Date in the event that the amount remitted by the Master Servicer to the Trust Administrator on such date is less than the Delinquency Advances required to be made by the Master Servicer for the related Distribution Date..

                  (c) The obligation of the Master Servicer to make Delinquency Advances (other than Nonrecoverable Delinquency Advances) is mandatory with respect to any Mortgage Loan or REO Property, and shall continue until a Final Recovery Determination or an REO Disposition in connection therewith or the purchase or repurchase thereof from the Trust pursuant to any applicable provision of this Agreement.

                  (d) Notwithstanding anything herein to the contrary, no Delinquency Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such Delinquency Advance or Servicing Advance would, if made, constitute a Nonrecoverable Delinquency Advance or Nonrecoverable Servicing Advance, respectively. The determination by the Master Servicer that it has made a Nonrecoverable Delinquency Advance or a Nonrecoverable Servicing Advance or that any proposed Delinquency Advance or Servicing Advance, if made, would constitute a Nonrecoverable Delinquency Advance or Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Depositor, the Certificate Insurer, the Trust Administrator and the Trustee.

         Section 4.08.              Compliance with Withholding Requirements.

                  Notwithstanding any other provision of this Agreement, the Trust Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trust Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trust Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trust Administrator shall indicate to such Certificateholders the amount withheld. Any amounts so withheld shall be deemed to have been distributed to the related Certificateholders for all purposes of this Agreement.

         Section 4.09.              Securities and Exchange Commission;
                                    Additional Information.

                  Within 15 days after each Distribution Date, the Trust Administrator shall file with the Securities and Exchange Commission via the Electronic Data Gathering and Retrieval System, a Form 8-K with a copy of the statement to Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2001, the Trust Administrator shall file a Form 15 Suspension Notification with respect to the Trust, if applicable. Prior to March 30, 2001, the Trust Administrator shall file a Form 10-K with respect to the Trust. The Depositor hereby grants to the Trust Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trust Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Upon request, the Trust Administrator shall deliver to the Depositor a copy of any Form 8-K or Form 10-K filed pursuant to this Section 4.08.

         Section 4.10.              Reserve Fund.

                  (a) On the Closing Date, the Trust Administrator shall establish and maintain in its name, in trust for the benefit of the holders of the Class A-2 Certificates, the Reserve Fund. The Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trust Administrator held pursuant to this Agreement.

                  (b) On each Distribution Date, the Trust Administrator shall transfer the amount of any Basis Risk Shortfall and any Unpaid Basis Risk Shortfall and the Required Reserve Fund Deposit from the Certificate Account to the Reserve Fund pursuant to Section 4.04(a)(II)(ix) and (x). The Trust Administrator shall make withdrawals from the Reserve Fund to make distributions pursuant to Sections 4.04(a)(II)(ix).

                  (c) Funds in the Reserve Fund may be invested in Permitted Investments. Any earnings on such amounts shall be distributed to the Master Servicer. The Holder of the Class R Certificates shall be the owner of the Reserve Fund for federal income tax purposes and the Holder of the Class R Certificates shall direct the Trust Administrator, in writing, as to investment of amounts on deposit therein. In the absence of written direction to the Trust Administrator from the Holder of the Class R Certificates, all funds in the Reserve Fund shall remain uninvested.

                  (d) Upon termination of the Trust, any amounts remaining in the Reserve Fund shall be distributed to the Class R Certificateholder.

                                    ARTICLE V

                                THE CERTIFICATES

         Section 5.01.              The Certificates.

                  The Certificates consist of the Regular Certificates and the Class R Certificates. The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC I.

                  The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 and A-2. The Class A Certificates shall be issued upon original issuance as Book-Entry Certificates. The Class R Certificates shall be issued at all times as Definitive Certificates. The Offered Certificates are issuable only in denominations of $50,000 and integral multiples of $1.00 in excess thereof. The Class R Certificates are issuable only in denominations representing Percentage Interests of at least 10%.

                  Upon original issue, the Certificates shall be executed by the Trustee, or by the Trust Administrator on behalf of the Trustee, and authenticated and delivered by the Trustee or by the Trust Administrator, upon a written order to authenticate and upon receipt of the documents specified in
Section 2.04 hereof. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee or the Trust Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee or the Trust Administrator shall bind the Trustee or the Trust Administrator, as applicable, notwithstanding that such individuals or any of them shall have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Trustee or the Trust Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  Interest shall accrue on the Class A-1 Certificates on the basis of a 360-day year consisting of twelve 30-day months, except as otherwise provided herein. Interest shall accrue on the Class A-2 Certificates on the actual number of days in each Accrual Period and a 360-day year, except as otherwise provided herein.

         Section 5.02.              Registration of Transfer and Exchange of
                                    Certificates.

                  (a) The Trust Administrator shall cause to be kept at the office or agency appointed by the Trust Administrator in accordance with the provisions of Section 8.12 hereof a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Depositor, each Certificateholder, the Trustee and the Certificate Insurer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Trust Administrator as to the information set forth in the Certificate Register. The Trust Administrator shall furnish or cause to be furnished to the Depositor, the Trustee and the Certificate Insurer and to any Certificateholder a listing of the names and addresses of the Certificateholders on reasonable request.

                  (b) (i)The Class R Certificates have not been registered or qualified under the 1933 Act or any state securities laws or "blue sky" laws. No transfer, sale, pledge or other disposition of any Class R Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws or "blue sky" laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is to be made in reliance upon an exemption from the 1933 Act, the Trust Administrator shall require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the forms attached hereto as Exhibit G; and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Trust Administrator, the Trustee, the Master Servicer in its capacity as such or any Sub-Servicer), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any. None of the Depositor, the Master Servicer, the Trust Administrator or the Trustee is obligated under this Agreement to register the Class R Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of Class R Certificates without such registration or qualification. Any Class R Certificateholder desiring to effect such transfer shall, and does hereby agree to, promptly indemnify and reimburse the Trustee, the Depositor, the Trust Administrator and the Master Servicer for costs and expenses incurred in connection with any liability that results if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

                  (ii) No transfer of a Class R Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets") unless the Depositor, the Trust Administrator, the Trustee and the Master Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trust Administrator, the Trustee and the Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trust Administrator, the Trustee or the Trust to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this

Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trust Administrator, the Trustee or the Trust. An Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Trust Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Trust Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

                  (c) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trust Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                           (A) Each Person holding or acquiring any Ownership
                       Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee.

                           (B) In connection with any proposed transfer of any
                       Ownership Interest in a Class R Certificate, the Trust Administrator shall require delivery to it, and shall not register the transfer of any Class R Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit H) from the proposed transferee representing and warranting, among other things, that such transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(c) and agrees to be bound by them.

                           (C) Notwithstanding the delivery of a Transfer
                       Affidavit and Agreement by a proposed transferee under clause (B) above, if a Responsible Officer of the Trust Administrator who is assigned to this transaction has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of an Ownership Interest in a Class R Certificate to such proposed transferee shall be effected.

                           (D) Each Person holding or acquiring any Ownership
                       Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit H) to the Trust Administrator stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                           (E) Each Person holding or acquiring an Ownership
                       Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trust Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

                    (ii) The Trust Administrator will register the transfer of a
                  Class R Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Trust Administrator as a condition to such registration.

                   (iii) (A) If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such transfer of such Class R Certificate. The Trust Administrator shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(c) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                           (B) If any purported transferee shall become a holder
                  of a Class R Certificate in violation of the restrictions in this Section 5.02(c) and to the extent that the retroactive restoration of the rights of the holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trust Administrator shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Trust Administrator on such terms as the Trust Administrator may choose. Such purported transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Trust Administrator. Such purchaser may be the Trust Administrator itself or any Affiliate of the Trust Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trust Administrator or its Affiliates), expenses and taxes due, if any, will be remitted by the Trust Administrator to such purported transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trust Administrator, and the Trust Administrator shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                    (iv) The Trust Administrator shall make available to the
                  Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Class R Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
                  Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trust Administrator.

                     (v) The provisions of this Section 5.02(c) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trust Administrator at the expense of the party seeking to modify, add to or eliminate any such provision the following:

                           (A) written notification from each Rating Agency to
                       the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

                           (B) an Opinion of Counsel, in form and substance
                       satisfactory to the Trust Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust to cease to qualify as a REMIC and will not cause the Trust to be subject to an entity-level tax caused by the transfer of any Class R Certificate to a Person that is not a Permitted Transferee or a Person other than the prospective transferee to be subject to a REMIC tax caused by the transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

                  Notwithstanding anything in this Section 5.02 to the contrary, no certifications or Opinions of Counsel will be required in connection with the initial transfer of any such Class R Certificate by the Depositor to an affiliate of the Depositor or by the Depositor or such affiliate to Greenwich Capital Markets, Inc.

                  (d) Subject to the preceding paragraphs, upon surrender for registration of transfer of any Certificate (duly endorsed, or accompanied by an executed assignment, as specified in the Certificate) at any agency or office appointed by the Trust Administrator for such purpose pursuant to Section 8.12 hereof, the Trustee, or the Trust Administrator on behalf of the Trustee, shall execute and the Trustee or the Trust Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                  (e) At the option of the Certificateholders, each Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency appointed by the Trust Administrator for such purpose pursuant to Section 8.12 hereof. Whenever any Certificates are so surrendered for exchange the Trustee, or the Trust Administrator on behalf of the Trustee, shall execute and the Trustee or the Trust Administrator shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trust Administrator) be duly endorsed by, or be accompanied by an assignment in the form attached to the Certificate or by a written instrument of transfer in a form reasonably satisfactory to the Trust Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (f) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (g) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Trust Administrator in accordance with its customary procedures.

         Section 5.03.              Mutilated, Destroyed, Lost or Stolen
                                    Certificates.

                  If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to each of the Trustee, the Trust Administrator and the Certificate Insurer such security or indemnity (provided that an unsecured letter of indemnity in a form reasonably satisfactory to the Trustee and the Trust Administrator from a Holder which is an insurance company having long-term unsecured debt which is rated at least investment grade (or having a comparable claim-paying ability rating) and having a minimum net worth of $100,000,000 shall satisfy such requirement) as may be required by them to save each of them harmless, then, in the absence of actual knowledge by a Responsible Officer of the Trustee or the Trust Administrator that such Certificate has been acquired by a bona fide purchaser, the Trustee, or the Trust Administrator on behalf of the Trustee, shall execute and the Trustee or the Trust Administrator shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trust Administrator and the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04.              Persons Deemed Certificateholders.

                  The Depositor, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Insurer and any agent of any of them may treat the Person in whose name any Certificate is registered in the Certificate Register as the Certificateholder for the purpose of receiving distributions pursuant to Section 4.04 hereof and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Insurer or any agent of any of them shall be affected by notice to the contrary.

         Section 5.05.              Book-Entry Certificates.

                  At such time, if any, as any Class of Regular Certificates shall be registered on the Certificate Register in the name of the Depository or its nominee, such Class shall be issued in the form of one or more typewritten Certificates representing Book-Entry Certificates to be delivered to the Depository by or on behalf of the Depositor and held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository. Any Certificate Owner owning a beneficial interest in the Book-Entry Certificates shall only be entitled to receive definitive, fully registered Certificates ("Definitive Certificates") representing such Certificate Owner's interest in such Certificates pursuant to Section 5.07 hereof. Following the issuance of Book-Entry Certificates with respect to any Regular Certificates and until such time, if any, as Definitive Certificates shall have been issued to the Certificate Owners of such Certificates:

                  (a) the provisions of this Section 5.05 shall be in full force and effect;

                  (b) the Depositor, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Insurer may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

                  (c) the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, with respect to any Book-Entry Certificates, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on such Certificates to such Depository Participants;

                  (d) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

                  (e) the Trustee and the Trust Administrator may rely, and shall be fully protected in relying, upon information furnished by the Depository with respect to its Depository Participants; and

                  (f) to the extent that the provisions of this Section 5.05 conflict with any other provisions of this Agreement, the provisions of this
Section 5.05 shall control.

                  For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Certificates evidencing a specified percentage of the Voting Rights, such consent or direction may be given by a combination of Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates, and Certificateholders owning Definitive Certificates, evidencing in the aggregate such specified percentage of the Voting Rights.

         The Trust Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Trustee and, if the Trust Administrator is not the Book-Entry Custodian, the Trust Administrator, any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trust Administrator resigns or is removed in accordance with the terms hereof, the Trustee, the successor trust administrator or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

         Section 5.06.              Notices to Depository.

                  Whenever any notice or other communication is required to be given to Holders of any Class of Certificates represented in whole or in part by Book-Entry Certificates, the Trust Administrator shall, with respect to such Book-Entry Certificates, give all such notices and communications to the Depository rather than to the related Certificate Owners.

         Section 5.07.              Definitive Certificates.

                  After any issuance of Regular Certificates as Book-Entry Certificates, if (a) the Depositor advises the Trustee or the Trust Administrator that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee, Trust Administrator or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Trustee or the Trust Administrator that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of a Master Servicer Default, Certificate Owners of any Class of Certificates evidencing at least 51% of the Percentage Interests represented by the Book- Entry Certificates of such Class advise the Trustee, the Trust Administrator and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to such Certificates through the Depository (or its successor) is no longer in the best interests of the Certificate Owners with respect to such Certificates, then the Trust Administrator shall notify all Certificate Owners of the availability of Definitive Certificates to Certificate Owners requesting the same.

                  The Depositor shall provide the Trust Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trust Administrator of any Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee, or the Trust Administrator on behalf of the Trustee, shall execute and the Trustee or the Trust Administrator shall authenticate and deliver the Definitive Certificates that are to replace such Book-Entry Certificates. Neither the Depositor, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trust Administrator, to the extent applicable with respect to such Definitive Certificates, and the Trust Administrator shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

         Section 6.01.              Liability of the Depositor and the Master
                                    Servicer.

                  The Depositor and the Master Servicer each shall be severally liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken herein by the Depositor and the Master Servicer, respectively.

         Section 6.02. Merger or Consolidation of the Depositor or the Master Servicer.

                  Subject to the following paragraph, the Depositor shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. The Master Servicer shall keep in full effect its existence, rights and franchises as a corporation organized under the laws of the State of California (or under the laws of such other jurisdiction as may in the future issue a charter for the Master Servicer). The Depositor and the Master Servicer each shall (and the Master Servicer shall require each Subservicer in the related Subservicing Agreement to) obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets, or substantially all of its assets pertaining to the loan origination or servicing business, respectively, to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall satisfy the requirements of Sections 6.06 and 7.02 hereof with respect to the qualifications of a successor Master Servicer.

         Section 6.03. Limitation on Liability of the Depositor, the Master Servicer, any Subservicer and Others.

                  None of the Depositor or the Master Servicer, or any of the directors, officers, employees or agents of the Depositor or the Master Servicer, any Subservicer or members or affiliates of the Depositor shall be under any liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such Person against the remedies provided herein for the breach of any warranties, representations or covenants made herein, or against any specific liability imposed on the Depositor or the Master Servicer herein, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Depositor or the Master Servicer, as the case may be, or by reason of reckless disregard of obligations and duties of the Master Servicer or the Depositor, as the case may be, hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer, or any member or affiliate of the Depositor may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder.

                  The Master Servicer, each Subservicer and the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor and any member or affiliate of the Depositor shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except to the extent any such loss, liability or expense is otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Except as otherwise provided herein, neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not related to its respective duties under this Agreement; provided, however, that, except as otherwise provided herein, either the Depositor or the Master Servicer may, with the prior consent of the Trustee, the Trust Administrator and the Certificate Insurer, in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders and the Certificate Insurer hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, the Depositor and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

         Section 6.04. Limitation on Resignation of the Master Servicer; No Assignment or Delegation of Duties by Master Servicer.

                  The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) by the mutual consent of the Certificate Insurer (except that if a Certificate Insurer Default has occurred and is continuing, the decision of the Trustee and the Trust Administrator shall control), the Trustee and the Trust Administrator and written confirmation from the Rating Agencies that such resignation would not result in the withdrawal, downgrade or qualification of their ratings of any Class of Certificates (as they would be determined without regard to the existence of the Policy) or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to clause (b) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Independent Opinion of Counsel to such effect delivered (at the expense of the Master Servicer) to the Trustee, the Trust Administrator and the Certificate Insurer. No resignation of the Master Servicer shall become effective until the Trustee, the Trust Administrator or a successor servicer, appointed pursuant to the provisions of Section 7.02 hereof and satisfying the requirements of Sections 6.06 with respect to the qualifications of a successor Master Servicer, shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                  Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or (except as permitted by Section 3.02 hereof) delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder, without the prior written consent of each of the Certificate Insurer, the Trust Administrator and the Trustee (except that if a Certificate Insurer Default has occurred and is continuing, the decision of the Trustee and the Trust Administrator shall control), and, absent such written consent, any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void.

         Section 6.05.              Rights of the Depositor, the
                                    Certificateholders and Others in Respect of the Master Servicer.

                  The Master Servicer shall (and shall require any Subservicer in the related Subservicing Agreement to) afford the Depositor, the Trustee, the Trust Administrator, the Certificate Insurer and any Regular Certificateholder which has a greater than 10% Percentage Interest in the related Class and any representative or agent of the foregoing, upon reasonable prior notice, during normal business hours, access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer and each Subservicer responsible for such obligations. Upon request and at such requesting party's expense, the Master Servicer shall furnish to the Depositor, any Certificateholder, the Trustee, the Trust Administrator and the Certificate Insurer, the Master Servicer's most recent publicly available financial statements and each Subservicer's most recent financial statements (annual or quarterly statements, as the case may be) and such other information reasonably relating to their capacity to perform their obligations under this Agreement as the Master Servicer or such Subservicer possesses.

                  To the extent such information is not otherwise available to the public, the Depositor, the Certificateholders, the Master Servicer (with respect to information of any Subservicer), the Trust Administrator, the Trustee and the Certificate Insurer shall not disseminate any information obtained pursuant to the preceding two sentences without the written consent of the Master Servicer or the Subservicer (only with respect to information of such Subservicer) except as required pursuant to this Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies for reasons consistent with the performance of their respective duties or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority, or as may be required in any report submitted to any regulatory body, having jurisdiction over the Depositor, the Master Servicer, the

Trust Administrator, the Trustee, any Certificateholder or REMIC I, as the case may be, and in any case, the Depositor, the Master Servicer (with respect to information of any Subservicer), the Trust Administrator or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information.

         Section 6.06.              Eligibility Requirements for Master
                                    Servicer.

                  The Master Servicer hereunder shall at all times be a corporation or a state-chartered or national bank acceptable to the Certificate Insurer except that if a Certificate Insurer Default has occurred and is continuing, such entity shall be acceptable to the Trustee and the Trust Administrator. The Master Servicer shall be organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia and have, except in the case of the original Master Servicer, equity of at least $10,000,000 (or such lower level as may be acceptable to the Certificate Insurer, or, if a Certificate Insurer Default has occurred and is continuing, to the Trustee and the Trust Administrator, and to the Rating Agencies, as evidenced by written confirmation that such lower level would not result in the withdrawal, downgrade or qualification of their ratings of any Class of Certificates (as they would be determined without regard to the existence of the Policy). In case at any time the Master Servicer shall cease to be eligible in accordance with the provisions of this Section 6.06, the Master Servicer shall resign immediately in the manner and with the effect specified in
Section 7.02(a) hereof.

                                   ARTICLE VII
                                     DEFAULT

         Section 7.01. Master Servicer Defaults; Certain Matters Affecting the Master Servicer.

                  (a) "Master Servicer Default", wherever used herein, means any one of the following events:

                       (i) any failure by the Master Servicer to deposit into the Collection Account and the Certificate Account any amount (other than a Delinquency Advance required to be made from its own funds) that it is required to deposit under the terms of this Agreement, which failure continues unremedied for a period of two Business Days after the date upon which such payment was required to be remitted or paid; or

                       (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates or in this Agreement, which failure continues unremedied for a period of 30 days after the first date on which (x) a Servicing Officer has knowledge of such failure or (y) written notice of such failure, requiring the same to be remedied, shall have been given to a Servicing Officer by the Majority Certificateholders, the Depositor, the Trust Administrator or the Trustee; or

                       (iii) a decree or order for relief of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 45 days; or

                       (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

                       (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                       (vi) if the Originator or an affiliate of the Originator is the Master Servicer, any failure of the Originator to repurchase, or substitute a Qualified Substitute Mortgage Loan for, any Mortgage Loan as required by Section 2.06 hereof; or

                       (vii) any failure of the Master Servicer to pay any Delinquency Advance or any amount in respect of Prepayment Interest Shortfalls on any Master Servicer Remittance Date required to be made from its own funds pursuant to Section 3.23 or 4.06 hereof, respectively, which failure continues unremedied for a period of one Business Day; or

                       (viii) there shall have occurred, and the Certificate Insurer shall have notified the Master Servicer, the Trust Administrator and the Trustee of, an event of default by the Master Servicer under the Insurance Agreement; or

                       (ix) either (a) the Master Servicer fails to make any payment due with respect to recourse debt or other obligations which such debt or obligations have an aggregate principal balance of $750,000 or more; or (b) the occurrence of any event or the existence of any condition, the effect of which is to cause (or permit one or more Persons to cause) $750,000 or more of recourse debt or other obligations of the Master Servicer to become due before their stated maturity or before their regularly scheduled dates of payment, in each case, so long as such failure, event or condition shall be continuing and shall not have been waived by the Person or Persons entitled to performance; or

                       (x) the rendering against the Master Servicer of a final judgment, decree or order for the payment of money in excess of $750,000 which is uninsured, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 60 consecutive days without a stay of execution; or

                       (xi) a failure of the Master Servicer to meet the Master Servicer Termination Test with respect to any Distribution Date; or

                       (xii) the merger, consolidation or other combination of the Master Servicer with or into any other entity, unless (1) the Master Servicer is the surviving entity of such combination or (2) the surviving entity is a corporation or a national or state-chartered bank or a national banking association that is (x) organized and doing business under the laws of any state or the United States or any state thereof or the District of Columbia and (y) acceptable to the Majority Certificateholders; or

                       (xiii) the Master Servicer ceases to be an approved servicer of the PMI Insurer for purposes of the PMI Policy.

                  If a Master Servicer Default shall occur, then, and in each and every such case, so long as such Master Servicer Default shall not have been remedied, (x) the Certificate Insurer or (y) if a Certificate Insurer Default has occurred and is continuing, the Trustee, at the direction of the Majority Certificateholders, may by notice in writing to the Master Servicer, the Trustee, the Trust Administrator, the Depositor, each related Certificateholder and the Certificate Insurer, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this

Agreement, to the extent permitted by law, and in and to the related Mortgage Loans and the proceeds thereof.

                  On and after the receipt by the Master Servicer of any such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator or other successor Master Servicer appointed pursuant to Section 7.02 hereof and, without limitation, the Trust Administrator or such other successor Master Servicer is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the related Mortgage Loans and related documents, or otherwise.

                  The Master Servicer agrees promptly (and in any event no later than ten (10) Business Days subsequent to such notice) to provide the Trust Administrator or other successor Master Servicer with all documents and records requested by it to enable it to assume the functions of the Master Servicer under this Agreement and to cooperate with the Trust Administrator or other successor Master Servicer in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day, to the Trust Administrator or other successor Master Servicer or its designee for administration, of all cash amounts which shall at the time be or should have been credited by the Master Servicer to any Account, or which shall thereafter be received with respect to the related Mortgage Loans or any related REO Property (provided, however, that the Master Servicer shall to be entitled to receive at the time of relinquishing its servicing obligations, a cash payment equal to all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Delinquency Advances or otherwise and shall continue to be entitled to the benefit of Section 6.03 hereof, notwithstanding such termination).

                  For purposes of this Section 7.01, the Trustee and the Trust Administrator shall not be deemed to have knowledge of a Master Servicer Default unless a Responsible Officer of the Trustee or the Trust Administrator has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Default is received at the notice address of the Trustee or the Trust Administrator provided herein and such notice references the Certificates, the Depositor, the Trust or this Agreement.

                  For purposes of this Section 7.01, any consent or determination by the Certificate Insurer shall be replaced by consent or determination of the Majority Certificateholders if a Certificate Insurer Default has occurred and is continuing.

                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Master Servicer on behalf of Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Master Servicer on behalf of Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

         Section 7.02.              Trust Administrator or Trustee to Act;
                                    Appointment of Successor.

                  (a) (1) On and after the time the Master Servicer receives a notice of termination, or a servicing term expires pursuant to Section 3.28 hereof, the Back-Up Servicer (and in the event the Back-Up Servicer fails in its obligation, a successor servicer appointed by the Certificate Insurer, or in the absence of such appointment, the Trust Administrator and in the event the Trust Administrator fails in its obligation, the Trustee) shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Back-Up Servicer, the successor servicer, Trust Administrator, the Trust Administrator or the Trustee, as applicable, (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.06(c) and the obligation to deposit amounts in respect of losses pursuant to
Section 3.10) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make Delinquency Advances pursuant to
Section 4.06; provided, however, that if the Back-Up Servicer, the successor servicer, the Trust Administrator or the Trustee, as applicable, is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Back-Up Servicer, the successor servicer, the Trust Administrator or the Trustee, as applicable, shall not be obligated to make Delinquency Advances pursuant to Section 4.06; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Back-Up Servicer, the successor servicer, the Trust Administrator or the Trustee, as applicable, as successor to the Master Servicer hereunder. As compensation therefor, the Back-Up Servicer, the successor servicer, the Trust Administrator or the Trustee, as applicable, shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to Section 7.02(a)(2) below, the Trust Administrator or the Trustee, as applicable, may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Certificate Insurer or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trust Administrator or Trustee, as applicable, promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution selected by the Certificate Insurer and acceptable to each Rating Agency and having a net worth of not less than $15,000,000, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement.

                       (2) No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Back-Up Servicer, the successor servicer, the Trust Administrator or the Trustee, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Trustee, the Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trust Administrator or the Trustee, as applicable, shall act in such capacity as hereinabove provided.

                  (b) If the Master Servicer fails to remit to the Trust Administrator for distribution to the Certificateholders any payment required to be made under the terms of this Agreement (for purposes of this Section 7.02(b), a "Remittance") because the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of such Remittance is prohibited by
Section 362 of the federal Bankruptcy Code, the Trust Administrator shall (and in the event the Trust Administrator fails in its obligation, the Trustee) upon notice of such prohibition, regardless of whether it has received a notice of termination under Section 7.01, advance the amount of such Remittance by depositing such amount in the Certificate Account on the related Distribution Date. The Trust Administrator or the Trustee, as applicable, shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trust Administrator or the Trustee, as applicable, can reasonably be expected to be ultimately recoverable from Stayed Funds and (ii) the Trust Administrator or the Trustee, as applicable, is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Trust Administrator for the deposit thereof in the Certificate Account by the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trust Administrator or the Trustee, as applicable, may recover the amount so advanced, without interest, by withdrawing such amount from the Certificate Account; however, nothing in this Agreement shall be deemed to affect the Trust Administrator's or Trustee's, as applicable, rights to recover from the Master Servicer's own funds interest on the amount of any such advance. If the Trust Administrator or the Trustee, as the case may be, at any time makes an advance under this Subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trust Administrator or the Trustee, as applicable, shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Certificate Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

                  (c) The successor Master Servicer (other than the Trustee or the Trust Administrator) shall be solely liable for all costs and expenses associated with the transfer of servicing to such successor Master Servicer, other than the costs and expenses of sending to the successor Master Servicer any Mortgage Loan files and records held by the Master Servicer being replaced, for which costs and expenses the Master Servicer being replaced shall have sole responsibility.

         Section 7.03.              Notification to Mortgagors and
                                    Certificateholders.

                  (a) Upon any such termination pursuant to Section 7.02 hereof or the appointment of a successor to the Master Servicer, the Trust Administrator shall, at the expense of the Master Servicer, give prompt written notice thereof to the Certificate Insurer and the related Certificateholders at their respective addresses appearing in the Certificate Register and to the related Mortgagors at their respective addresses appearing in the Mortgage Loan Schedule.

                  (b) Within three Business Days after the occurrence of any event which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Default, the Trust Administrator shall transmit by mail, at the expense of the Master Servicer, to all Holders of Certificates and the Certificate Insurer notice of any Master Servicer Default actually known to a Responsible Officer of the Trust Administrator.

         Section 7.04. Additional Remedies of Trustee upon Master Servicer Defaults.

                  Upon any Master Servicer Default, the Trustee shall have the right to the extent consistent with the rights reserved to the Certificate Insurer hereunder, in its own name and as Trustee, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Master Servicer Default.

         Section 7.05.              Waiver of Master Servicer Defaults.

                  The Certificate Insurer, for so long as a Certificate Insurer Default has not occurred and is not continuing, and otherwise Majority Certificateholders may waive any Master Servicer Default and its consequences, except that a default in the making of any required deposit into the Collection Account or the Certificate Account that would result in a failure by the Trust Administrator to make any required distribution on the Certificates may be waived only by all of the Certificateholders. Upon any waiver of a past Master Servicer Default, such Master Servicer Default shall cease to exist, and any Master Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other Master Servicer Default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trust Administrator to each Rating Agency and to all Certificateholders.

         Section 7.06.              Survivability of Master Servicer
                                    Liabilities.

                  Notwithstanding anything herein to the contrary, upon termination of the Master Servicer hereunder, any liabilities of the Master Servicer which accrued prior to such termination shall survive such termination.

         Section 7.07.              Back-Up Servicer and Back-Up Servicing
                                    Agreement.

                  Not later than 60 days after the Closing Date, the Master Servicer shall enter into a Back-Up Servicing Agreement, in form and substance satisfactory to the Certificate Insurer, with a Back-Up Servicer satisfactory to the Certificate Insurer. The Master Servicer shall use best efforts to provide all information necessary for the Back-Up Servicer to implement the Back-Up Servicing Agreement. Upon execution of the Back-Up Servicing Agreement, the Master Servicer shall notify the Trustee and the Trust Administrator in writing that a Back-Up Servicer has been appointed and shall submit wiring instructions to them for remittance of the Back-Up Servicing Fee. Furthermore, the Master Servicer shall deliver a copy of the executed Back-Up Servicing Agreement to the Trustee and the Trust Administrator as soon as such copy becomes available.

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

         Section 8.01.              Duties of Trustee and the Trust
                                    Administrator.

                  Each of the Trustee and the Trust Administrator, prior to the occurrence of a Master Servicer Default and after the curing of all Master Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.
During a Master Servicer Default, each of the Trustee and the Trust Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee or the Trust Administrator enumerated in this Agreement shall not be construed as a duty.

                  Each of the Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the it which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form specified in this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, it shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, it will provide notice thereof to the Certificateholders

                  Each of the Trustee and the Trust Administrator may, in accordance with its duties hereunder, do all things necessary and proper as may be required in connection with any secondary mortgage licensing laws and similar requirements, including, but not limited, to consenting to jurisdiction, and the appointment of agents for service of process, in jurisdictions in which the Mortgaged Properties are located.

                  No provision of this Agreement shall be construed to relieve the Trustee or the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                       (i) Prior to the occurrence of a Master Servicer Default, and after the curing of all such Master Servicer Defaults which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions contained therein (including, but not limited to, Master Servicer Information), upon any certificates or opinions furnished to the Trustee and the Trust Administrator that are in the forms specified in this Agreement;

                       (ii) Neither the Trustee nor the Trust Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or the Trust Administrator, unless it shall be proved that the Trustee or the Trust Administrator was negligent in ascertaining the pertinent facts; and

                       (iii) Neither Trustee nor the Trust Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority
Certificateholders issued to the Trustee or the Trust Administrator pursuant to
Section 8.13 hereof.

         Section 8.02. Certain Matters Affecting the Trustee and the Trust Administrator.

                  (a)  Except as otherwise provided in Section 8.01 hereof:

                       (i) Each of the Trustee and the Trust Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document (including, but not limited to, Master Servicer Information) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                       (ii) Each of the Trustee and the Trust Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                       (iii) Neither the Trustee nor the Trust Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Trust Administrator, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (provided that an unsecured letter of indemnity in a form reasonably satisfactory to the Trustee or the Trust Administrator, as the case may be, from a Holder which is an insurance company having long-term unsecured debt that is rated at least investment grade (or has a comparable claim-paying ability rating) and having a minimum net worth of $100,000,000 shall satisfy such requirement); nothing contained herein shall, however, relieve the Trustee or the Trust Administrator of the obligation, upon the occurrence of a Master Servicer Default of which the Trustee or the Trust Administrator, as the case may be, has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                       (iv) Neither the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                       (v) Prior to the occurrence of a Master Servicer Default hereunder and after the curing of all Master Servicer Defaults which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or by the Majority Certificateholders; provided, however, that if the payment of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity (provided that an unsecured letter of indemnity in a form reasonably satisfactory to the Trustee or the Trust Administrator from a Holder which is an insurance company having long-term unsecured debt which is rated at least investment grade (or having a comparable claim-paying ability rating) and having a minimum net worth of $100,000,000 shall satisfy such requirement) against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand;

                       (vi) The Trustee or the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                       (vii) Neither the Trustee nor the Trust Administrator shall be personally liable for any loss resulting from the investment of funds at the direction of the Master Servicer held in any Account or the Reserve Fund; provided, however, that the Trustee or the Trust Administrator, as applicable, shall be personally liable on any investment on which the Trustee or the Trust Administrator or an affiliate thereof, as applicable, is the obligor and has defaulted.

                  (b) Following the Closing Date, and except as otherwise provided in this Agreement, neither the Trustee nor the Trust Administrator shall knowingly accept any contribution of assets to the Trust unless it shall have been provided with an Opinion of Counsel at the expense of the party delivering such assets acceptable to it to the effect that the inclusion of such assets in the Trust will not cause the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Trust to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee or the Trust Administrator, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee or the Trust Administrator shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

         Section 8.03. Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the signature of the Trustee or the Trust Administrator, on behalf of the Trustee, the authentication of the Trustee or the Trust Administrator on the Certificates, the acknowledgments of the Trustee and the Trust Administrator contained in Article II and the representations and warranties of the Trustee and the Trust Administrator in Section 8.14) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for their correctness. Neither the Trustee nor the Trust Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.14) or of the Certificates (other than the signature of the Trustee, or the Trust Administrator, and authentication of the Trustee or the Trust Administrator on the Certificates) or of any Mortgage Loan or related document. Neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Depositor, the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or for the use or application of any funds deposited into or withdrawn from the Collection Account by the Master Servicer.

         Section 8.04.              Trustee and Trust Administrator May Own
                                    Certificates.

                  The Trustee or Trust Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or the Trust Administrator, as applicable.

         Section 8.05. Expenses of Trustee, Trust Administrator and Master Servicer.

                  (a) The Trust Administrator shall withdraw from the Certificate Account on each Distribution Date the Administrative Fee as described in Section 4.04 hereof and shall remit to the Trustee the portion thereof to which it is entitled. Each of the Trustee and the Trust Administrator and any director, officer, employee or agent of the Trustee or the Trust Administrator, as applicable, shall be indemnified by REMIC I and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee or the Trust Administrator, as applicable, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's or Trust Administrator's, as the case may be, performance in accordance with the provisions of this Agreement) incurred by the Trustee or the

Trust Administrator, as applicable, in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from any breach of the Master Servicer's (and in the case of the Trustee, the Trust Administrator's or in the case of the Trust Administrator, the Trustee's) obligations in connection with this Agreement, (ii) that constitutes a specific liability of the Trustee or the Trust Administrator, as applicable, pursuant to
Section 3.01 or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or in the case of the Trust Administrator, as a result of a breach of the Trust Administrator's obligations under Section 3.01 hereof. The Master Servicer agrees to indemnify the Trustee and the Trust Administrator, from, and hold each harmless against, any loss, liability or expense arising in respect of any breach by the Master Servicer of its obligations in connection with this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee or the Trust Administrator, as the case may be. Any payment hereunder made by the Master Servicer to the Trustee or the Trust Administrator shall be from the Master Servicer's own funds, without reimbursement from REMIC I therefor.

                  (b) The Master Servicer shall pay any annual rating agency fees of the Rating Agencies for ongoing surveillance from its own funds without right of reimbursement.

         Section 8.06.              Trustee and Trust Administrator Eligibility
                                    Requirements.

                  Each of the Trustee and the Trust Administrator hereunder shall at all times be a corporation or a national or state-chartered bank or a national banking association acceptable to the Certificate Insurer and that is not an affiliate of the Depositor or the Master Servicer, organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 or a member of a bank holding company whose capital and surplus is at least $100,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation, bank or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time any Trustee or Trust Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee or the Trust Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section
8.07 hereof. The corporation, bank or association serving as Trustee or Trust Administrator may have normal banking and trust relationships with the Depositor and the Master Servicer and the respective affiliates.

         Section 8.07. Resignation and Removal of the Trustee and the Trust Administrator.

                  Either the Trustee or Trust Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Certificate Insurer, to all Certificateholders and if the Trustee is resigning, to the Trust Administrator, or, if the Trust Administrator is resigning, to the Trustee. Upon receiving such notice of any such resignation or of any removal as provided in this Section, the Certificate Insurer may select, or if the Certificate Insurer elects not to, the Master Servicer shall select a successor Trustee or Trust Administrator (which may be the same Person, if both are being replaced) and shall present such party to the Certificate Insurer and upon its approval such party shall promptly be appointed successor trustee or trust administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Trust Administrator and to the successor trustee or trust administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Certificate Insurer and the Depositor by the Master Servicer. If no successor trustee or trust administrator shall have been so appointed and accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

                  If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request therefor, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Master Servicer shall solicit and present to the Certificate Insurer a written instrument removing the Trustee or the Trust Administrator, as applicable, and appointing a successor trustee or trust administrator, as applicable and, upon its written approval, such instrument shall be delivered to the Trustee or the Trust Administrator so removed and to the successor trustee or trust administrator. A copy of such instrument shall be delivered to the Certificateholders, the Certificate Insurer and the Depositor by the Master Servicer.

                  The Majority Certificateholders, with the written consent of the Certificate Insurer (which shall only be required if no Certificate Insurer Default has occurred and is continuing), or the Certificate Insurer (if no Certificate Insurer Default has occurred and is continuing) may at any time remove the Trustee or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Trust Administrator so removed and one complete set to the successor so appointed.
A copy of such instrument shall be delivered to the Certificateholders, the Master Servicer, the Certificate Insurer and the Depositor by the Trustee or the Trust Administrator, as applicable.

                  Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor trustee or successor trust administrator pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee or successor trust administrator as provided in Section 8.08 hereof. Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default exists and is continuing, neither the Trustee nor the Trust Administrator may be removed by the Certificateholders without the prior written consent of the Certificate Insurer.

                  Notwithstanding the foregoing, in the event the Trust Administrator advises the Trustee that it is unable to continue to perform its obligations pursuant to the terms of this Agreement prior to the appointment of a successor, the Trustee shall be obligated to perform such obligations until a new trust administrator is appointed. Such performance shall be without prejudice to any claim by a party hereto or beneficiary hereof resulting from the Trust Administrator's breach of its obligations hereunder.

         Section 8.08.              Successor Trustee and Trust Administrator.

                  Any successor trustee or successor trust administrator appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Certificateholders, the Certificate Insurer, the Master Servicer, the Trustee or the Trust Administrator, as applicable, and to its predecessor trustee or predecessor trust administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor trust administrator shall become effective and such successor trustee or predecessor trust administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee or predecessor trust administrator, as applicable, shall deliver to the successor trustee or predecessor trust administrator, as applicable, all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a custodian, which shall become the agent of any successor trustee hereunder), and the Depositor, the Master Servicer and the predecessor trustee or the predecessor trust administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  No successor trustee or successor trust administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee or successor trust administrator shall be eligible under the provisions of Section 8.06 hereof.

                  Upon acceptance of appointment by a successor trustee or successor trust administrator as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee or trust administrator hereunder to each Holder of Certificates at their respective addresses as shown in the Certificate Register and to each Rating Agency. If the Depositor fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee or successor trust administrator, the successor trustee or successor trust administrator, as applicable, shall cause such notice to be mailed at the expense of the Depositor.

                  Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default exists, the appointment of any successor trustee or successor trust administrator pursuant to any provision of this Agreement will be subject to the prior written consent of the Certificate Insurer.

                  Neither the Trustee nor the Trust Administrator shall be liable for the acts or omissions to act of any successor Trustee or successor Trust Administrator, as applicable, appointed hereunder.

         Section 8.09.              Merger or Consolidation of Trustee or Trust
                                    Administrator.

                  Any corporation, bank or association into which the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any corporation, bank or association succeeding to the business of the Trustee or the Trust Administrator, shall be the successor of the Trustee or the Trust Administrator hereunder, provided such corporation, bank or association shall be eligible under the provisions of Section 8.06 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         Section 8.10.              Appointment of Co-Trustee or Separate
                                    Trustee.

                  Notwithstanding any other provisions hereof, at any time for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I or property securing the same may at the time be located, the Trustee with the consent of the Certificate Insurer shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Trustee shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Certificate Insurer shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereof and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co- trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 8.11.              Trust Administrator Records.

                  The Trust Administrator and the Trustee shall afford the Depositor, the Master Servicer, the Certificate Insurer, the Trustee and each Certificateholder, upon reasonable notice during normal business hours, access to all records maintained by the Trust Administrator or the Trustee, as applicable, in respect of its duties hereunder and access to officers of the Trust Administrator responsible for performing such duties, such inspection to take place, in the case of the Trust Administrator, at 180 East Fifth Street, St. Paul, Minnesota 55101 or such other place as designated by the Trust Administrator and, in the case of the Trustee, at 1555 North River Center Drive, Milwaukee, Wisconsin 53212. Upon request, the Trust Administrator and the Trustee shall each furnish the Master Servicer, the Certificate Insurer, the Trustee and any requesting Certificateholder with its most recent financial statements. The Trust Administrator and the Trustee shall cooperate fully with the Depositor, the Master Servicer and such Certificateholder and shall make available to the Depositor, the Master Servicer, the Certificate Insurer, the Trust Administrator or Trustee, as applicable, and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee's or the Trust Administrator's duties hereunder. The Depositor, the Master Servicer, the Certificate Insurer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee or by the Trust Administrator and are not obligated to supervise the performance of the Trustee and the Trust Administrator under this Agreement or otherwise.

         Section 8.12.              Appointment of Office or Agency.

                  The Trust Administrator designates its office at 180 East Fifth Street, St. Paul, Minnesota 55101 as its agency where the Certificates may be surrendered for registration of transfer or exchange and presented for final distribution. The Trust Administrator designates its offices at 180 East Fifth Street, St. Paul, Minnesota 55101, as the office at which notices and demands to or upon the Trust Administrator in respect of the Certificates may be served and will notify the Certificateholders of any change in the location of such office or agency.

         Section 8.13.              Exercise of Trustee Powers by
                                    Certificateholders.

                  Subject to the provisions of this Article VIII, the Certificate Insurer, or the Majority Certificateholders with the consent of the Certificate Insurer (provided that such consent of the Certificate Insurer shall not be required if a Certificate Insurer Default has occurred and is continuing), may direct the time, method and place of conducting any proceeding relating to the Trust or the Certificates or for any remedy available to the Trustee in its capacity as Trustee (and not in its individual capacity) or the Trust Administrator in its capacity as Trust Administrator (and not in its individual capacity) with respect to the Certificates or exercising any trust or power conferred on the Trustee or the Trust Administrator with respect to the Certificates or the Trust (except that if a Certificate Insurer Default has occurred and is continuing then the direction of the Majority Certificateholders shall control and the Certificate Insurer shall have no right to act); provided, however, that:

                       (i) such direction shall not be in conflict with any rule of law or with this Agreement; and

                       (ii) each of the Trustee and the Trust Administrator shall have been provided with indemnity satisfactory to it (provided that an unsecured letter of indemnity in a form reasonably satisfactory to the Trustee and the Trust Administrator from a Person which is an insurance company having long-term unsecured debt that is rated at least investment grade (or having a comparable claim-paying ability rating) and having a minimum net worth of $100,000,000 shall satisfy such requirement).

         Section 8.14.     Representations and Warranties.

                  Each of the Trustee and the Trust Administrator hereby represents and warrants to the Master Servicer, the Depositor, the Certificate Insurer and the Trustee or the Trust Administrator, as applicable, as of the Closing Date, that:

                  (i) it is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

                  (ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement.

                  (vi) No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement.

                                   ARTICLE IX
                CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

         Section 9.01.              Certain Rights of the Certificate Insurer.

                  By accepting its Certificate, each Holder of a Class A Certificate agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall have the right to exercise all rights of the Class A Certificateholders (except as provided in Section 12.01), including but not limited to the following rights, without any consent of the Holders of Offered
Certificates:

                  (a) the right to direct foreclosures upon Mortgage Loans upon failure of the Master Servicer to do so for any reason, except that in the case of Section 3.15(b) hereof;

                  (b) the right to require the Seller, the Depositor or the Master Servicer to repurchase or substitute for, Mortgage Loans pursuant to
Section 2.06;

                  (c) the right to give notices of breach or to terminate the rights and obligations of the Master Servicer pursuant to Section 7.01;

                  (d) the right to direct the actions of the Trustee and the Trust Administrator during the continuance of a Master Servicer Default pursuant to Sections 7.01 and 7.02; and

                  (e) the right to direct the Trustee to investigate certain matters pursuant to Section 8.02(a)(v).

                  In addition, each Holder of a Class A Certificate agrees that, unless a Certificate Insurer Default exists, the right to remove the Trustee and the Trust Administrator pursuant to Section 8.07 hereof may be exercised by the Majority Certificateholders only with the prior written consent of the Certificate Insurer.

         Section 9.02. Trustee To Act Solely with Consent of the Certificate Insurer.

                  (a) Unless a Certificate Insurer Default exists, neither the Trustee nor the Trust Administrator shall:

                       (i) terminate the rights and obligations of the Master Servicer as Master Servicer pursuant to Section 7.01 or consent to the resignation of the Master Servicer pursuant to Section 6.04;

                       (ii) terminate any Sub-Servicing Agreements pursuant to
Section 3.03;

                       (iii) assume any Sub-Servicing Agreements pursuant to
Section 3.06; or

                       (iv) undertake any litigation pursuant to either Section
7.05 or 8.02(a)(iii); without the prior written consent of the Certificate Insurer.

                  (b) Notwithstanding anything herein to the contrary, after the occurrence of a Master Servicer Default and until such time as all Master Servicer Defaults have been cured, no provision of this Agreement shall require the Trustee or the Trust Administrator to take any action or omit to take any action at the request of the Certificate Insurer or any Certificateholder to the extent the Trustee or Trust Administrator believes in good faith such action or omission would cause the Trustee or the Trust Administrator to violate any law or regulation applicable to it or to breach their respective obligations owed by it to the Certificateholders and to the Certificate Insurer, pursuant to this Agreement or otherwise.

         Section 9.03. REMIC I and Accounts Held for Benefit of the Certificate Insurer and the
                                    Certificateholders.

                  The Trustee and the Trust Administrator shall hold REMIC I and the Mortgage Files, and shall maintain the Accounts, for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement (including, without limitation, in Sections 2.02, 2.04, 3.10 and 4.04) and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee and Trust Administrator shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer or the Class A Certificateholders (when other than the Depositor, the Master Servicer or any affiliate thereof), for action to preserve or enforce the respective rights and interests of the Certificate Insurer or the Class A Certificateholders (when other than the Depositor, the Master Servicer or any affiliate thereof) under this Agreement and the Certificates.

                  The Master Servicer hereby acknowledges and agrees that it shall service and administer the Mortgage Loans and any REO Properties for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement (including, without limitation, in Sections 3.01(b) and 3.10) to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer. Unless a Certificate Insurer Default exists, the Master Servicer shall not terminate any Sub-Servicing Agreements without cause or undertake any litigation pursuant to
Section 3.12(c), without the prior written consent of the Certificate Insurer. Unless a Certificate Insurer Default exists, neither the Master Servicer nor the Depositor shall undertake any litigation pursuant to Section 6.03 (other than litigation to enforce their respective rights hereunder) without the prior written consent of the Certificate Insurer.

         Section 9.04.              Effect of Payments by the Certificate
                                    Insurer; Subrogation.

                  Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Offered Certificates which is made with moneys received pursuant to the terms of the Policy shall not be considered payment of the Offered Certificates from REMIC I and shall not result in the payment of or the provision for the payment of the principal of or interest on the Offered Certificates within the meaning of Section 4.04. The Depositor, the Master Servicer, the Trust Administrator and the Trustee acknowledge, and each Holder by its acceptance of a Class A Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Master Servicer, the Trust Administrator or the Trustee, to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Offered Certificates to the Holders of such Certificates, the Certificate Insurer will be fully subrogated to the rights of such Holders to receive such principal and/or interest from REMIC I.

                  The Trustee, the Depositor, the Trust Administrator and the Master Servicer shall reasonably cooperate in all respects with any reasonable request by the Certificate Insurer or the Class A Certificateholders (when other than the Depositor, the Master Servicer or any affiliate thereof) for action to preserve or enforce the respective rights or interests of the Certificate Insurer or the Class A Certificateholders under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

         Section 9.05.              Notices to the Certificate Insurer.

                  All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to the Certificateholders if not otherwise required to be sent to the Certificate Insurer, shall also be sent to the Certificate Insurer.

         Section 9.06.              Third-Party Beneficiary.

                  The Certificate Insurer shall be a third-party beneficiary of this Agreement, entitled to enforce the provisions hereof as if a party hereto.

         Section 9.07.              Trust Administrator to Hold the Policy.

                  The Trust Administrator will hold the Policy in trust as agent for the holders of the Offered Certificates for the purpose of making claims thereon and distributing the proceeds thereof.
Neither the Policy nor amounts paid on the Policy will constitute part of REMIC I or assets of the Trust. Each holder of Offered Certificates, by accepting its Offered Certificates, appoints the Trust Administrator as attorney-in-fact for the purpose of making claims on the Policy.

         Section 9.08. Certificate Insurer Right to Waive Overcollateralization Requirements.

                  The Certificate Insurer shall have the right, in its sole discretion and without the consent of any Certificateholder, to waive any Step-Up Trigger or Spread Squeeze Amount; provided, however, that the Certificate Insurer, the Depositor, the Master Servicer, the Trust Administrator and the Trustee shall be provided with an Opinion of Counsel, (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trust Administrator or the Trustee), stating that such waiver will not cause REMIC I to fail to qualify as a REMIC at any time that any Certificates are outstanding and the waiver will not result in the imposition of any tax on REMIC I, pursuant to the REMIC Provisions.

                                    ARTICLE X

                                   TERMINATION

         Section 10.01.                     Termination.

                  (a) Subject to Section 10.02 hereof, this Agreement shall terminate upon notice to the Trustee and the Trust Administrator of either: (i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or advances of same by the Master Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Certificate Insurer, the Trustee and the Trust Administrator or (ii) mutual consent of the Master Servicer, the Depositor, the Certificate Insurer and each and every Certificateholder in writing; provided, however, that in no event shall the Trust established by this Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of John D. Rockefeller, Sr., the late President of Standard Oil Corporation, alive as of the date hereof.

                  (b) Subject to Section 10.02 hereof, the Master Servicer may, at its option terminate, this Agreement on any Distribution Date following the Call Option Date by purchasing, on the Master Servicer Remittance Date preceding such Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (x) the greater of (i) 100% of the Loan Balance of each such outstanding Mortgage Loan and each such REO Property as of the last day of the preceding Due Period and (ii) the fair market value (disregarding accrued interest) of such Mortgage Loans and REO Properties, determined as the average of three written bids (copies of which shall be delivered to the Trustee, the Trust Administrator, the Certificate Insurer and the Master Servicer) made by nationally recognized dealers, (y) 30 days' interest thereon at a rate equal to the Mortgage Rate (or such lesser rate as may be in effect due to the application of the Civil Relief Act) and (z) the aggregate amount of
(i) all unreimbursed Delinquency Advances, (ii) all unreimbursed Servicing Advances relating only to such Mortgage Loans and REO Properties then held as part of REMIC I and (iii) any accrued and unpaid Servicing Fees (such sum, the "Termination Price"). Any such purchase which results in unpaid Reimbursement Amounts shall require the consent of the Certificate Insurer.

                  (c) In connection with any such purchase pursuant to paragraph
(b) above, the Master Servicer shall deposit into the Certificate Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Master Servicer pursuant to Section 3.11 hereof), which deposit shall be deemed to have occurred immediately preceding such purchase.

                       Any such purchase shall be accomplished by the deposit of the Termination Price into the Certificate Account on the applicable Master Servicer Remittance Date, which amount shall be applied to the distributions to be made on the Distribution Date immediately following such Master Servicer Remittance Date. Upon such deposit of the Termination Price, the Trustee shall pay the Master Servicer the amount described in clause (z) of the definition of "Termination Price" from the amounts on deposit in the Certificate Amount.

                  (d) In connection with any such purchase pursuant to paragraph
(b) above, the party or parties effecting such purchase shall (i) at its or their own expense, provide to the Trustee and the Trust Administrator an Opinion of Counsel experienced in federal income tax matters, in form and substance satisfactory to the Trustee and the Trust Administrator, to the effect that such purchase constitutes a "Qualified Liquidation" of the Trust, as such term is defined in the REMIC Provisions, and (ii) give the Trustee, the Trust Administrator, the Certificate Insurer at least 60 days' prior written notice of its or their intent to exercise such option. The party or parties effecting the purchase and the Master Servicer shall at the time discuss future servicing arrangements for the Mortgage Loans.

                  (e) Notice of any termination, specifying the Distribution Date upon which the Trust will terminate shall, after the Trustee's and the Trust Administrator's receipt of any such notice, be given promptly by the Trust Administrator by letter to the Certificateholders by first class mail or overnight delivery during the month of such final distribution two Business Days after the Determination Date in such month, specifying (i) the Distribution Date upon which final payment of the Certificates will be made and (ii) the amount of any such final payment.

                  (f) Each Holder is required, and hereby agrees, to return to the Trust Administrator any Certificate with respect to which the Trust Administrator has made the final distribution due thereon. Any such Certificate as to which the Trust Administrator has made the final distribution thereon shall be deemed canceled and shall no longer be outstanding for any purpose of this Agreement, whether or not such Certificate is ever returned to the Trust Administrator.

                  (g) In the event that any amount due to any Regular Certificateholder remains unclaimed, the Trust Administrator shall, at its expense, use its best efforts to contact each such Regular Certificateholder by mail or telephone and if such efforts fail shall cause to be published once, in the eastern edition of THE WALL STREET JOURNAL, notice that such money remains unclaimed. Such funds shall remain uninvested and shall not accrue any interest. If, within two years after such publication, such amount remains unclaimed, the party or parties effecting the purchase pursuant to either clause (b) above shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trust Administrator, upon transfer of such funds, shall be discharged of any responsibility for such funds, and the Certificateholders shall look to such party for payment.

                  (h) Following any purchase by the party or parties effecting the purchase pursuant to clause (b) above, the Trust Administrator shall promptly release to such party or parties the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effect such transfer as are furnished by such party or parties.

                  (i) The Trust Administrator shall return the Policy to the Certificate Insurer no later than five Business Days following the termination of this Agreement.

         Section 10.02              Additional Termination Requirements.

                  (a) In the event that the purchase of the Mortgage Loans as provided in Section 10.01 hereof occurs, the Trust shall be terminated in accordance with the following additional requirements, unless the party or parties effecting such purchase obtains at its or their own expense and delivers or deliver to the Trustee, the Trust Administrator and the Certificate Insurer an Opinion of Counsel, addressed to the Depositor, the Master Servicer, the Trustee, the Trust Administrator and the Certificate Insurer, to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (x) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or (y) cause the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                       (i) Within 90 days prior to the time of the making of the final payment on the Certificates, the Trustee, on behalf the Trust, shall adopt a plan of complete liquidation of the Trust, meeting the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder and shall specify the first day of such period in a statement attached to the Trust's final Tax Returns pursuant to Treasury Regulations ss. 1.860F1;

                       (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the time of making of the final payment on the Certificates, the Master Servicer, with the cooperation of the Trustee, shall conduct a sale of the assets of REMIC I to the purchasing party or parties for cash; and

                       (iii) At the time of the making of the final payment on the Certificate, the Trust Administrator shall distribute or credit, or cause to be distributed or credited, to the purchasing party or parties all cash on hand in any Account not required to be paid to the Master Servicer, the Regular Certificateholders, or any other Person, and the Trust shall terminate at that time.

                  (b) By their acceptance of Class R Certificates, the related Holders thereof hereby agree to authorize the Trustee on behalf of the Trust to adopt a plan of complete liquidation of the Trust, which authorization shall be binding upon all successor Class R Certificateholders.

                                   ARTICLE XI

                                REMIC PROVISIONS

         Section 11.01.                     REMIC Administration.

                  (a) The Trustee shall elect to treat REMIC I as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I, the Class A Certificates shall be designated as the Regular Interests in REMIC I and the Class R Certificates shall be designated as the Residual Interests in REMIC I. Neither the Trustee nor the Trust Administrator shall permit the creation of any "interests" in REMIC I (within the meaning of Section 860G of the Code) other than the interests represented by the Certificates.

                  (b) The Closing Date is hereby designated as the "Startup Day" of REMIC I within the meaning of Section 860G(a)(9) of the Code.

                  (c) The Master Servicer shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the Trust (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to REMIC I that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Master Servicer, as agent for all of REMIC I's tax matters person, shall (i) act on behalf of the Trust in relation to any tax matter or controversy involving REMIC I and (ii) represent the Trust in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of the Class R Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the REMIC created hereunder. By their acceptance thereof, the holder of the largest Percentage Interest of the Class R Certificates hereby agrees to irrevocably appoint the Master Servicer or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust.

                  (d) The Master Servicer shall prepare, sign and file all of the Tax Returns in respect of the REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Master Servicer without any right of reimbursement therefor.

                  (e) The Master Servicer shall perform on behalf of REMIC I all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Master Servicer shall provide (i) to any transferor of a Class R

Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of REMIC I. The Depositor shall provide or cause to be provided to the Master Servicer, within ten (10) days after the Closing Date, all information or data that the Master Servicer reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (f) The Master Servicer, the Trustee and the Trust Administrator shall take such action and shall cause the REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions. The Master Servicer, the Trustee and the Trust Administrator shall not take any action, cause the Trust to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of REMIC I as a REMIC or (ii) result in the imposition of a tax upon the Trust (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Master Servicer, the Trustee and the Trust Administrator have received an Opinion of Counsel, addressed to the Master Servicer, the Trustee, the Trust Administrator and the Certificate Insurer (at the expense of the party seeking to take such action but in no event at the expense of the Trust Administrator or the Trustee) to the effect that the contemplated action will not, with respect to REMIC I, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trust Administrator or the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Master Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to REMIC I or the respective assets of each, or causing REMIC I to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer will consult with the Trustee and the Trust Administrator or their designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to REMIC I and the Master Servicer shall not take any such action or cause REMIC I to take any such action as to which the Trust Administrator or the Trustee has advised it in writing that an Adverse REMIC Event could occur; provided that the Master Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing. The Trust Administrator and the Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee or the Trust Administrator. At all times as may be required by the Code, the Master Servicer, the Trust Administrator and the Trustee will ensure that substantially all of the assets of REMIC I will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of REMIC I created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contributions to the REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trust Administrator pursuant to Section
11.03 hereof, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under this Article XI, (ii) to the Trustee pursuant to Section 11.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article XI,
(ii) to the Master Servicer pursuant to Section 11.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article XI, or (iv) against amounts on deposit in the Certificate Account and shall be paid by withdrawal therefrom.

                  (h) On or before April 15 of each calendar year, commencing April 15, 2001, the Master Servicer shall deliver to each Rating Agency an Officer's Certificate of the Master Servicer stating the Master Servicer's compliance with this Article XI.

                  (i) The Master Servicer shall, for federal income tax purposes, maintain books and records with respect to REMIC I on a calendar year and on an accrual basis.

                  (j) Following the Startup Day, the Master Servicer, the Trust Administrator and the Trustee shall not accept any contributions of assets to REMIC I other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.06 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust will not cause REMIC I to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject REMIC I to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (k) Neither the Trust Administrator, the Trustee nor the Master Servicer shall enter into any arrangement by which REMIC I will receive a fee or other compensation for services nor permit REMIC I to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (l) The Master Servicer shall treat the Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the Holder of the Class R Certificates and that is not an asset of any REMIC created hereunder. The Master Servicer shall treat the rights of the Class A Certificateholders to receive payments from the Reserve Fund in the event of a Basis Risk Shortfall as rights in an interest rate cap contract written by the Holder of the Class R Certificates in favor of the Class A Certificateholders. Thus, each Class A Certificate shall be treated as representing not only ownership of regular interests in REMIC I, but also ownership of an interest in an interest rate cap contract. For purposes of determining the issue prices of the Certificates, the Master Servicer shall assume that the interest rate cap contract has a value of $5,000.

         Section 11.02.                     Prohibited Transactions and
                                            Activities.

                  None of the Depositor, the Master Servicer, the Trust Administrator or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, (iii) the termination of REMIC I pursuant to Article X of this Agreement,
(iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for REMIC I (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Certificate Account for gain, nor accept any contributions to REMIC I after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.06), unless it has received an Opinion of Counsel, addressed to the Trust Administrator, the Trustee and the Certificate Insurer (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee or the Trust Administrator) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of REMIC I as a REMIC or (b) cause REMIC I to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

         SECTION 11.03. Master Servicer, Trust Administrator and Trustee Indemnification.

                  (a) The Trustee agrees to indemnify the Trust, the Depositor, the Certificate Insurer and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust, the Depositor, the Certificate Insurer or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in this
Article XI.

                  (b) The Trust Administrator agrees to indemnify the Trust, the Depositor, the Certificate Insurer and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust, the Depositor, the Certificate Insurer or the Master Servicer, as a result of a breach of the Trust Administrator's covenants set forth in this Article XI.

                  (b) The Master Servicer agrees to indemnify the Trust, the Depositor, the Certificate Insurer, the Trust Administrator and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust, the Depositor, the Certificate Insurer, the Trust Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in Article III or this Article XI.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         Section 12.01.                     Amendment.

                  This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Certificate Insurer and without the consent of the Certificateholders; (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that any such action listed in clause (i) through (iii) above shall not, as evidenced by (A) an Independent Opinion of Counsel delivered to the Master Servicer, the Certificate Insurer, Trust Administrator and the Trustee or (B) written confirmation from the Rating Agencies that such amendment would not result in the withdrawal, downgrade or qualification of their ratings of any Class of Certificates (as they would be determined without regard to the existence of the Policy), adversely affect in any respect the interests of any Certificateholder.

                  In addition, this Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Certificate Insurer with the consent of the majority in interest of the Holders of any Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding.

                  Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Independent Opinion of Counsel to the effect that such amendment will not result in the imposition of a tax on the Trust pursuant to the REMIC Provisions or cause the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  Promptly after the execution of any such amendment the Trust Administrator shall furnish, at the expense of the Person that requested the amendment if such Person is the Depositor or the Master Servicer (but in no event at the expense of the Trust Administrator), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Master Servicer, the Certificate Insurer and each Rating

Agency, and, if such amendment required the consent of Certificateholders, to the Certificateholders of the Class or Classes whose consent was required.

                  It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  Each of the Trust Administrator and the Trustee may, but shall not be obligated to, enter into any amendment pursuant to this 11.01 Section that affects its rights, duties and immunities under this Agreement or otherwise.

         Section 12.02.                     Recordation of Agreement;
                                            Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust, to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         Section 12.03.                     Limitation on Rights of
                                            Certificateholders.

                  The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity (provided that an unsecured letter of indemnity in a form reasonably satisfactory to the Trustee from a Holder which is an insurance company having long- term unsecured debt which is rated at least investment grade (or having a comparable claim-paying ability rating) and having a minimum net worth of $100,000,000 shall satisfy such requirement) as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 12.04.                     Governing Law; Jurisdiction.

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

         Section 12.05.                     Notices.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given (except as otherwise provided in Section 11.12 hereof) if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Master Servicer, 18400 Von Karman, Suite 1000, Irvine, CA 92612 (telecopy number

(714) 224-5000), or such other address or telecopy number as may hereafter be furnished to the Depositor, the Certificate Insurer, the Trust Administrator and the Trustee in writing by the Master Servicer, (b) in the case of the Trust Administrator, U.S. Bank National Association, 180 East Fifth Street, 2nd Floor, St. Paul, Minnesota 55101, Attention: Structured Finance/New Century 2000- NCA (telecopy number (612) 244-0089), or such other address or telecopy number as may hereafter be furnished to the Depositor, the Certificate Insurer, the Trust Administrator and the Master Servicer in writing by the Trustee, (c) in the case of the Depositor, 18400 Von Karman, Suite 1000, Irvine, CA 92612 (telecopy number (714) 224-5000), or such other address or telecopy number as may be furnished to the Certificate Insurer, the Master Servicer, Trust Administrator and the Trustee in writing by the Depositor, (d) in the case of the Trustee, Firstar Bank, N.A., 1555 North River Center Drive, Suite 301, Milwaukee, Wisconsin 53212, or such other address or telecopy number as may be furnished to the Certificate Issuer, the Master Servicer, the Trustee and the Depositor in writing by the Trustee and (e) in the case of the Certificate Insurer, Financial Security Assurance, Inc., 350 Park Avenue, New York, New York 10022, Attention:
Surveillance Department, Re: New Century Asset Backed Pass-Through Certificates, Series 2000-NCA, (212) 826-0100, telecopy number (212) 339-3518 (in each case in which notice or other communication to the Certificate Insurer refers to a Master Servicer Default or a claim on the Policy or with respect to which failure on the part of the Certificate Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication shall also be sent to the attention of each of the General Counsel and the Head -- Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED"), or such other address or telecopy number as may hereafter be furnished to the Trustee, the Trust Administrator, the Depositor and the Master Servicer in writing by the Certificate Insurer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Master Servicer Default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

         Section 12.06.                     Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 12.07.                     Article and Section References.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

         Section 12.08.                     Notice to the Rating Agencies.

                  (a) Each of the Trust Administrator and the Master Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trust Administrator or Master Servicer, as the case may be, has actual knowledge:

                           (i) any material change or amendment to this Agreement;

                           (ii) the occurrence of any Master Servicer Default that has not been cured or waived;

                           (iii) the resignation or termination of the Master Servicer or the Trust Administrator;

                           (iv)     the final payment to Holders of the
                                    Certificates of any Class;

                           (v)      any change in the location of any Account;
                                    and

                           (vi) if the Trust Administrator or the Trustee is acting as successor Master Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trust Administrator or the Trustee to make Delinquency Advances.

                  (b) In addition, (i) the Trust Administrator shall promptly furnish to each Rating Agency copies of the following:

                  (A) each annual report to Certificateholders described in
Section 4.06 hereof; and

                  (B) each Statement to Certificateholders described in Section
4.06 hereof; and

                  (ii) the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

                  (A)      each annual statement as to compliance described in
                           Section 3.19 hereof;

                  (B) each annual independent public accountants' servicing report described in Section 3.20 hereof;

                  (C)      each Collection Account Statement described in
                           Section 3.18(b) hereof; and

                  (D) each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Master Servicer has not made a Delinquency Advance.

                  Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Fitch, Inc., One State Street Plaza, New York, New York 10004; Standard & Poor's, a division of the McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Mortgage Surveillance Group; and Moody's Investors Service, Inc., Pass-Through Monitoring Department, 99 Church Street, New York, New York 10007, Attention: Structured Finance Group.

         Section 12.09.             Further Assurances.

                  Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders, the Trust Administrator, nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

         Section 12.10              Benefits of Agreement.

                  Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the Certificate Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 12.11.             Acts of Certificateholders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and such action shall become effective when such instrument or instruments are delivered to the Trustee, the Trust Administrator, the Master Servicer, and the Certificate Insurer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

                  (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

                  IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Trustee and the Trust Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                          NEW CENTURY MORTGAGE SECURITIES, INC.,
                                            as Depositor

                                          By:      /s/ Patrick Flanagan
                                                   -----------------------------
                                          Name:    Patrick Flanagan
                                          Title:   President



                                          NEW CENTURY MORTGAGE CORPORATION,
                                            as Master Servicer

                                          By:      /s/ Patrick Flanagan
                                                   -----------------------------
                                          Name:    Patrick Flanagan
                                          Title:   EVP/COO



                                          FIRSTAR BANK, N.A.,
                                            as Trustee

                                          By:      /s/ Charles F. Pedersen
                                                   -----------------------------
                                          Name:    Charles F. Pedersen
                                          Title:   Vice President


                                          U.S. BANK NATIONAL ASSOCIATION,
                                            as Trust Administrator

                                          By:      /s/ Eve D. Kaplan
                                                   -----------------------------
                                          Name:    Eve D. Kaplan
                                          Title:   Vice President

STATE OF ___________________   )
                               ) ss.:
COUNTY OF _________________    )

                  On the ___th day of June, 2000 before me, a notary public in and for said State, personally appeared __________________, known to me to be a Vice President of New Century Mortgage Securities, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                   Notary Public

STATE OF CALIFORNIA    )
                       )ss.:
COUNTY OF ORANGE       )

                  On the ___th day of June, 2000 before me, the undersigned, a notary public in and for said State, personally appeared ___________________, known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed it in his authorized capacity, and that by his signature on the instrument, such corporation executed the within instrument.

                  WITNESS my hand and affixed my official seal.


                                                       Notary Public

STATE OF ____________   )
                        ) ss.:
COUNTY OF __________    )

                  On the ___th day of June, 2000 before me, a notary public in and for said State, personally appeared _____________, known to me to be a Vice President of Firstar Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                 Notary Public

STATE OF MINNESOTA    )
                      ) ss.:
COUNTY OF__________   )

                  On the ___th day of June, 2000 before me, a notary public in and for said State, personally appeared _____________, known to me to be a Vice President of U.S. Bank National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                Notary Public

                                   EXHIBIT A-1

                      FORM OF CLASS [A-1] [A-2] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OF OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



New Century Home Equity Loan Trust, Series
2000-NCA, Class A-[1][2] Certificate
Pass-Through Rate: [__]%

Series Original Certificate Principal Balance of Class A-[1][2] Certificates: $[__]

Initial Certificate Principal Balance:$[__]

Date of Pooling and Servicing Agreement and
Initial Cut-Off Date: June 1, 2000

Issue Date:  June 29, 2000

First Distribution Date: July 25, 2000

No. 1

CUSIP No. 64352V [__]

                 NEW CENTURY EQUITY LOAN TRUST, SERIES 2000-NCA
                      ASSET BACKED PASS-THROUGH CERTIFICATE
                                 CLASS A-[1][2]

evidencing a beneficial ownership interest in a Trust Estate established by NEW CENTURY MORTGAGE SECURITIES, INC. consisting primarily of a pool of closed end, fixed-rate and adjustable-rate, one- to four-family, first mortgage loans originated by, or purchased from others by,

                      NEW CENTURY MORTGAGE SECURITIES, INC.

         This Certificate is payable solely from the assets of the Trust and does not represent an obligation of or interest in New Century Mortgage Corporation, NC Capital Corporation, New Century Mortgage Securities, Inc., the Trustee, the Trust Administrator or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

         This certifies that _________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate as set forth above by $[__], such amount being the initial aggregate Class A-[1][2] Certificate Principal Balance of all of the Class A-[1][2] Certificates) in the Trust created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among New Century Mortgage Corporation as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), New Century Mortgage Securities, Inc. as depositor, U.S. Bank National Association as trust administrator (the "Trust Administrator") and Firstar Bank , N.A. as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions are required to be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered [Class A-1: at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"),] [Class A-2: at the close of business on the Business Day immediately preceding the Distribution Date] in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount to be distributed to such Class as of such Distribution Date.

         The Holder of this Certificate is entitled to payments on the applicable Distribution Date which will fully amortize the Initial Certificate Principal Balance, as set forth on the front page hereof, from the date of the initial delivery hereof to the final Distribution Date of the Class A-[1][2] Certificates. Therefore, the actual outstanding principal amount of this Class A-[1][2] Certificate on any date subsequent to July 25, 2000 (the first Distribution Date) will be less than the Initial

Certificate Principal Balance set forth on the front page hereof.

         All distributions under the Agreement on the Class A-[1][2] Certificates will be made or caused to be made by the Trust Administrator by (i) wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-[1][2] Certificates evidencing a Percentage Interest aggregating at least 10% or (ii) check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

         [Class A-2 Certificates Only: The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date on or before the Call Option Date, will be a rate per annum equal to the lesser of (a) One-Month LIBOR plus 0.28% and (b) the related Net WAC Cap. With respect to this Certificate and any Distribution Date after the Call Option Date, the lesser of (a) One-Month LIBOR plus 0.56% and (b) the related Net WAC Cap].

         This Certificate is one of a duly authorized issue of Certificates designated as New Century Home Equity Loan Trust, Series 2000-NCA, Asset Backed Pass-Through Certificates of the series specified on the front page hereof (herein called the "Certificates") and representing the Percentage Interest specified on the front page hereof in the Class A-[1][2] Certificates.

         The final distribution on this Certificate will be made only upon presentation and surrender of this Certificate at the office or agency of the Trust Administrator in St. Paul, Minnesota. The Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Agreement.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Certificate Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof by the Depositor, the Master Servicer, the Trust Administrator, and the Trustee with the consent of the Majority Certificateholders; PROVIDED, HOWEVER, that no such amendment or waiver shall reduce in any manner the amount of, or delay the timing of, distributions on any Certificate without the consent of the Holder thereof, or adversely affect in any respect the interests of the Holders of any Class of Certificates without the consent of the Holders of Certificates evidencing at least a 66% Percentage Interest in such Class. No amendment shall reduce the percentage of Voting Rights required in the previous sentence without the consent of the Holders of all Certificates of such Class then outstanding. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

         As provided in the Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Master Servicer, the Depositor, the Trust Administrator and the Trustee and any agent of the Master Servicer, the Depositor, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Depositor, the Trust Administrator and the Trustee nor any such agent shall be affected by notice to the contrary.

         THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         The obligations created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust.

         The Agreement additionally provides that the Master Servicer or the Certificate Insurer may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property in the Trust Fund then constituting part of the Trust Estate, and thereby effect early retirement of the Certificates, on and after the Distribution Date on which the Aggregate Loan Balance is less than or equal to 10% of the Cut-off Date Pool Balance.

         Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  June __, 2000

                                     U.S. BANK NATIONAL ASSOCIATION,
                                     as Trust Administrator


                                     By____________________________________
                                              Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class A-[1][2] Certificates referred to in the within-mentioned Agreement.



                                     U.S. BANK NATIONAL ASSOCIATION,
                                     as Trust Administrator


                                     By____________________________________
                                              Authorized Officer

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
_____________________________________________________ (Please print or typewrite name, address including postal ZIP code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ___% evidenced by the within Certificate and hereby authorizes the transfer of registration of such interest to such assignee on the Certificate Register of the Trust.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:___________________________________________
_______________________________________________________________________________.


Dated: ___________________________



                                        _____________________________________
                                        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:
________________________________________________________________________________
______________________________ Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________ for the account of _____________________________________________________________
account number ___________, or, if mailed by check, to _________________________
Applicable statements should be mailed ____________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________________, as
its agent.

                                   EXHIBIT A-2

                          FORM OF CLASS R CERTIFICATES

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON- UNITED STATES PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS A "PERMITTED TRANSFEREE," WHICH INCLUDE ANY UNITED STATES PERSON THAT IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (4) AN AGENT OF A DISQUALIFIED ORGANIZATION OR (5) AN "ELECTING LARGE PARTNERSHIP" (AS DESCRIBED SECTION 775 OF THE CODE) AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE

FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A PERSON OTHER THAN A PERMITTED TRANSFEREE OR AN AGENT OF A PERSON OTHER THAN A PERMITTED TRANSFEREE, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A PERSON OTHER THAN A PERMITTED TRANSFEREE IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.


New Century Home Equity Loan Trust,
Series 2000-NCA, Class R

Certificate Percentage Interest: 100%

First Distribution Date:  July 25, 2000

Certificate No. 1

Date of Pooling and Servicing Agreement
and Cut-Off Date: June 1, 2000

Issue Date:  June 29, 2000

               NEW CENTURY HOME EQUITY LOAN TRUST, SERIES 2000-NCA
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                     CLASS R

evidencing a beneficial ownership interest in a Trust Estate established by NEW CENTURY MORTGAGE SECURITIES, INC. consisting primarily of a pool of closed end, fixed-rate and adjustable-rate, one- to four-family, first lien mortgage loans originated by, or purchased from others by,

                      NEW CENTURY MORTGAGE SECURITIES, INC.

         This Certificate is payable solely from the assets of the Trust and does not represent an obligation of or interest in New Century Mortgage Corporation, NC Capital Corporation, New Century Mortgage Securities, Inc., the Trustee, the Trust Administrator or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

         This certifies that ______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Percentage Interest of this Certificate as set forth above by 100%, such amount being the initial aggregate Class R Percentage Interest of all of the Class R Certificates) in the Trust created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among New Century Mortgage Corporation as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), New Century Mortgage Securities, Inc. as depositor, U.S. Bank National Association as trust administrator (the "Trust Administrator") and Firstar Bank, N.A. as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions are required to be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding the Distribution Date (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount to be distributed to such Class as of such Distribution Date.

         All distributions under the Agreement on the Class R Certificates will be made or caused to be made by the Trust Administrator by (i) wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R

Certificates evidencing a Percentage Interest aggregating at least 10% or (ii) check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

         This Certificate is one of a duly authorized issue of Certificates designated as New Century Home Equity Loan Trust, Series 2000-NCA, Asset Backed Pass-Through Certificates of the series specified on the front page hereof (herein called the "Certificates") and representing the Percentage Interest specified on the front page hereof in the Class R Certificates.

         The final distribution on this Certificate will be made only upon presentation and surrender of this Certificate at the office or agency of the Trust Administrator in St. Paul, Minnesota. The Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Agreement.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Certificate Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Majority Certificateholders; PROVIDED, HOWEVER, that no such amendment or waiver shall reduce in any manner the amount of, or delay the timing of, distributions on any Certificate without the consent of the Holder thereof, or adversely affect in any respect the interests of the Holders of any Class of Certificates without the consent of the Holders of Certificates evidencing at least a 66% Percentage Interest in such Class. No amendment shall reduce the percentage of Voting Rights required in the previous sentence without the consent of the Holders of all Certificates of such Class then outstanding. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

         As provided in the Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trust Administrator shall require receipt of
(i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit G, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Trustee, the Trust Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Trust Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Trust Administrator, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(b)(ii) of the Agreement.

         Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trustee (i) an affidavit to the effect that such transferee is a Permitted Transferee or the agent (including a broker, nominee or middleman) of a Permitted Transferee, and
(ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a PRO RATA share of the net income of the Trust and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Permitted Transferee or an agent (including a broker, nominee or middleman) of a Permitted Transferee, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this

Certificate.

         The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Master Servicer, the Depositor, the Trust Administrator and the Trustee and any agent of the Master Servicer, the Depositor, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Depositor, the Trust Administrator and the Trustee nor any such agent shall be affected by notice to the contrary.

         THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         The obligations created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust.

         The Agreement additionally provides that the Master Servicer or the Certificate Insurer may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property in the Trust Fund then constituting part of the Trust Estate, and thereby effect early retirement of the Certificates, on and after the Distribution Date on which the Aggregate Loan Balance is less than or equal to 10% of the Cut-off Date Pool Balance.

         Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  June ____, 2000

                                     U.S. BANK NATIONAL ASSOCIATION,
                                     as Trust Administrator

                                     By:________________________________
                                              Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                     U.S. BANK NATIONAL ASSOCIATION,
                                     as Trust Administrator

                                     By:________________________________
                                              Authorized Officer

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
_____________________________________________________ (Please print or typewrite name, address including postal ZIP code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ___% evidenced by the within Certificate and hereby authorizes the transfer of registration of such interest to such assignee on the Certificate Register of the Trust.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:___________________________________________
_______________________________________________________________________________.


Dated: ___________________________



                                        _____________________________________
                                        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:
________________________________________________________________________________
______________________________ Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________ for the account of _____________________________________________________________
account number ___________, or, if mailed by check, to _________________________
Applicable statements should be mailed ____________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________________, as
its agent.

                                    EXHIBIT B

                                   [RESERVED]

                                    EXHIBIT C

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT


                               Dated June 27, 2000


                        NEW CENTURY MORTGAGE CORPORATION
                                   Originator


                             NC CAPITAL CORPORATION
                                     Seller


                      NEW CENTURY MORTGAGE SECURITIES, INC.
                                    Purchaser

 >

                                                     CONTENTS
                                                     --------

                                                                          PAGE
                                                                          ----



ARTICLE I         DEFINITIONS..............................................-2-

ARTICLE II        CONVEYANCE OF THE MORTGAGE LOANS.........................-4-

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  AND THE ORIGINATOR.......................................-8-

ARTICLE IV        [RESERVED]..............................................-10-

ARTICLE V         MISCELLANEOUS...........................................-11-



SCHEDULE A        MORTGAGE LOANS
EXHIBIT A         REPRESENTATIONS AND WARRANTIES RELATING TO THE
                  MORTGAGE LOANS

                          STATEMENT OF THE TRANSACTION

         This is a Mortgage Loan Purchase Agreement (this "Agreement"), dated June 27, 2000, among NC Capital Corporation, a California corporation (the "Seller"), New Century Mortgage Securities, Inc., a Delaware corporation (the "Purchaser") and New Century Mortgage Corporation, a California corporation (the "Originator").

         Subject to the terms and conditions hereof, the Seller hereby agrees to sell and transfer to the Purchaser, and the Purchaser hereby agrees to purchase and accept from the Seller, the mortgage loans (the "Mortgage Loans") identified in Schedule A of this Agreement (the "Mortgage Loan Schedule") having an aggregate Cut-off Date Principal Balance of approximately $214,773,566 in exchange for the purchase price which shall consist of (i) immediately available funds in an amount equal to the net sale proceeds of the Class A Certificates and (ii) delivery to NC Residual II Corporation upon the order of the Seller the Class R Certificates (the "NC Residual Certificates"). The Seller shall deliver the Mortgage Loan Schedule to the Purchaser on or prior to the Closing Date. The Mortgage Loan Schedule and purchase price of the Mortgage Loans shall be subject to the following adjustments: (a) Mortgage Loans identified by the Purchaser prior to the Closing Date as not conforming to its requirements or which the Purchaser has not selected for purchase shall be deleted; (b) the Seller shall delete any and all Mortgage Loans that have been prepaid or as to which the representations and warranties of the Seller (as described in Section 3.01
(A)(ii) hereof) cannot be made as of the Closing Date and (c) Mortgage Loans acceptable to the Purchaser to be substituted for Mortgage Loans deleted as provided above shall be added.

         It is understood that the Mortgage Loans which are the subject of this Agreement are expected to be sold by the Purchaser on the Closing Date to a trust (the "Trust") in exchange for New Century Home Equity Loan Trust, Series 2000-NCA, Asset Backed Pass-Through Certificates (the "Certificates"), including one Class R Certificate (the "Class R Certificate") representing the residual interest in the Trust relating to the Mortgage Loans. The Seller agrees to cooperate and use its best efforts to facilitate the execution and delivery of the Pooling and Servicing Agreement, dated as of June 1, 2000, among the Purchaser as depositor, the Originator as master servicer (the "Master Servicer"), U.S. Bank National Association as trust administrator (the "Trust Administrator") and Firstar Bank, N.A. as trustee (the "Trustee"), pursuant to which the Certificates will be issued (the "Pooling Agreement").

         Each Mortgage Loan will be serviced by the Master Servicer, in its capacity as Master Servicer under the Pooling Agreement, for the related Servicing Fee specified in the Pooling Agreement, and the Mortgage Loans will be serviced in accordance with the terms of such Pooling Agreement.

         The following sets forth the terms and conditions of the contemplated transaction, to which the parties have agreed, as evidenced by the execution of this Agreement.

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings (capitalized terms not otherwise defined herein have the meanings assigned thereto in the Pooling Agreement):

                  AGREEMENT: This Mortgage Loan Purchase Agreement, including all exhibits, schedules, amendments and supplements to this Agreement.

                  LOAN BALANCE:  As defined in the Pooling Agreement.

                  MORTGAGE FILE:  As to each Mortgage Loan:

                  (i) the original Mortgage Note, endorsed in blank or in the following form: "Pay to the order of Firstar Bank, N.A., as Trustee under the applicable agreement, without recourse", with all prior and intervening endorsements showing a complete chain of endorsement from the originator of the Mortgage Loan to the Trustee;

                  (ii) the original Mortgage with evidence of recording thereon (or, if the original Mortgage has not been returned from the applicable public recording office or is not otherwise available, a copy of the Mortgage certified by a Responsible Officer of the Master Servicer, in its capacity as originator of the Mortgage Loan, or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy or commitment therefor to be a true and complete copy of the original Mortgage submitted for recording) and, if the Mortgage was executed pursuant to a power of attorney, the original power of attorney with evidence of recording thereon (or, if the original power of attorney has not been returned from the applicable public recording office or is not otherwise available, a copy of the power of attorney certified by a Responsible Officer of the Master Servicer, in its capacity as originator of the Mortgage Loan, or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy or commitment therefor, to be a true and complete copy of the original power of attorney submitted for recording);

                  (iii) the original executed Assignment, acceptable for recording except with respect to any currently unavailable recording information, from the Depositor to the Trustee in the following form: "Firstar Bank, N.A., as Trustee under the applicable agreement" or in blank;

                  (iv) the original Assignment and any intervening Assignments, with evidence of recording thereon, showing a complete chain of assignment from origination of the Mortgage Loan to the Depositor (or, if any such Assignment has not been returned from the applicable public recording office or is not otherwise available, a copy of such Assignment certified by a Responsible Officer of the Master Servicer, in its capacity as originator of the Mortgage Loan, or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy or commitment therefor to be a true and complete copy of the original Assignment submitted for recording);

                  (v) the original, or a copy certified by the Depositor or the originator of the Mortgage Loan to be a true and complete copy of the original, of each assumption, modification, written assurance or substitution agreement, if any; and

                  (vi) an original, or a copy certified by the Depositor to be a true and complete copy of the original, of a lender's title insurance policy, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as first lien on the Mortgaged Property represented therein as a fee simple interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

                  MORTGAGE LOANS: As defined in the Statement of the Transaction herein.

                  MORTGAGE LOAN SCHEDULE: As defined in the Pooling Agreement.

                  OPINION OF COUNSEL: A written opinion of counsel, who may be counsel for the Purchaser, the Originator or the Seller, reasonably acceptable to the Trust Administrator; PROVIDED, HOWEVER, that, any opinion of counsel relating to (a) qualification of the Trust as a REMIC or compliance with the REMIC Provisions must be an opinion of counsel who is a tax counsel experienced in REMIC matters and (b) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account must (i) in fact be Independent of the Purchaser, the Originator and the Seller, (ii) not have any direct financial interest in the Purchaser, the Originator or the Seller or in any affiliate of either, and (iii) not be connected with the Purchaser, the Originator or the Seller as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  PROSPECTUS SUPPLEMENT: The Prospectus Supplement dated June 27, 2000, as amended or supplemented, relating to the proposed public offering by the Underwriters of New Century Home Equity Loan Trust, Series 2000-NCA, Asset Backed Pass-Through Certificates, Class A representing interests in the Mortgage Loans.

                  PURCHASE PRICE: With respect to any Mortgage Loan required to be repurchased by the Seller pursuant to Section 2.03 or 2.04 of this Agreement, an amount equal to the sum, without duplication, of (i) 100% of the Loan Balance as of the date of purchase, (ii) any unreimbursed Servicing Advances or Delinquency Advances allocable to such Mortgage Loan, (iii) interest from the date interest was last paid by the Mortgagor through the day before the Due Date in the Due Period relating to the Distribution Date in which the Purchase Price will be remitted at a rate per annum equal to the applicable Net Mortgage Rate (to the extent such amounts are not already counted in (ii)) and (iv) in the event the Mortgage Loan is required to be purchased pursuant to Section 2.06 of the Pooling Agreement, expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation, including any reasonable expenses arising out of the enforcement of the purchase obligation.

                                   ARTICLE II

                        CONVEYANCE OF THE MORTGAGE LOANS

         Section 2.01.     CONVEYANCE OF MORTGAGE LOANS.

         The Seller, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Mortgage Loans, including all interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date (to the extent not applied in computing the Cut-off Date Loan Balance thereof).

         On or prior to the Closing Date, the Seller shall authorize the release to the Purchaser of the Mortgage File for each Mortgage Loan on the Mortgage Loan Schedule, but the Seller shall remain subject to the substitution, repurchase and other obligations set forth herein. Such release shall be made to the Purchaser or, at the Purchaser's direction, to a designee of the Purchaser against payment by the Purchaser of the purchase price set forth above under "Statement of the Transaction" (as adjusted) for the Mortgage Loans to be delivered on the Closing Date, by wire transfer of immediately available funds, or such other method of payment as to which the parties hereto may agree, and delivery to NC Residual II Corporation of the NC Residual Certificates.

         In the event that, in connection with any Mortgage Loan, the Seller cannot deliver to the Purchaser, the original recorded Mortgage or an original recorded Assignment together with all interim recorded Assignments, the Seller shall deliver to the Purchaser a true copy of such Mortgage and such Assignment or Assignments each certified by the Seller, the applicable title company, escrow agent or attorney, or the originator of such Mortgage, as the case may be, to be a true and complete copy of the original Mortgage or Assignment submitted for recording. The Seller shall promptly deliver to the Purchaser such original Mortgage and such Assignment or Assignments with evidence of recording indicated thereon upon receipt thereof from the public recording official or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery be made later than 360 days following the Closing Date; PROVIDED, HOWEVER, that in the event the Seller is unable to deliver by such date each Mortgage and each Assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each Assignment, because the related Mortgage has not been returned by the appropriate recording office, the Seller shall deliver such documents to the Purchaser as promptly as possible upon receipt thereof. If any document submitted for recording pursuant to this Agreement is lost prior to recording, the Seller shall immediately prepare a substitute and submit it for recording, and shall deliver copies and originals thereof in accordance with the foregoing. The Seller shall promptly forward or cause to be forwarded from time to time to the Purchaser (a) additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Seller to the Purchaser within the time periods specified in this Section 2.01.

         In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Seller, in lieu of delivering the above documents to the Purchaser, will deposit into the Collection

Account the amount with respect to such payment that is required to be deposited into the Collection Account.

         Section 2.02.     CLOSING.

         The closing for the purchase and sale of the Mortgage Loans shall be in person or by telephone confirmed by letter or wire as the parties shall agree.

         Section 2.03.     CURE BY ORIGINATOR OF DEFECTS.

         The Originator shall promptly correct or cure any defect included in the Trust Administrator's Final Certification within 60 days after the date on which the Originator or the Seller was notified of such defect and, if the Originator does not correct or cure such defect within such period, the Originator shall either (a) if the time to cure such defect or breach expires prior to the end of the second anniversary of the Closing Date, substitute for the related Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished, in the manner and subject to the conditions set forth in Section 2.06 of the Pooling Agreement or (b) purchase such Mortgage Loan from the Trust Administrator, within 90 days after the date on which the Originator or the Seller was notified of such defect or breach in writing at the Purchase Price of such Mortgage Loan; PROVIDED, HOWEVER, that any such substitution pursuant to clause (a) above or repurchase pursuant to clause (b) above shall not be effected prior to the delivery to the Trust Administrator of any Opinion of Counsel required by the Pooling Agreement and any such substitution pursuant to clause (a) above shall not be effected prior to the additional delivery of an Officers' Certificate which states that such Qualified Substitute Mortgage Loan meets with the requirements of the Pooling Agreement. The Purchase Price for any such Mortgage Loan shall be deposited by the Originator into the Collection Account. Upon any such substitution and the deposit of the Purchase Price into the Collection Account, the Purchaser shall, promptly after the Trust Administrator has released to the Purchaser pursuant to the Pooling Agreement the Mortgage File relating to such Deleted Mortgage Loan (as defined below), release such Mortgage File to the Originator.

         Section 2.04. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; REPURCHASE OBLIGATION OF ORIGINATOR

         It is understood and agreed that within 60 days after the earlier of the Originator's or the Seller's discovery or its receipt of written notice of breach of any representation or warranty set forth in Section 3.01 of this Agreement which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Originator shall cure such breach in all material respects and, if such breach is not so cured, shall, subject to the second following sentence, either (a) if such 60-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the trust fund created pursuant to the Pooling Agreement (the "Trust Fund") and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in Section
2.06 of the Pooling Agreement or (b) repurchase each affected Mortgage Loan from the Trust Administrator at the Purchase Price in the manner set forth below. The Originator shall promptly reimburse the Trust Administrator for any expenses reasonably incurred by the Trust Administrator in respect of enforcing the remedies for such breach. With respect to the representations and warranties described in Section 3.01 of this

Agreement which are made to the best of the Originator's or the Seller's knowledge, if it is discovered by any of the Purchaser, the Seller, the Originator or the Trust Administrator that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Originator's or the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

         With respect to any Qualified Substitute Mortgage Loan or Loans, the Originator shall deliver to the Trust Administrator for the benefit of the Certificateholders, with respect to such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the related Assignment, and such other documents and agreements as are required by Section 2.04 of the Pooling Agreement, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.04 of the Pooling Agreement. No substitution will be made in any calendar month after the Determination Date for such month. Monthly payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Originator. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Originator shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Trust Administrator will be obligated under the terms of the Pooling Agreement to amend the Mortgage Loan Schedule attached hereto as Schedule A for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan or Loans and the substitution of the Qualified Substitute Mortgage Loan or Loans. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Originator shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 3.01 of this Agreement.

         For any month in which the Originator substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Trust Administrator will determine, based upon information supplied by the Master Servicer, and inform the Originator of, the amount (the "Substitution Shortfall Amount"), if any, by which the Aggregate Loan Balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the Aggregate Loan Balance of all such Deleted Mortgage Loans as of such date plus the aggregate amount of all unreimbursed Servicing Advances and Delinquency Advances relating to such Deleted Mortgage Loans as of such date. On the date of such substitution, the Originator will deposit or cause to be deposited from the Originator's own funds into the Collection Account pursuant to Section 3.10(a)(vii) of the Pooling Agreement an amount equal to the Substitution Shortfall Amount, if any, without reimbursement therefor, and the Trust Administrator, upon (i) receipt of (A) the related Qualified Substitute Mortgage Loan or Loans and (B) an Officers' Certificate of the Originator as to the deposit of such Substitution Shortfall Amount into the Collection Account and
(ii) confirmation that such deposit has been made, shall release or cause to be released to the Originator the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment as are furnished by the Originator, in each case without recourse, as shall be necessary to vest in the Originator title to any Deleted Mortgage Loan released pursuant hereto and the Trust Administrator shall have no further responsibility or liability (except as to its own acts) with regard to such Mortgage Loan.

                                   ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE ORIGINATOR
         ---------------------------------------------------------------

         Section 3.01. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE ORIGINATOR

         (i) The Seller hereby represents and warrants to the Purchaser that, as of the date hereof and as of the Closing Date:

                  (a) The Seller is a corporation licensed as a mortgage banker duly organized, validly existing and in good standing under the laws of the State of California and has, and had at all relevant times, full corporate power to originate or purchase the Mortgage Loans, to own its property, to carry on its business as currently conducted and to enter into and perform its obligations under this Agreement;

                  (b) The execution and delivery of this Agreement by the Seller and its performance of and compliance with the terms of this Agreement will not violate the Seller's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or any of its assets;

                  (c) The Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Purchaser and the Originator, constitutes a valid, legal and binding obligation of the Seller, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (d) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or other governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or its properties or materially and adversely affect the performance of its duties hereunder;

                  (e) There are no actions or proceedings against, or investigations of, the Seller pending or, to the knowledge of the Seller, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement or render the Certificates invalid, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or the Certificates;

                  (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the Certificates, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

                  (g) The Seller did not sell the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of its creditors; the Seller will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Purchaser;

                  (h) As of the Closing Date, immediately prior to the sale to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any lien other than any such lien released simultaneously with the sale contemplated herein, and, immediately upon each transfer and assignment herein contemplated, the Seller will have taken all steps necessary so that the Purchaser will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any lien (except for such liens as may exist consistent with the representations and warranties made in clauses (c) and (h) of Exhibit A hereto);

                  (i) The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claim;

                  (j) The collection practices used by the Seller with respect to the Mortgage Loans have been, in all material respects, legal, proper, prudent and customary in the non-conforming mortgage servicing business;

                  (k) No Officers' Certificate, statement, report or other document prepared by the Seller and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                  (l) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

                  (m) The Seller is duly licensed where required as a "Licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations, except where the failure to so qualify or such default would not have a material adverse effect on the ability of the Seller to conduct its business or perform its obligations hereunder;

                  (n) The Seller is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder; it will not be rendered insolvent by the execution and delivery of this Agreement or by the performance of its obligations hereunder; no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Seller prior to the date hereof;

                  (o) The Seller is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended;

                  (p) Upon execution of this Agreement, the Seller shall have sold, transferred, assigned, set over and otherwise conveyed to the Purchaser all of its right, title and interest in and to each Mortgage Loan; and

                  (q) As to the Mortgage Loans, each of the representations and warranties as set forth on Exhibit A hereto is true and correct.

         (ii) The Originator hereby represents and warrants to the Purchaser that, as of the date hereof and as of the Closing Date:

                  (a) The Originator is a corporation licensed as a mortgage banker duly organized, validly existing and in good standing under the laws of the State of California and has, and had at all relevant times, full corporate power to originate or purchase the Mortgage Loans, to own its property, to carry on its business as currently conducted and to enter into and perform its obligations under this Agreement;

                  (b) The execution and delivery of this Agreement by the Originator and its performance of and compliance with the terms of this Agreement will not violate the Originator's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Originator is a party or which may be applicable to the Originator or any of its assets;

                  (c) The Originator has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Purchaser and the Seller, constitutes a valid, legal and binding obligation of the Originator, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (d) The Originator is not in violation of, and the execution and delivery of this Agreement by the Originator and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or other governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Originator or its properties or materially and adversely affect the performance of its duties hereunder;

                  (e) There are no actions or proceedings against, or investigations of, the Originator pending or, to the knowledge of the Originator, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement or render the Certificates invalid, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Originator of its obligations under, or the validity or enforceability of, this Agreement or the Certificates;

                  (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Originator of, or compliance by the Originator with, this Agreement or the Certificates, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

                  (g) The collection practices used by the Originator with respect to the Mortgage Loans have been, in all material respects, legal, proper, prudent and customary in the non-conforming mortgage servicing business;

                  (h) No Officers' Certificate, statement, report or other document prepared by the Originator and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                  (i) The Originator is duly licensed where required as a "Licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations, except where the failure to so qualify or such default would not have a material adverse effect on the ability of the Originator to conduct its business or perform its obligations hereunder;

                  (j) The Originator is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder; it will not be rendered insolvent by the execution and delivery of this Agreement or by the performance of its obligations hereunder; no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Originator prior to the date hereof;

                  (k) The Originator is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended; and

                  (l) As to the Mortgage Loans, each of the representations and warranties set forth on Exhibit A hereto is true and correct.

         Section 3.02.     ADDITIONAL DOCUMENTS.

         The Seller agrees to use its best efforts to furnish (or cause to be furnished) such information and to execute such documents or instruments as the Purchaser may reasonably request in connection with the transactions herein contemplated and the issuance of the New Century Home Equity Loan Trust, Series 2000-NCA, Asset Backed Pass-Through Certificates, including, but not limited to, officers' certificates, opinions of counsel and letters of accountants.

         Section 3.03.     COSTS AND EXPENSES.

         The Seller will pay all costs and expenses in connection with the transfer and delivery of the Mortgage Loans in the manner contemplated herein, including, but not limited to, the costs and expenses in connection with the preparation and recordation of any Assignments referred to herein.

                                   ARTICLE IV

                                   [RESERVED]

                                    ARTICLE V

                                  MISCELLANEOUS

         Section 5.01.     RECORDATION OF AGREEMENT.

         This Agreement or a memorandum hereof is subject to recordation in all appropriate public offices for real property records in each state and county or other comparable jurisdiction in which any of the Mortgaged Property is situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Seller and at its expense, on direction by the Purchaser, but only upon direction preceded or accompanied by an advice of counsel to the Purchaser to the effect that failure to record would adversely affect the interests of the Purchaser, the Trustee, the Trust Administrator or any Certificateholder.

         Section 5.02.     NOTICES.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by registered or certified mail, return receipt requested, or, if by other means, when received by the other party or at the address, in the case of the Originator, the Seller or the
Purchaser: New Century Mortgage Corporation, NC Capital Corporation or New Century Mortgage Securities, Inc., as applicable: 18400 Von Karman, Suite 1000, Irvine, California 92612, Attn: Patrick J. Flanagan, or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been given on the date delivered to the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

         Section 5.03.     SEVERABILITY CLAUSE.

         Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

         Section 5.04.     COUNTERPARTS.

         For the purpose of facilitating the proving of this Agreement, as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 5.05.     PLACE OF DELIVERY AND GOVERNING LAW.

         The Agreement shall be deemed in effect when a fully executed counterpart hereof is received by the Purchaser in New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 5.06.     REMEDIES CUMULATIVE; NO WAIVER.

         All rights and remedies of the Purchaser or any assignee of the Purchaser under this Agreement shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other rights and remedies available to the Purchaser or such assignee; and no failure to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and every right and remedy arising under this Agreement or by law to the Purchaser or such assignee may be exercised from time to time, and as often as shall be deemed expedient, by the Purchaser or such assignee.

         Section 5.07.     MISCELLANEOUS.

         This Agreement may be amended or supplemented from time to time only with the written consent of the Seller and the Purchaser and any assignee of the Purchaser. This Agreement contains the entire understanding and agreement of the parties and supersedes and incorporates all prior negotiations, understandings and agreements which are fully merged herein.

         Section 5.08.     AGREEMENT OF PARTIES.

         The Seller and the Purchaser agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effect the purpose and to carry out the terms of this Agreement.

         Section 5.09.     SUCCESSORS AND ASSIGNS.

         This Agreement shall bind and inure to the benefit of and be enforceable by and against the Seller, the Purchaser, and the respective successors and assigns of the Seller and the Purchaser. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to the Trust which will issue the Certificates representing undivided interests in the Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment to the Trustee by the Purchaser of all of the

Purchaser's rights against the Seller hereunder in respect of the Mortgage Loans and affirms that the enforcement or exercise of any right or remedy against the Seller hereunder by the Trustee or any holder of a Certificate to the extent permitted under the Pooling Agreement shall have the same force and effect as if enforced or exercised by the Purchaser directly.

         Section 5.10.     THIRD PARTY BENEFICIARY.

         The Certificate Insurer shall be a third-party beneficiary of this Agreement, entitled to enforce the provisions hereof as if a party hereto.

         Section 5.11.     MANDATORY DELIVERY.

         The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule is mandatory, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date.

                                 *   *   *   *

         IN WITNESS WHEREOF, the Seller, the Purchaser and the Originator have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                   NC CAPITAL CORPORATION,
                                   Seller


                                   By:
                                      ----------------------------------------
                                   Name:
                                   Title:



                                   NEW CENTURY MORTGAGE SECURITIES,
INC.,
                                   Purchaser

                                   By:
                                      ----------------------------------------
                                   Name:
                                   Title:



                                   NEW CENTURY MORTGAGE CORPORATION,
                                   Originator

                                   By:
                                      ----------------------------------------
                                   Name:
                                   Title:

                                   SCHEDULE A

                                 Mortgage Loans

                             Available Upon Request

                                    EXHIBIT A

          Representations and Warranties Relating to the Mortgage Loans

         The Originator and the Seller hereby represent and warrant to the Purchaser, the Trustee, the Trust Administrator, the Certificateholders and the Certificate Insurer, with respect to each Mortgage Loan as of the Closing Date (or in the case of certain specified representations and warranties, as of the applicable Cut-off Date) or as of such other date specifically provided herein (except that with respect to any Qualified Substitute Mortgage Loan such representations and warranties shall be as of the date of substitution and made by the Originator), that:

                  (a) The information set forth in the Mortgage Loan Schedule relating to the Mortgage Loans is complete, true and correct in all material respects as of the applicable Cut-off Date;

                  (b) The Mortgage Note and the Mortgage are not assigned or pledged by the Seller to a Person other than the Purchaser, and immediately prior to the transfer of the Mortgage Loans from the Seller to the Purchaser, the Seller had good and marketable title thereto, and was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature (collectively, a "Lien"), other than any such Lien released simultaneously with the sale contemplated herein, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement, and immediately upon the transfer and assignment of each Mortgage Loan as herein contemplated, the Purchaser shall have good title to, and will be the sole legal owner of, each Mortgage Loan free and clear of any Lien;

                  (c) The Mortgage is a valid and existing lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage, except (i) liens for real estate taxes and special assessments not yet due and payable and (ii) in the case of a Mortgaged Property that is a condominium or an individual unit in a planned unit development, liens for common charges permitted by statute. Any security agreement, chattel mortgage or equivalent document related to the Mortgage and delivered to the Purchaser establishes in the Originator a valid and subsisting lien on the property described therein, and the Seller has full right to sell and assign the same to the Purchaser;

                  (d) The terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any respect which would have any adverse effect on the Certificateholders or the Certificate Insurer, except by a written instrument which has been recorded, if necessary to protect the interests of the Certificateholders, and which has been delivered to the Purchaser. The substance of any such alteration or modification is reflected in the Mortgage Loan Schedule;

                  (e) No instrument of release or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Purchaser;

                  (f) As of the Delinquency Statistic Date, except with respect to delinquencies described in clause (m) hereof, no Mortgagor is in default in complying with the terms of the Mortgage Note or the Mortgage and there exists no event which, with the passage of time or notice or both, would constitute a default thereunder, and neither the Originator nor the Seller has waived any default, breach, violation or event of acceleration except that the Originator or the Seller may have accepted late payments. At origination all taxes, governmental assessments, insurance premiums, or water, sewer and municipal charges and rents under all ground leases which previously became due and owing have been paid, and each Mortgage Note and/or the related Mortgage obligate the related Mortgagor to pay all similar amounts as they become due. Neither the Originator nor the Seller has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is more recent, to the day which precedes by one day the Due Date of the first installment of principal and interest;

                  (g) There is no proceeding pending or, to the best of the Originator's or the Seller's knowledge, threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, water, earthquake or earth movement, windstorm, flood, tornado, or otherwise, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                  (h) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the Mortgaged Property which are, or may be, liens prior or equal to, or coordinate with, the lien of the Mortgage except those that are stated in the title insurance policy and for which related losses are affirmatively insured against by such policy;

                  (i) All of the improvements that were included for the purpose of determining the Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property except those that are stated in the title insurance policy and for which related losses are affirmatively insured against by such policy;

                  (j)      [Reserved.]

                  (k) To the Originator's or the Seller's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the Originator's or the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

                  (l) All parties that have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all licensing requirements of the United States and of the laws of the state wherein the Mortgaged Property is located that are applicable to such parties, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state or exempt from such qualification in a manner so as not to affect adversely the enforceability of such Mortgage Loan, or (C) federal savings associations or national banks having principal offices in such state, or (D) not doing business in such state;

                  (m) As of the Delinquency Statistic Date, approximately 5.97% of the Mortgage Loans in Loan Group I and approximately 4.82% of the Mortgage Loans in Loan Group II, in each case, by aggregate Cut-off Date Loan Balance, failed to make their monthly payment that was due on the Cut-off Date;

                  (n) The Mortgage File contains each of the documents and instruments specified to be included therein duly executed and in due and proper form and each such document or instrument is in a form generally acceptable to prudent institutional mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

                  (o) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage, and each Mortgage Note and Mortgage has been duly and properly executed by such parties. The Mortgagor is a natural person who is a party to the Mortgage Note and the Mortgage in an individual capacity, and not in the capacity of a trustee or otherwise;

                  (p) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, applicable to the Mortgage Loan have been complied with, and the Originator has and shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

                  (q) The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loan were paid;

                  (r) Any future advances made after the date of origination of each Mortgage Loan but prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority, by a title insurance policy or an endorsement to the policy insuring the mortgagee's consolidated interest. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Originator shall not be obligated to make future advances after the Cut-off Date;

                  (s) Each Mortgage Loan is covered by an ALTA mortgage title insurance policy or such other form of policy acceptable to Fannie Mae or Freddie Mac, issued by and constituting the valid and binding obligation of a title insurer generally acceptable to prudent mortgage lenders, which regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans, and qualified to do business in the jurisdiction wherein the Mortgaged Property is located, insuring the Originator, its successors and assigns, as to the first priority lien of the Mortgage in the case of a First Mortgage Loan, in the original principal amount of the Mortgage Loan. The Originator is the sole payee of such mortgage title insurance policy, the assignment to the Purchaser of the Originator's or the Seller's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer or the same has been obtained, and such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Originator and the Seller, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy;

                  (t) All improvements upon the Mortgaged Property are insured by an insurer who meets Fannie Mae and/or Freddie Mac guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 3.13 of the Pooling and Servicing Agreement. If the Mortgaged Property was, at the time of origination of the related Mortgage Loan, in an area identified on a Flood Hazard Boundary Map or Flood Hazard Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and if the flood insurance policy referenced herein has been made available), a flood insurance policy is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in
         Section 3.13 of the Pooling and Servicing Agreement. All individual insurance policies (collectively, the "hazard insurance policy") are the valid and binding obligation of the insurer and contain a standard mortgagee clause naming the Originator, its successors and assigns, as mortgagee. All premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                  (u) The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (v) The Mortgage Loans were originated or purchased and re-underwritten by the Originator in accordance with the Originator's underwriting guidelines, including provisions in such guidelines for making exceptions. No Mortgage Loan has been modified except as such modification may be reflected in the related Mortgage File;

                  (w) The Mortgage Loan is a closed-end first lien Mortgage Loan having an original term of not more than 30 years to maturity. Each Mortgage Loan is payable in equal monthly installments of principal and interest which would be sufficient, in the absence of late payments, to fully amortize such loan within the term thereof, beginning no later than 60 days after disbursement of the proceeds of the Mortgage Loan and bears a fixed interest rate for the term of the Mortgage Loan;

                  (x) The Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the holder of the Mortgage;

                  (y) With respect to approximately 92.63% of the Mortgage Loans in Loan Group I and approximately 94.49% of the Mortgage Loans in Loan Group II, in each case, measured by Cut-off Date Loan Balances, at the time that each such Mortgage Loan was originated the related Mortgagor represented that such Mortgagor would occupy the related Mortgaged Property as such Mortgagor's primary residence, and neither the Originator nor the Seller has received notice that such representation of the Mortgagor is no longer true. No Mortgage Loan is a construction loan. Each Mortgaged Property is lawfully occupied under applicable law;

                  (z) The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage;

                  (aa) The Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial or non-judicial foreclosure. Other than applicable homestead provisions which may delay the realization against the Mortgaged Property, or exemptions that may arise in the event a petition under the Bankruptcy Code is filed with respect to the Mortgagor, there is no homestead or other exemption available to the Mortgagor that would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                  (bb) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Trust Administrator or the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor, which fees and expenses shall constitute Servicing Advances;

                  (cc) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of at least one parcel of real property with a one-family residence erected thereon, a two- to four-family dwelling, an individual condominium unit, a unit in a planned unit development; PROVIDED, HOWEVER, that no residence or unit or a mobile home which is not permanently affixed, but which may be a pre-fabricated or manufactured unit affixed to a permanent foundation. As of the Cut-off Date with respect to the aggregate Cut-off Date Loan Balance of the related Mortgage Loans, (i) not more than 3.94% of the Mortgage Loans in Loan Group I and 6.79% of the Mortgage Loans in Loan Group II, in each case by Cut-off Date Loan Balance, are secured by real property improved by two- to four-family dwellings; (ii) not more than 2.06% of the Mortgage Loans in Loan Group I and 2.86% of the Mortgage Loans in Loan Group II, in each case by Cut-off Date Loan Balance, are secured by real property improved by individual condominium units; (iii) at least 86.64% of the Mortgage Loans in Loan Group I and 78.94% of the Mortgage Loans, in each case by Cut-off Date Loan Balance, in Loan Group II are secured by real property with a detached or attached single-family residence erected thereon; and (iv) not more than 23.81% of the Mortgage Loans in Loan Group I and 34.11% of the Mortgage Loans in Loan Group II, in each case by Cut-off Date Loan Balance, have been originated under a Stated Income Program; and with respect to each Mortgaged Property subject to a ground lease: (i) the current ground lessor has been identified and all ground rents which have previously become due and owing have been paid, (ii) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the related Mortgage Loan, (iii) the ground lease has been duly executed and recorded, (iv) the amount of the ground rent and any increases therein are clearly identified in the lease and are for predetermined amounts at predetermined times, (v) the ground rent payment is included in the Mortgagor's monthly payment as an expense item, (vi) the Trust has the right to cure defaults on the ground lease and (vii) the terms and conditions of the leasehold do not prevent the free and absolute marketability of such Mortgaged Property.

                  (dd) The Loan-to-Value Ratio of each Mortgage Loan in Loan Group I was not more than 100.00% and the Loan-to-Value Ratio of each Mortgage Loan in Loan Group II was not more than 90.00%; the weighted average Loan-to-Value Ratio of the Mortgage Loans in Loan Group I was approximately 75.78% and the weighted average Loan-to-Value Ratio of the Mortgage Loans in Loan Group II was approximately 77.83%;

                  (ee)     [Reserved.]

                  (ff) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Originator have been capitalized under the Mortgage or the related Mortgage Note;

                  (gg)  No Mortgage Loan was originated under a buydown plan;

                  (hh) Other than as provided by this Agreement, there is no obligation with respect to the Mortgage Loan on the part of the Originator or any other party to make payments in addition to those made by the Mortgagor;

                  (ii) Subject to the provisions of Section 2.04 of the Pooling and Servicing Agreement, the Mortgage Note, the Mortgage, the Assignment and any other documents required to be delivered have been delivered to the Purchaser. The Originator is in possession of a complete Mortgage File, except those documents delivered to the Purchaser, and there are no custodial agreements in effect adversely affecting the right or ability of the Originator to make the document deliveries required hereby. Each original Mortgage was recorded, and all subsequent Assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Originator (subject to the provisions of Section 2.04 of the Pooling and Servicing Agreement with respect to Mortgages and Assignments which are in the process of being recorded);

                  (jj) No Mortgage Loan was selected for inclusion under this Agreement on any basis which was intended to have a material adverse effect on the Certificateholders;

                  (kk) No Mortgage Loan has a shared appreciation or other contingent interest feature;

                  (ll) No more than 1.01% of the Mortgage Loans in Loan Group I and 0.95% of the Mortgage Loans in Loan Group II, in each case, by Cut-off Date Loan Balance, are secured by Mortgaged Properties located within any single five-digit ZIP code area;

                  (mm) The weighted average Mortgage Rate of the Mortgage Loans in Loan Group I as of the Cut-off Date was approximately 10.833% and no Mortgage Rate for any Mortgage Loan in Loan Group I was greater than 15.750% or less than 7.950% and the weighted average Mortgage Rate of the Mortgage Loans in Loan Group II as of the Cut-off Date was approximately 10.567% and no Mortgage Rate for any Mortgage Loan in Loan Group II was greater than 15.800% or less than 7.440%. With respect to the Mortgage Loans in Loan Group II that are Adjustable Rate Mortgage Loans, as of the Cut-off Date, (i) the weighted average Maximum Mortgage Rate was 17.553%, and no Maximum Mortgage Rate for any Mortgage Loan in Loan Group II was greater than 22.800% or less than 14.700%, (ii) the weighted average Minimum Mortgage Rate was 10.560%, and no Minimum Mortgage Rate for any Mortgage Loan in Loan Group II was greater than 15.800% or less than 7.700%, (iii) the weighted average Gross Margin was 6.165%, and no Gross Margin for any Mortgage Loan in Loan Group II was greater than 11.090% or less than 1.000%, (iv) the weighted average next Adjustment Date was April 2002 and the latest next Adjustment Date of any Mortgage Loan in Loan Group II was May 2003;

                  (nn)     [Reserved].

                  (oo) The Originator has caused or will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Mortgage Loans, including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee;

                  (pp) All amounts due and received after the Cut-off Date (and all amounts received on or before the Cut-off Date that are due after the Cut-off Date) with respect to the Mortgage Loans to which the Originator is not entitled are, as of the Closing Date, in the Collection Account;

                  (qq) Each Mortgage Loan conforms and all Mortgage Loans in the aggregate conform, to the descriptions thereof to be set forth in the Prospectus Supplement (subject to the variances specified therein);

                  (rr) A full appraisal on forms approved by Fannie Mae or Freddie Mac was performed in connection with the origination of the related Mortgage Loan;

                  (ss) There is no indication in the Mortgage File that the Mortgaged Property was, as of the Cut-off Date, located within a one-mile radius of any site listed in the National Priorities List as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of hazardous waste sites which are known to contain any hazardous substance or hazardous waste;

                  (tt) None of the Mortgage Loans is subject to a bankruptcy plan;

                  (uu) No less than 76.19% and 65.89% of the of the Mortgage Loans in Loan Group I and Loan Group II, respectively, in each case, measured by Cut-off Date Loan Balances, relate to Mortgage Loans originated or purchased under the Originator's Full Documentation Program;

                  (vv) To the best of the Originator's knowledge, no statement, report or other document constituting a part of the Mortgage File contains any material untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading which would, either individually or in the aggregate, have a material adverse effect on the Certificateholders; no error or omission, misrepresentations, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application for any insurance in relation to the Mortgage Loan;

                  (ww)     [reserved];

                  (xx) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

                  (yy) The Originator has the full authority to sell and transfer each Mortgage Note and Mortgage and such transfer and sale will not impair the enforceability of any Mortgage;

                  (zz)     [reserved];

                  (aaa) With respect to each Mortgaged Property subject to a land trust (a "Land Trust Mortgage"), (i) a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named as such in the land trust agreement and such trustee is named in the Land Trust Mortgage as Mortgagor; (ii) all fees and expenses of the land trustee which have previously become due and owing have been paid and no fees or expenses are or will become payable by the Certificateholders or the Trust to the land trustee under the land trust agreement; (iii) the beneficiary is solely obligated to pay any fees and expenses of the land trustee and the priority of the lien of the Land Trust Mortgage is not and will not be primed by the land trustee; (iv) the beneficiary is obligated to make payments under the related promissory note and will have personal liability for deficiency judgments; (v) the related Land Trust Mortgage together with each assignment of beneficial interest relating thereto was made in compliance with the related land trust agreement, was validly entered into by the related land trustee or beneficiary and did not, does not currently, and will not in the future, violate any provision of such land trust agreement or any agreement between or among the beneficiaries of such land trust; (vi) the assignment of the beneficial interest relating to such Land Trust Mortgage was accepted by, and noted in the records of the respective land trust trustee, subsequent assignments of such beneficial interest in whole or in part have not been made, and such subsequent assignments of such beneficial interest or any part thereof are not permitted pursuant to a written agreement between the respective beneficiary and the related mortgagee, until the expiration of the promissory note in such land trust; (vii) the Land Trust Mortgage is the first lien on the related Mortgaged Property; no liens are in place against the beneficial interests, or any part thereof, of such Land Trust Mortgage or collateral assignment of beneficial interest, which liens are superior to the interest held by the Originator or the Seller, and the beneficial interest, or any part thereof, of any Land Trust Mortgage; (viii) the terms and conditions of the land trust agreement do not prevent the free and absolute marketability of the Mortgaged Property; and (ix) each Land Trust Mortgage contains, and will contain, a "due-on-sale" provision permitting the mortgagee under the Mortgage Note and Land Trust Mortgage to foreclose or otherwise exercise remedies thereunder upon a transfer of the beneficial interest in the related Mortgaged Property;

                  (bbb) Each of the Mortgage Loans provides for the calculation of interest on the basis of a 360-day year consisting of twelve 30-day months;

                  (ccc) No Mortgage Note provides for negative amortization;

                  (ddd) None of the Mortgage Loans in Loan Group I and 6.47% of the Mortgage Loans in Loan Group II, in each case by in each case by Cut-off Date Loan Balance, are "high cost mortgages" pursuant to
         Section 226.32 of the Truth-in-Lending Act, as amended;

                  (eee) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

                  (fff) The origination and collection practices used by the Originator or the Seller with respect to each Mortgage Note and Mortgage have been in all respects legal, proper prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Master Servicer (directly or through a subservicer) and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Originator and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Originator or the Seller have been capitalized under any Mortgage or the related Mortgage Note. With respect to each Adjustable Rate Mortgage Loan on each Adjustment Date, the Mortgage Rate will be adjusted to equal the Index plus the Gross Margin, rounded to the nearest 0.125%, subject to the Periodic Rate Cap, the Maximum Rate and the Minimum Rate and each such adjustment has been and will be made in accordance with the terms of the related Mortgage Note.

                  (ggg) The Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

                  (hhh) Any Mortgage Loan subject to the provisions of the Homeownership and Equity Protection Act of 1994, P.L. 103-325, 108 Stat 2160 was originated in compliance therewith;

                  (iii) The Originator has not dealt with any broker or agent or other Person who might be entitled to a fee, commission or compensation in connection with the transaction contemplated by this Agreement other than the Purchaser; and

                  (jjj) Approximately 21.86% of the Mortgage Loans in Loan Group I and approximately 37.83% of the Mortgage Loans in Loan Group II, in each case, by Cut-off Date Loan Balance, are covered by the PMI Policy;

                  (kkk)  Each  of the  Mortgage  Loans  that  is  identified  on
         Schedule 1 hereto is covered by the PMI Policy; and

                  (lll) As of the Closing Date, with respect to each Mortgage Loan that is subject to the PMI Policy, to the best knowledge of the Originator, there are no existing circumstances which would cause the PMI Insurer to deny a claim with respect to such Mortgage Loan

         It is understood and agreed that the representations and warranties set forth in this Agreement shall survive delivery of the respective Mortgage Files to the Trust Administrator and shall inure to the benefit of the Purchaser, the Servicer, each Subservicer, the Certificateholders, the Trustee and the Certificate Insurer, notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Seller, the Purchaser, the Servicer, the Trust Administrator or the Trustee of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders and the Certificate Insurer therein (without giving effect to any qualification contained in such representation or warranty relating to the Seller's or the Originator's knowledge), the party discovering such breach shall give prompt written notice to the other parties, and in no event later than two Business Days after the date of such discovery. It is understood and agreed that the obligations of the Seller and the Originator set forth in Section 2.06(a) of the Pooling and Servicing Agreement to cure any breach or to substitute for or repurchase a defective Mortgage Loan constitute the sole remedies available to the Certificateholders, the Servicer, the Trustee and the Certificate Insurer respecting a breach of the representations and warranties contained in this Agreement. Notwithstanding the foregoing, with respect to representation (p) above, to the extent that such representation (as it relates to Section 129 of the federal Truth-in-Lending Act, 15 U.S.C. ss. 1639, as implemented by ss.ss.
226.31 and 226.32 of Regulation Z) is breached and such breach can not, in the determination of the Certificate Insurer, be cured through substitution or repurchase of the affected Mortgage Loans, the Originator hereby agrees to indemnify the Purchaser and any assignee or designee of the Purchaser for the damages resulting from such breach.

                                   EXHIBIT D-1

                               REQUEST FOR RELEASE
                    (Mortgage Loan Servicing or Foreclosure)

Loan Information
----------------

         Name of Mortgagor:             ______________________________


         Servicer Loan No.:             ______________________________


Trustee
-------

         Name:                          ______________________________


         Address:                       ______________________________


         Trustee Mortgage File No.:     ______________________________


Seller
------

         Name:                          ______________________________


         Address:                       ______________________________


         Certificates:                  New Century Home Equity Loan Trust
                                        2000-NCA, Asset Backed Pass-Through
                                        Certificates.

Reason for Request  (check one)
------------------

___ 1.  Mortgage Loan liquidated.
___ 2.  Mortgage Loan in foreclosure.
___ 3.  Mortgage Loan repurchased.
___ 4.  Mortgage Loan substituted.
___ 5.  Other (explain) _______________________

         The undersigned Master Servicer hereby requests delivery to it from the Trustee of the documents referred to below (the "Documents"). Upon the Master Servicer's receipt of the

Documents, the Master Servicer will provide the Trust Administrator with a written acknowledgement of such receipt. All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of June 1, 2000, among the Trustee, the Trust Administrator, the Master Servicer and the Depositor.

( )      Promissory Note dated ___________________________, 20__, in the original principal sum of $_______________, made by ___________________, payable to, or endorsed to the order of, the Trustee.

( )      Mortgage recorded on _______________________ as instrument no.
         _____________________ in the County Recorder's Office of the County of
         ______________________, State of __________________ in book/reel/docket
         _________________ of official records at page/image __________.

( )      Deed of Trust recorded on ________________________ as instrument no.
         _______________________ in the County ___________________, State of
         _____________________ in book\reel\docket _______________ of official records at page/image ____________.

( )      Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
         _________________ as instrument no. __________ in the County Recorder's Office of the County of _____________, State of ________________ in
         book/reel/docket ________________ of official records at page/image
         _______.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

         ( ) ___________________
         ( ) ___________________
         ( ) ___________________
         ( ) ___________________

         The Master Servicer hereby acknowledges and agrees as follows:

         (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

         (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

         (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

         (4) The Documents and any proceeds thereof, including any proceeds of proceeds, shall at all times be earmarked for the account of the Trustee except as expressly provided in the Agreement, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                            NEW CENTURY MORTGAGE CORPORATION,
                                            as Master Servicer


                                            By:______________________________
                                               Its:



Date: _________________, 20__

                                   EXHIBIT D-2

                               REQUEST FOR RELEASE
                          (Mortgage Loans Paid in Full)

                     OFFICER'S CERTIFICATE AND TRUST RECEIPT
               NEW CENTURY HOME EQUITY LOAN TRUST, SERIES 2000-NCA
                     ASSET BACKED PASS-THROUGH CERTIFICATES

_____________________ HEREBY CERTIFIES THAT HE/SHE IS AN OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:___________________________________________________
WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN
MADE.

LOAN NUMBER: __________                     BORROWER'S NAME _________________

COUNTY: _______________

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE COLLECTION ACCOUNT PURSUANT TO SECTION
3.10 OF THE POOLING AND SERVICING AGREEMENT HAVE BEEN OR WILL BE CREDITED.

DATED: _____________________

/ /       VICE PRESIDENT
/ /   ASSISTANT VICE PRESIDENT

                                   EXHIBIT E-1

                FORM OF TRUST ADMINISTRATOR INITIAL CERTIFICATION

                                                       June __, 2000

New Century Mortgage Securities, Inc.
18400 Von Karman
Irvine, California 92612

New Century Mortgage Corporation
18400 Von Karman, Suite 1000
Irvine, California  92612

                  Re: Pooling and Servicing Agreement, dated as of June 1, 2000, among New Century Mortgage Securities, Inc., New Century Mortgage Corporation and Firstar Bank, N.A., U.S. Bank National Association, Asset Backed Pass-Through Certificates, Series 2000-NCA
                           ----------------------------------------------------

Ladies and Gentlemen:

                  Attached is the Trust Administrator's preliminary exception report delivered in accordance with the referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  The Trust Administrator has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trust Administrator makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File included any of the documents specified in clause (v) of Section 2.04 of the Pooling and Servicing Agreement.


                                                 U.S. BANK NATIONAL ASSOCIATION


                                                 By:___________________________
                                                 Name:
                                                 Title:

                                   EXHIBIT E-2

                FORM OF TRUST ADMINISTRATOR'S FINAL CERTIFICATION

                                               [Date]

New Century Mortgage Securities, Inc.
18400 Von Karman
Irvine, California 92612

New Century Mortgage Corporation
18400 Von Karman, Suite 1000
Irvine, California  92612

                  Re: Pooling and Servicing Agreement, dated as of June 1, 2000, among New Century Mortgage Securities, Inc., New Century Mortgage Corporation and Firstar Bank, N.A., U.S. Bank National Association, Asset Backed Pass-Through Certificates, Series 2000-NCA
                           ----------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.04 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trust Administrator, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received:

                (i) the original recorded Mortgage, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, or a certified copy thereof in those instances where the public recording office retains the original or where the original has been lost;

               (ii) an original executed Assignment together with the original recorded Assignment or Assignments showing a complete chain of assignment from the originator, or a certified copy of such Assignments in those instances where the public recording retains the original or where original has been lost; and

              (iii) the original lender's title insurance policy.

         The Trust Administrator has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trust Administrator makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                          U.S. BANK NATIONAL ASSOCIATION


                                          By:____________________________
                                          Name:
                                          Title:

                                   EXHIBIT E-3

               FORM OF TRUST ADMINISTRATOR QUARTERLY CERTIFICATION


                                                     ___________________

New Century Mortgage Securities, Inc.
18400 Von Karman
Irvine, California 92612

New Century Mortgage Corporation
18400 Von Karman, Suite 1000
Irvine, California  92612

                  Re: Pooling and Servicing Agreement, dated as of June 1, 2000, among New Century Mortgage Securities, Inc., New Century Mortgage Corporation and Firstar Bank, N.A., U.S. Bank National Association, Asset Backed Pass-Through Certificates, Series 2000-NCA
                           ----------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.05 of the above-referenced Pooling and Servicing Agreement, the undersigned, as Trust Administrator, hereby sets forth an updated exception report from the previous Trust Administrator's Certification issued [INSERT DATE].

         The Trust Administrator has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trust Administrator makes no representations as to: (i) the validity, legality, sufficiency, enforceability, execution by a Responsible Officer, or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) the existence of any document specified in clause (v) of Section 2.04(a).

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                     U.S. BANK NATIONAL ASSOCIATION,
                                     as Trust Administrator

                                     By: ______________________________________
                                     Name:
                                     Title:

                                    EXHIBIT F

                           FORM OF LIQUIDATION REPORT

Customer Name:
Account Number:
Original Principal Balance:

1.       Type of Liquidation (REO disposition/charge-off/short pay-off)
         -  Date last paid
         -  Date of foreclosure
         -  Date of REO
         -  Date of REO Disposition
         -  Property Sale Price/Estimated Market Value at disposition

2.       Liquidation Proceeds
         Principal Prepayment               $___________
         Property Sale Proceeds             ___________
         Insurance Proceeds                 ___________
         Other (itemize)                    ___________

         Total Proceeds                     $___________

3.       Liquidation Expenses
         Servicing Advances                 $___________
         Monthly Advances                   ___________
         Contingency Fees                   ___________
         Excess Servicing Fees              ___________
         Servicing Fees                     ___________
         Annual Expense
              Escrow Amount                 ___________
         Supplemental Fee (if any)          ___________
         Additional Interest (if any)       ___________

         Total Advances                     $___________

4.  Net Liquidation Proceeds                         $___________
    (Item 2 minus Item 3)

5.  Principal Balance of Mortgage Loan               $___________

6.  Loss, if any (Item 5 minus Item 4)               $___________

                                    EXHIBIT G

                         FORM OF TRANSFER CERTIFICATION

                                     [Date]

U.S. Bank National Association
First Trust Center
180 East Fifth Street
St. Paul, Minnesota 55101

          Re: Pooling and Servicing Agreement, dated as of June 1, 2000, among New Century Mortgage Securities, Inc., New Century Mortgage Corporation and Firstar Bank, N.A., U.S. Bank National Association, Asset Backed Pass-Through Certificates, Series 2000-NCA
                   ---------------

Ladies and Gentlemen:

                  In connection with the transfer by ________________ (the "Transferor") to ________________ (the "Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

                  Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of June 1, 2000, among New Century Mortgage Securities, Inc. as Depositor, New Century Mortgage Corporation as Master Servicer, Firstar Bank, N.A. as Trustee and U.S. Bank National Association as Trust Administrator (the "Pooling and Servicing Agreement"), pursuant to which Pooling and Servicing Agreement the Certificates were issued.

                  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                               Very truly yours,

                                               [Transferor]

                                               By:_______________________
                                               Name:
                                               Title:

                    FORM OF TRANSFEREE REPRESENTATION LETTER


                                                    [Date]

U.S. Bank National Association
First Trust Center
180 East Fifth Street
St. Paul, Minnesota 55101

         Re: Pooling and Servicing Agreement, dated as of June 1, 2000, among New Century Mortgage Securities, Inc., New Century Mortgage Corporation and Firstar Bank, N.A., U.S. Bank National Association, Asset Backed Pass-Through Certificates, Series 2000-NCA
                  ---------------

Ladies and Gentlemen:

                  In connection with the purchase from ______________________ (the "Transferor") on the date hereof of the captioned trust certificates (the "Certificates"), _______________ (the "Transferee") hereby certifies as follows:

                  1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "1933 Act") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

                  All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of June 1, 2000, among New Century Mortgage Securities, Inc. as Depositor, New Century Mortgage Corporation as Master Servicer, Firstar Bank, N.A. as Trustee and U.S. Bank National Association as Trust Administrator, pursuant to which the Certificates were issued.


                                                     [TRANSFEREE]

                                                     By:________________________
                                                     Name:
                                                     Title:

                                                            ANNEX 1 TO EXHIBIT G
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and U.S. Bank National Association, as Trust Administrator, with respect to the mortgage pass- through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the "Transferee").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ BANK. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

         ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

         ___ BROKER-DEALER. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

         ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and

--------

1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                  predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

                  3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

                  5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ___      ___     Will the Transferee be purchasing the Certificates
         Yes      No      only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

                                           __________________________________
                                           Print Name of Transferee


                                           By:_______________________________
                                           Name:
                                           Title:

                                                            ANNEX 2 TO EXHIBIT G
                                                            --------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That Are Registered Investment Companies]


                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and U.S. Bank National Association, as Trust Administrator, with respect to the mortgage pass- through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the "Adviser").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as defined in Rule 144A because
(i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used.

____ The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

                  5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

                  6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:

                                        _______________________________________
                                        Print Name of Transferee or Advisor


                                        By:____________________________________
                                        Name:
                                        Title:


                                        IF AN ADVISER:


                                        _______________________________________
                                        Print Name of Transferee

                    FORM OF TRANSFEREE REPRESENTATION LETTER


                  The undersigned hereby certifies on behalf of the purchaser named below (the "Purchaser") as follows:

                  1. I am an executive officer of the Purchaser.

                  2. The Purchaser is a "qualified institutional buyer", as defined in Rule 144A, ("Rule 144A") under the Securities Act of 1933, as amended.

                  3. As of the date specified below (which is not earlier than the last day of the Purchaser's most recent fiscal year), the amount of "securities", computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.


Name of Purchaser_______________________________________________________________

By:      (Signature)____________________________________________________________

Name of Signatory_______________________________________________________________

Title___________________________________________________________________________

Date of this certificate________________________________________________________

Date of information provided in paragraph 3_____________________________________

                                    EXHIBIT H

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK      )
                       : ss.:
COUNTY OF NEW YORK     )


                  ___________________________________, being duly sworn,
deposes, represents and warrants as follows:

         1.                I am a ______________________ of
                  ____________________________ (the "Owner") a corporation duly organized and existing under the laws of ______________, the record owner of New Century Home Equity Loan Trust, Series 2000-NCA, Asset Backed Pass-Through Certificates, Class R (the "Class R Certificates"), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

         2. The Owner (i) is and will be a "Permitted Transferee" as of ____________________, 20__ and (ii) is acquiring the
                  Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

         3. The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

         4. The Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

         5. The Owner is aware that the Trustee will not register the transfer of any Class R Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

         6. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

         7.                The Owner's taxpayer identification number is
                  ___________________.

         8. The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of
                  Section 5.02(c) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(c) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(c)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

         9. The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

         10. The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

         11. The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

         12. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

         13. The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

         14. The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 5.02(c) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

         15. The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trustee an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a "Permitted Transferee".

         16. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of __________, 20__.

                                            [OWNER]


                                            By:______________________________
                                            Name:
                                            Title:     [Vice] President


ATTEST:


By:___________________________
Name:
Title:  [Assistant] Secretary




                  Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ____ day of __________, 20__.



                                             _______________________________
                                                      Notary Public


                                            County of __________________________
                                            State of ___________________________

                                            My Commission expires:

                          FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK                           )
                                            : ss. :
COUNTY OF NEW YORK                          )


                  ___________________________________, being duly sworn,
deposes, represents and warrants as follows:


                  1. I am a ____________________ of
_____________________________ (the "Owner"), a corporation duly organized and existing under the laws of ______________, on behalf of whom I make this affidavit.

                  2. The Owner is not transferring the Class R Certificates (the "Residual Certificates") to impede the assessment or collection of any tax.

                  3. The Owner has no actual knowledge that the Person that is the proposed transferee (the "Purchaser") of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

                  4. The Owner understands that the Purchaser has delivered to the Trust Administrator a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H. The Owner does not know or believe that any representation contained therein is false.

                  5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E- 1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

                  6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ___________, 20__.

                                            [OWNER]


                                            By:______________________________
                                            Name:
                                            Title:       [Vice] President


ATTEST:


By:_____________________________
Name:
Title:  [Assistant] Secretary




                  Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ____ day of __________, 20__.



                                             ___________________________
                                                   Notary Public


                                             County of
                                             State of

                                             My Commission expires:

                                    EXHIBIT I
                      FORM OF CERTIFICATE INSURANCE POLICY

                                                              FINANCIAL GUARANTY
                                                              INSURANCE POLICY

Trust: As described in Endorsement No. 1                    Policy No.:  50950-N
Certificates: $206,934,000 New Century Home Equity Loan     Date of Issuance:
              Trust 2000-NCA, Asset-Backed Pass-Through     06/29/2000
              Certificates, Class A-1 and Class A-2

         FINANCIAL SECURITY ASSURANCE INC. ("Financial Security"), for consideration received, hereby UNCONDITIONALLY AND IRREVOCABLY GUARANTEES to the Trustee for the benefit of each Holder, subject only to the terms of this Policy (which includes each endorsement hereto), the full and complete payment of Guaranteed Distributions with respect to the Certificates of the Trust referred to above.

         For the further protection of each Holder, Financial Security irrevocably and unconditionally guarantees payment of the amount of any distribution of principal or interest with respect to the Certificates made during the Term of this Policy to such Holder that is subsequently avoided in whole or in part as a preference payment under applicable law.

         Payment of any amount required to be paid under this Policy will be made following receipt by Financial Security of notice as described in Endorsement No. 1 hereto.

         Financial Security shall be subrogated to the rights of each Holder to receive distributions with respect to each Certificate held by such Holder to the extent of any payment by Financial Security hereunder.

         Except to the extent expressly modified by Endorsement No. 1 hereto, the following terms shall have the meanings specified for all purposes of this Policy. "Holder" means the registered owner of any Certificate as indicated on the registration books maintained by or on behalf of the Trustee for such purpose or, if the Certificate is in bearer form, the holder of the Certificate. "Trustee", "Guaranteed Distributions" and "Term of this Policy" shall have the meanings set forth in Endorsement No. 1 hereto.

         This Policy sets forth in full the undertaking of Financial Security, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto. Except to the extent expressly modified by an endorsement hereto, the premiums paid in respect of this Policy are nonrefundable for any reason whatsoever. This Policy may not be canceled or revoked during the Term of this Policy. An acceleration payment shall not be due under this Policy unless such acceleration is at the sole option of Financial Security. THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         In witness whereof, FINANCIAL SECURITY ASSURANCE INC. has caused this Policy to be executed on its behalf by its Authorized Officer.

                                             FINANCIAL SECURITY ASSURANCE INC.


                                             By________________________________
                                                      AUTHORIZED OFFICER

A subsidiary of Financial Security Assurance Holdings Ltd.
350 Park Avenue, New York, NY  10022-6022

                              ENDORSEMENT NO. 1 TO
                       FINANCIAL GUARANTY INSURANCE POLICY

FINANCIAL SECURITY ASSURANCE INC.

TRUST: Established pursuant to the Pooling and Servicing Agreement dated as of June 1, 2000 among New Century Mortgage Securities, Inc., as Depositor, New Century Mortgage Corporation, as Servicer, NC Capital Corporation, as Seller, Firstar Bank, National Association, as Trustee and U.S. Bank National Association, as Trust Administrator.

CERTIFICATES:              $206,934,000 New Century Home Equity Loan Trust,
                           Series 2000-NCA, Asset Backed Pass-Through
                           Certificates, Class A-1 and Class A-2


POLICY NO.:                50950-N

DATE OF ISSUANCE:          June 29, 2000

         1. DEFINITIONS. For all purposes of this Policy, the terms specified below shall have the meanings or constructions provided below. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Pooling and Servicing Agreement unless the context shall otherwise require.

         "BUSINESS DAY" means any day other than (i) a Saturday or Sunday, or
(ii) a day on which banking institutions in the State of California, the State of New York or in the cities in which the Corporate Trust Office of the Trustee and the Trust Administrator are located, are authorized or obligated by law or executive order to be closed.

         "FINAL DISTRIBUTION DATE" means the Distribution Date coinciding with or following a purchase by the Servicer in accordance with the terms of Section 10.01(b) of the Pooling and Servicing Agreement.

         "GUARANTEED DISTRIBUTIONS" means, with respect to any Distribution Date, the distribution to be made to the Certificates on such Distribution Date, in an aggregate amount equal to the sum of (i) the Interest Distribution Amount and (ii) the OC Deficit, in each case in accordance with the original terms of the Certificates when issued and without regard to any amendment or modification of the Certificates or the Pooling and Servicing Agreement which has not been consented to by Financial Security. Guaranteed Distributions shall not include, nor shall coverage be provided under this Policy in respect of any taxes, withholding or other charge imposed by any governmental authority.

         "MATURITY DATE" means the Distribution Date coinciding with or following the final payment or other liquidation of the last Mortgage Loan or REO Property as described in Section 10.01(a) of the Pooling and Servicing Agreement, subject to the proviso set forth therein.

         "POLICY" means this Financial Guaranty Insurance Policy and includes each endorsement thereto.

         "POOLING AND SERVICING AGREEMENT" means the Pooling and Servicing Agreement dated as of June 1, 2000 among New Century Mortgage Securities, Inc., New Century Mortgage Corporation, NC Capital Corporation, Firstar Bank, N.A. and U.S. Bank National Association with respect to the New Century Home Equity Loan Trust, Series 2000-NCA, as amended from time to time with the consent of Financial Security.

Policy No.: 50950-N                             Date of Issuance:  June 29, 2000

         "RECEIPT" and "RECEIVED" mean actual delivery to Financial Security and to the Fiscal Agent (as defined below), if any, at or prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given hereunder by the Trust Administrator is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and Financial Security or its Fiscal Agent shall promptly so advise the Trust Administrator and the Trust Administrator may submit an amended notice.

         "TERM OF THIS POLICY" means the period from and including the Date of Issuance to and including the date on which (i) the Certificate Principal Balance of all of the Certificates is zero, (ii) any period during which any payment on the Certificates could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and
(ii), a final and nonappealable order in resolution of each such proceeding has been entered.

         "TRUST ADMINISTRATOR" means U.S. Bank National Association, in its capacity as Trust Administrator under the Pooling and Servicing Agreement and any successor in such capacity.

         "TRUSTEE" means Firstar Bank, N.A., in its capacity as Trustee under the Pooling and Servicing Agreement and any successor in such capacity.

         2. NOTICES AND CONDITIONS TO PAYMENT IN RESPECT OF GUARANTEED DISTRIBUTIONS. Following Receipt by Financial Security of a notice and certificate from the Trust Administrator in the form attached as Exhibit A to this Endorsement, Financial Security will pay any amount payable hereunder in respect of Guaranteed Distributions out of the funds of Financial Security on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following such Receipt and (b) 12:00 noon, New York City time, on the Distribution Date to which such claim relates. Payments due hereunder in respect of Guaranteed Distributions will be disbursed by wire transfer of immediately available funds to the Policy Payments Account established pursuant to the Pooling and Servicing Agreement or, if no such Policy Payments Account has been established, to the Trust Administrator.

         Financial Security shall be entitled to pay any amount hereunder in respect of Guaranteed Distributions whether or not any notice and certificate shall have been Received by Financial Security as provided above, provided, however, that by acceptance of this Policy the Trustee, and the Trust Administrator on behalf of the Trustee, agree to provide upon request to Financial Security a notice and certificate in respect of any such payments made by Financial Security. Financial Security's obligations hereunder in respect of Guaranteed Distributions shall be discharged to the extent funds are disbursed by Financial Security as provided herein whether or not such funds are properly applied by the Trust Administrator.

         3. NOTICES AND CONDITIONS TO PAYMENT IN RESPECT OF GUARANTEED DISTRIBUTIONS AVOIDED AS PREFERENCE PAYMENTS. If any Guaranteed Distribution is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, Financial Security will pay such amount out of the funds of Financial Security on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by Financial Security from the Trustee of
(A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the Holder is required to return principal or interest distributed with respect to the Certificates during the Term of this Policy because such distributions were avoidable as preference payments under applicable bankruptcy law (the "Order"), (B) a certificate of the Holder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Holder, in such form as

Policy No.: 50950-N                             Date of Issuance:  June 29, 2000

is reasonably required by Financial Security and provided to the Holder by Financial Security, irrevocably assigning to Financial Security all rights and claims of the Holder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment or (ii) the date of Receipt by Financial Security from the Trust Administrator of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received written notice from the Trust Administrator that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee, the Trust Administrator or any Holder directly (unless a Holder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trust Administrator for distribution to such Holder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, Financial Security shall have the rights provided pursuant to Sections 4.02(d), 4.02(f) and 9.04 of the Pooling and Servicing Agreement.

         4. GOVERNING LAW. This Policy shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         5. FISCAL AGENT. At any time during the Term of this Policy, Financial Security may appoint a fiscal agent (the "Fiscal Agent") for purposes of this Policy by written notice to the Trust Administrator at the notice address specified in the Pooling and Servicing Agreement specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Trust Administrator, (i) copies of all notices and documents required to be delivered to Financial Security pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and to Financial Security and shall not be deemed Received until Received by both and (ii) all payments required to be made by Financial Security under this Policy may be made directly by Financial Security or by the Fiscal Agent on behalf of Financial Security. The Fiscal Agent is the agent of Financial Security only and the Fiscal Agent shall in no event be liable to any Holder for any acts of the Fiscal Agent or any failure of Financial Security to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

         6. WAIVER OF DEFENSES. To the fullest extent permitted by applicable law, Financial Security agrees not to assert, and hereby waives, for the benefit of each Holder, all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to Financial Security to avoid payment of its obligations under this Policy in accordance with the express provisions of this Policy.

         7. NOTICES. Alt notices to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to Financial Security as follows:

                        Financial Security Assurance Inc.
                        350 Park Avenue
                        New York, NY  10022
                        Attention:  Senior Vice President - Surveillance
                        Re: New Century Home Equity Loan Trust, Series 2000-NCA Telecopy No.: (212) 339-3518
                        Confirmation: (212) 826-0100

Financial Security may specify a different address or addresses by writing, mailed or delivered to the Trust

Policy No.: 50950-N                             Date of Issuance:  June 29, 2000

Administrator.

         8. PRIORITIES. In the event any term or provision on the face of this Policy is inconsistent with the provisions of this Endorsement, the provisions of this Endorsement shall take precedence and shall be binding.

         9. EXCLUSIONS FROM INSURANCE GUARANTY FUNDS. This Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. This Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event Financial Security were to become insolvent, any claims arising under this Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of Part 2 of Division 1 of the California Insurance Code.

         10. SURRENDER OF POLICY. The Trustee shall surrender this Policy to Financial Security for cancellation upon expiration of the Term of this Policy.

         IN WITNESS WHEREOF, FINANCIAL SECURITY ASSURANCE INC. has caused this Endorsement No. 1 to be executed by its Authorized Officer.

                                          FINANCIAL SECURITY ASSURANCE INC.



                                          By:  ________________________________
                                                   Authorized Officer

Policy No.: 50950-N                             Date of Issuance:  June 29, 2000

                                                                       Exhibit A
                                                                To Endorsement 1

                         NOTICE OF CLAIM AND CERTIFICATE
                         -------------------------------

Financial Security Assurance Inc.
350 Park Avenue
New York, NY 10022

         The undersigned, a duly authorized officer of U.S. Bank National Association (the "Trust Administrator"), hereby certifies to Financial Security Assurance Inc. ("Financial Security") with reference to Financial Guaranty Insurance Policy No. 50950-N dated June 29, 2000 (the "Policy") issued by Financial Security in respect of the New Century Home Equity Loan Trust, Series 2000-NCA, Asset Backed Pass- Through Certificates, Class A (the "Certificates"), that:

                  (i) The Trust Administrator is the Trust Administrator under the Pooling and Servicing Agreement for the Holders.

                  (ii) The sum of all amounts on deposit (or scheduled to be on deposit) in the Distribution Account and available for distribution to the Holders of the Guaranteed Distributions pursuant to the Pooling and Servicing Agreement will be $________ (the "Shortfall") less than the Guaranteed Distributions with respect to the Distribution Date occurring on _______________.

                  (iii) The Trust Administrator is making a claim under the Policy for the Shortfall to be applied to distributions of principal or interest or both with respect to the Certificates.

                  (iv) The Trust Administrator agrees that, following receipt of funds from Financial Security, it shall (a) hold such amounts in trust and apply the same directly to the payment of Guaranteed Distributions on the Certificates when due; (b) not apply such funds for any other purpose; (c) not commingle such funds with other funds held by the Trust Administrator and (d) maintain an accurate record of such payments with respect to each Certificate and the corresponding claim on the Policy and proceeds thereof and, if the Certificate is required to be surrendered for such payment, shall stamp on each such Certificate the legend "$[INSERT APPLICABLE AMOUNT] paid by Financial Security and the balance hereof has been canceled and reissued" and then shall deliver such Certificate to Financial Security.

                  (v) The Trust Administrator, on behalf of the Trustee and the Holders, hereby assigns to Financial Security the rights of the Holders with respect to the Certificates to the extent of any payments under the Policy, including, without limitation, any amounts due to the Holders in respect of securities law violations arising from the offer and sale of the Certificates. The foregoing assignment is in addition to, and not in limitation of, rights of subrogation otherwise available to Financial Security in respect of such payments. The Trust Administrator shall take such action and deliver such instruments as may be reasonably requested or required by Financial Security to effectuate the purpose or provisions of this clause (v).

                  (vi) The Trust Administrator, on its behalf and on behalf of the Trustee and the Holders, hereby appoints Financial Security as agent and attorney-in-fact for the Trust Administrator, the Trustee and each such Holder in any legal proceeding with respect to the Certificates. The Trust Administrator hereby agrees, for itself and on behalf of the Trustee, that, so long as a Certificate

Policy No.: 50950-N                             Date of Issuance:  June 29, 2000

         Insurer Default (as defined in the Pooling and Servicing Agreement) shall not exist, Financial Security may at any time during the continuation of any proceeding by or against the Seller, the Servicer or the Depositor under the United States Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") direct all matters relating to such Insolvency Proceeding. In addition, the Trust Administrator, for itself and on behalf of the Trustee, hereby agrees that Financial Security shall be subrogated to, and the Trustee on its behalf and on behalf of the Trustee and each Holder, hereby delegates and assigns, to the fullest extent permitted by law, the rights of the Trustee, Trust Administrator and each Holder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

                  (vii) Payment should be made by wire transfer directed to Policy Payments Account.

         Unless the context otherwise requires, capitalized terms used in this Notice of Claim and Certificate and not defined herein shall have the meanings provided in the Policy.

         IN WITNESS WHEREOF, the Trust Administrator has executed and delivered this Notice of Claim and Certificate as of the _______ day of _________________,
____.

                                              FIRSTAR BANK, N.A.

                                              By:  ________________________
                                              Title: _______________________

--------------------------------------------------------------------------------

For Financial Security or Fiscal Agent Use Only

Wire transfer sent on _______________ by ____________________
Confirmation Number ________________________

                                    EXHIBIT J

                             MORTGAGE LOAN SCHEDULE

                                 FILED BY PAPER

                                    EXHIBIT K

                           PREPAYMENT CHARGE SCHEDULE

                             AVAILABLE UPON REQUEST